QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
SOUTHERN PERU COPPER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No Filing Fee Required.
☐	Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock
	(2)	Aggregate number of securities to which transaction applies: 67,207,640
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $982,760,000*
*The filing fee was determined by calculating a fee of $126.70 per $1,000,000.00 of the aggregate book value of Minera México, S.A. de C.V., as of September 30, 2004.
	(4)	Proposed maximum aggregate value of transaction: $982,760,000
	(5)	Total fee paid: $124,515.70
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1. Amount Previously Paid:
2. Form, Schedule or Registration Statement No.:
3. Filing Party:
4. Date Filed:

 PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED FEBRUARY 7, 2005

Notice of Special Meeting of Stockholders
To Be Held on March 11, 2005

        To the Stockholders of Southern Peru Copper Corporation:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Southern Peru Copper Corporation will be held at the offices of Grupo México, S.A. de C.V., Baja California 200, Fifth Floor, Colonia Roma Sur, 06760, Mexico City, Mexico, on March 11, 2005, at 10:00 A.M., Mexico City time, for the following purposes:

        1.  To amend our restated certificate of incorporation to (i) increase the number of shares of capital stock which we are authorized to issue from 100,000,000 shares to 167,207,640 shares and (ii) designate such newly-authorized shares as shares of Common Stock;

        2.  To approve the issuance of the 67,207,640 newly-authorized shares of our Common Stock to be paid to the holder of the outstanding stock of Americas Sales Company, Inc., the parent of Minera México, S.A. de C.V., pursuant to the terms of an Agreement and Plan of Merger, dated as of October 21, 2004, by and among Southern Peru Copper Corporation, SPCC Merger Sub, Inc., our newly-formed, wholly-owned subsidiary, Americas Sales Company, Inc., Americas Mining Corporation and Minera México, S.A. de C.V.;

        3.  To amend our restated certificate of incorporation to change the composition and responsibilities of certain committees of our board of directors; and

        4.  To transact such other business as may properly come before the meeting.

        The foregoing items of business are more fully described in the proxy statement which is attached to this notice.

        The board of directors has fixed the close of business on February 10, 2005, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. This proxy statement and accompanying proxy is being sent to stockholders entitled to vote on or about February 10, 2005.

By order of the Board of Directors,
/s/ ARMANDO ORTEGA GÓMEZ Armando Ortega Gómez, Secretary
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE TAKE THE TIME TO VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

Page
SUMMARY OF THE ACQUISITION	1
Summary of the Merger	2
Vote Requirements	3
Federal Tax Treatment	3
Accounting Treatment	4
Conditions to the Merger	4
Possible Termination of the Transaction	4
Completion of the Merger	5
The Special Committee	5
Opinion of the Special Committee's Financial Advisor—Goldman, Sachs & Co.	5
Risk Factors	6
A WARNING ABOUT FORWARD-LOOKING INFORMATION	7
SPECIAL MEETING INFORMATION	8
General	8
Revocability of Proxies	8
Solicitation of Proxies	8
Record Date	8
Vote Required	9
Arrangements With Respect to the Vote	10
Householding of Special Meeting Materials	12
PROPOSAL NO. 1: AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND DESIGNATE SUCH NEWLY-AUTHORIZED SHARES TO BE SHARES OF COMMON STOCK	12
General	12
Purpose and Effect of the Amendment	12
PROPOSAL NO. 2: APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE MERGER	13
General	13
New York Stock Exchange Stockholder Approval Requirement	13
PROPOSAL NO. 3: AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPOSITION AND RESPONSIBILITIES OF CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS	14
General	14
Special Independent Directors/Special Nominating Committee	14
Affiliate Transaction Committee	15
THE MERGER	16
Background of the Merger	16
Factors Considered by the Special Committee	27
Opinion of the Special Committee's Financial Advisor—Goldman, Sachs & Co.	30
DESCRIPTION OF THE AGREEMENT AND PLAN OF MERGER	39
General	39
Effective Time	39
Merger Consideration	39
Representations and Warranties	39
Conditions to the Merger	41
Termination of the Transaction	42
Conduct of Business Prior to Completion of the Merger	43

i

Other Covenants and Agreements	44
Indemnification	45
Appraisal Rights	46
Accounting Treatment	46
Material United States Federal Income Tax Consequences	46
Regulatory Approvals	49
Completion of the Merger	49
Rights of Stockholders	49
RISK FACTORS	50
Certain Risks Associated with the Merger	50
Certain Risks Associated with Minera México's Business and Doing Business In Mexico	50
OUR SELECTED FINANCIAL DATA	54
MATERIAL RECENT DEVELOPMENTS	55
SELECTED FINANCIAL DATA FOR MINERA MÉXICO	55
UNAUDITED PRO FORMA COMBINED CONDENSED SELECTED FINANCIAL DATA	58
HISTORICAL AND PRO FORMA PER SHARE DATA	61
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	63
STOCKHOLDER PROPOSALS	66
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	66
AVAILABLE INFORMATION	67
INDEPENDENT AUDITORS	67
OTHER MATTERS	68

Annex A—Agreement and Plan of Merger

Annex B—Fairness Opinion

Annex C—Proposed Charter Amendments

Annex D—Unaudited Pro Forma Combined Condensed Financial Information

ii

2575 East Camelback Road, Suite 500
Phoenix, Arizona 85016

PROXY STATEMENT

SUMMARY OF THE ACQUISITION

        This summary highlights selected information from this document relating to the acquisition of Minera México, S.A. de C.V., or Minera México, by us through the merger of our newly-formed, wholly-owned subsidiary, SPCC Merger Sub, Inc., or SPCC Merger Sub, into Minera México's parent, Americas Sales Company, Inc., or ASC, and may not contain all the information that is important to you. For a more complete understanding of the acquisition and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as any additional documents we refer you to, including the Agreement and Plan of Merger (attached as Annex A), the Fairness Opinion rendered to the special committee of our board of directors (attached as Annex B) and the Amendments to our Restated Certificate of Incorporation (attached as Annex C).

Information About the Companies

  Southern Peru Copper Corporation
  2575 East Camelback Road, Suite 500
  Phoenix, Arizona 85016
  (602) 977-6500

  •
  We are an integrated producer of copper that operates mining, smelting and refining facilities in the southern part of Peru. Our copper operations involve mining, milling and flotation of copper ore to produce copper concentrates, the smelting of copper concentrates to produce blister copper and the refining of blister copper to produce copper cathodes. We also produce refined copper using the solvent extraction/electrowinning (SX/EW) technology. Silver, molybdenum and small amounts of other metals are contained in copper ore as by-products. Silver is recovered in the refining process or as an element of blister copper. Molybdenum is recovered from copper concentrate in a molybdenum by-product plant. We operate the Toquepala and Cuajone mines, high in the Andes, approximately 984 kilometers southeast of Lima. We also operate a smelter and refinery, west of the mines at the Pacific Ocean Coast City of Ilo, Peru. We are incorporated under the laws of Delaware.

  •
  You can find more information about us on our website: www.southernperu.com. We have made available free of charge on www.southernperu.com our annual, quarterly and current reports, as soon as reasonably practical after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. However, the information found on our website is not part of this or any other report.

  Minera México, S.A. de C.V.
  Baja California 200
  Col. Roma Sur
  06760 Mexico City, Mexico
  011-52-55-5080-0050

  •
  Minera México is a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States. It is the largest mining company in Mexico. Minera México produces copper, zinc, silver, gold and molybdenum. Minera México is a holding company and all of its operations are conducted through subsidiaries that are grouped into three separate units. The first unit is the Mexicana de Cobre Unit, which operates an open-pit copper mine. It also operates a 90,000 metric tons per day copper ore concentrator, a 22,000 metric tons per year solvent extraction-electro winning (SX/EW) refinery, a 300,000 metric tons per year copper smelter, a 300,000 metric tons per year refinery, a 150,000 metric tons per year rod plant and a 15 million ounces per year of silver and 100,000 ounces per year of gold precious metals refinery. The second unit is the Cananea Unit. This unit operates an open-pit copper mine, which is one of the world's largest copper ore deposits, a 80,000 metric tons per day copper concentrator, and two solvent extraction-electro winning (SX/EW) refineries with a combined capacity of 55,000 metric tons per year of electro winning copper. The third unit is the Industrial Minera México Unit, which consists of seven underground mines located in central and northern Mexico where zinc, copper, silver and gold are mined. This unit includes an industrial processing facility for zinc and copper in San Luis Potosí and Mexico's largest underground mine, San Martín, as well as Charcas, Mexico's largest zinc producing mine. This unit also includes a coal facility in northeast México.

  SPCC Merger Sub., Inc.
  2575 East Camelback Road, Suite 500
  Phoenix, Arizona 85016
  (602) 977-6500

  •
  SPCC Merger Sub is our wholly-owned subsidiary and was incorporated on October 19, 2004 in the State of Delaware. SPCC Merger Sub has not engaged in any operation and exists solely to facilitate the merger. Therefore, although SPCC Merger Sub will be a party to the merger, when we discuss the merger in this document, we generally refer to ourselves.

  Americas Mining Corporation
  2575 East Camelback Road, Suite 500
  Phoenix, Arizona 85016
  (602) 977-6500

  •
  Americas Mining Corporation, or AMC, is a Delaware corporation and a subsidiary of Grupo México, S.A. de C.V., or Grupo México. For more information regarding Grupo México, see "Security Ownership of Certain Beneficial Owners and Management" on page [    ] of this document. In addition, AMC, through its wholly-owned subsidiary SPHC II Incorporated, indirectly owns approximately 54.2% of our capital stock and approximately 65.8% of our Class A Common Stock. AMC carries out its operations in Mexico through Minera México, in Peru and in Chile through us, and in the United States and Canada through ASARCO Incorporated.

  Americas Sales Company, Inc.
  2575 East Camelback Road, Suite 500
  Phoenix, Arizona 85016
  (602) 977-6500

  •
  ASC is a Delaware corporation and a wholly-owned subsidiary of AMC. Although currently inactive, ASC's historic business was copper sales.

  •
  ASC owns, through a guaranty trust and directly, approximately 99.1463% of the outstanding shares of Minera México.

Summary of the Merger

  •
  Effective as of October 18, 2004, AMC contributed all of its approximately 99.1463% ownership interest in Minera México to ASC, its wholly-owned subsidiary.

  •
  AMC agrees to use its best efforts to cause the board of directors to declare and pay an aggregate $100 million transaction dividend to all of the holders of our Common Stock and Class A Common Stock prior to the merger. On January 31, 2005, we declared the transaction dividend, which will be payable on March 1, 2005 to our shareholders of record at the close of business on February 17, 2005.

  •
  At the effective time of the merger, SPCC Merger Sub, will merge into ASC, with ASC surviving as our wholly-owned subsidiary. As a result of the merger, we will exchange 67,207,640 newly-issued shares of our Common Stock for all of the existing and outstanding shares of ASC's capital stock. You can find more information about the merger on page [    ] of this document under the caption, "Description of the Agreement and Plan of Merger—Merger Consideration."

  •
  If the merger is completed, we will own, through ASC, approximately 99.1463% of Minera México, and AMC will increase its ownership of our capital stock from approximately 54.2% to approximately 75.1%.

  •
  Under Delaware law, you do not have appraisal rights in connection with this transaction.

  •
  Your rights as a stockholder of our Company will not change following the merger. In addition, ASC's stockholder, AMC, will be issued additional shares of Common Stock in connection with the merger having the same rights as you do with respect to your shares of Common Stock.

  •
  The merger will not result in any change in the two-class structure of our capital stock and both Common Stock and Class A Common Stock will remain outstanding.

Vote Requirements

  •
  Under Delaware Law, we are required to seek your approval to (i) increase the number of shares of capital stock which we are authorized to issue from 100,000,000 shares to 167,207,640 shares and (ii) to designate such newly-authorized shares as shares of Common Stock because such actions require amendments to our certificate of incorporation. Please read the section entitled, "Proposal No 1: Amendment to The Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock and Designate such Newly-Authorized Shares as Shares of Common Stock" on page [    ] of this document.

  •
  Under the listing rules of the New York Stock Exchange, we are required to seek your approval for the issuance of the 67,207,640 shares of our Common Stock in connection with the merger because they represent a greater than 20% increase in our outstanding capital stock and because they are being issued to a substantial security holder. Please read the section entitled, "Proposal No. 2: Approval of the Issuance of Common Stock in the Merger" on page [    ] of this document.

  •
  Under Delaware Law, we are required to seek your approval to change the composition and responsibilities of certain committees of our board of directors because such action requires amendments to our certificate of incorporation. Please read the section entitled, "Proposal No 3: Amendments to the Restated Certificate of Incorporation to Change the Composition and Responsibilities of Certain Committees of our Board of Directors"on page [    ] of this document.

Federal Tax Treatment

  •
  The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the U.S. Internal Revenue Code, as explained more fully on page [    ] of this document under the caption, "Description of the Agreement and Plan of Merger—Material United States Federal Income Tax Consequences of the Merger."

  •
  The distribution of the aggregate $100 million transaction dividend will give rise to ordinary dividend income to the extent paid out of our current or accumulated earnings and profits, as explained more fully on page [    ] of the document under the caption, "Description of the Agreement and Plan of Merger—Material United States Federal Income Tax Consequences, Tax Consequences of the $100 Million Distribution."

Accounting Treatment

        The merger shall be accounted for on a historical carryover basis in a manner similar to the "pooling-of-interests" method of accounting. For further information, see "Description of the Agreement and Plan of Merger—Accounting Treatment" on page [    ] of this document.

Conditions to the Merger

        The completion of the merger depends upon the satisfaction of a number of conditions set forth in the Agreement and Plan of Merger, including, but not limited to, the following:

  •
  Approval by our stockholders of Proposal No. 1 authorizing an amendment to our restated certificate of incorporation to (i) increase the number of shares of capital stock which we are authorized to issue from 100,000,000 shares to 167,207,640 shares and (ii) designate such newly-authorized shares as shares of Common Stock;

  •
  Approval by our stockholders of Proposal No. 2 authorizing the issuance of the 67,207,640 newly-authorized shares of our Common Stock in the merger;

  •
  Approval by our stockholders of Proposal No. 3 authorizing an amendment to our restated certificate of incorporation to change the composition and responsibilities of certain committees of our board of directors;

  •
  Payment of a cash transaction dividend in the aggregate amount of $100 million to holders of our Common Stock and Class A Common Stock prior to the closing, which we declared on January 31, 2005 to be paid on March 1, 2005;

  •
  Contribution by AMC of all of its ownership in Minera México to ASC, which was effective as of October 18, 2004;

  •
  Refinancing of $600,000,000 of Minera México's indebtedness, which was completed on October 29, 2004;

  •
  Minera México and its subsidiaries' net indebtedness (plus minority interests) does not exceed $1,000,000,000;

  •
  Absence of any injunction or prohibition against the merger issued by a court or government agency; and

  •
  Receipt of any necessary approvals from governmental entities in connection with the merger.

        For further information, see "Description of the Agreement and Plan of Merger—Conditions to the Merger" on page [    ] of this document.

Possible Termination of the Transaction

        Either we or ASC may call off the merger under certain circumstances described in the Agreement and Plan of Merger, including, but not limited to, if:

  •
  We both consent;

  •
  There is any law or final, non-appealable governmental injunction, order or decree that prevents completion of the merger;

  •
  The merger is not completed on or before June 21, 2005;

  •
  Our stockholders do not approve Proposal No. 1 authorizing an amendment to our restated certificate of incorporation to (i) increase the number of shares of capital stock which we are authorized to issue from 100,000,000 shares to 167,207,640 shares and (ii) designate such newly-authorized shares as shares of Common Stock;

  •
  Our stockholders do not approve Proposal No. 2 authorizing the issuance of the 67,207,640 newly-authorized shares of our Common Stock in the merger; or

  •
  Our stockholders do not approve Proposal No. 3 authorizing an amendment to our restated certificate of incorporation to change the composition and responsibilities of certain committees of our board of directors.

        For further information, see "Description of the Agreement and Plan of Merger—Termination of the Transaction" on page [    ] of this document.

Completion of the Merger

        The merger will become effective when we file a Certificate of Merger with the Delaware Secretary of State, which will occur as soon as practicable following the satisfaction or waiver of all of the conditions to the merger. For further information, see "Description of the Agreement and Plan of Merger—Completion of Merger" on page [    ] of this document.

The Special Committee

        Grupo México is, indirectly, our largest stockholder. Through its wholly-owned subsidiaries, AMC and SPHC II Incorporated, it owns approximately 54.2% of our capital stock and approximately 65.8% of our Class A Common Stock. In addition, Grupo México has the right, through our certificate of incorporation and a stockholders agreement, to nominate a majority of our board of directors. For more information regarding Grupo México, see "Security Ownership of Certain Beneficial Owners and Management" on page [    ] of this document.

        On February 3, 2004, Grupo México presented a proposal to our board of directors regarding the possible sale to us of Grupo México's shares in its indirect subsidiary, Minera México, representing approximately 99.1463% of Minera México's outstanding shares, in return for the issuance of additional shares of our Common Stock.

        In response, we formed a special committee of disinterested directors comprised of members of our board of directors to evaluate whether the proposed transaction was in the best interest of our stockholders. For further information, see "The Merger—Background of the Merger" on page [    ] of this document.

        On October 21, 2004, the special committee, after an extensive review and thorough discussion of all facts and issues it considered relevant with respect to the proposed acquisition of Minera México, concluded unanimously to recommend that our board of directors approve the Agreement and Plan of Merger and related transaction documents and to determine that the transaction was advisable, fair and in the best interests of our stockholders (other than AMC and its affiliates). For further information, see "The Merger—Background of the Merger; Factors Considered by the Special Committee" on page [    ] of this document.

Opinion of the Special Committee's Financial Advisor, Goldman, Sachs & Co.

        Goldman, Sachs & Co., or Goldman Sachs, delivered an oral opinion to the special committee, subsequently confirmed in writing, to the effect that, as of October 21, 2004, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange of 67,207,640 newly-issued shares of our Common Stock for 99.1463% of the outstanding shares of Minera México currently owned by ASC, pursuant to the Agreement and Plan of Merger was fair from a financial point of view to our company.

        The full text of the written opinion of Goldman Sachs, dated October 21, 2004, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger. Goldman Sachs' opinion is not a recommendation as to how any holder of our Common Stock or Class A Common Stock should vote with respect to the merger.

Risk Factors

        In deciding whether to vote in favor of the three proposals discussed herein, you should read carefully this proxy statement and the documents to which we refer you. You should also carefully consider the following factors related to the merger:

  •
  The benefits of the combination may not be realized; and

  •
  Fluctuations in the relative values of each of the companies could have an effect on the value and the parity of the merger consideration.

        In addition, you should also consider the following factors associated with Minera México's business and certain factors relating to Mexico and elsewhere, which may adversely affect Minera México's business, results of operations and financial condition:

  •
  Fluctuations in the market price of the metals that Minera México produces may significantly affect its financial performance;

  •
  Despite the refinancing of Minera México's indebtedness, its financial condition and liquidity may not improve;

  •
  Minera México may be adversely affected by the imposition of more stringent environmental regulations that would require it to spend additional funds;

  •
  Certain facilities near urban centers may be subject to certain restrictions in their operations.

  •
  Minera México's actual reserves may not conform to current expectations;

  •
  Metals exploration efforts are highly speculative in nature and may be unsuccessful;

  •
  There is uncertainty as to the termination and renewal of Minera México's concessions;

  •
  Mexican economic and political conditions may have an adverse impact on Minera México's business;

  •
  Inflation, restrictive exchange control policies and devaluation of the peso may adversely affect Minera México's financial condition and results of operations; and

  •
  Developments in other emerging market countries and in the United States may adversely affect the market value of Minera México.

        For further information, see "Risk Factors" beginning on page [    ] of this document.

A WARNING ABOUT FORWARD-LOOKING INFORMATION

        Forward-looking statements made in this document, and in certain documents referred to in this document, are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on information currently available to our management. Forward-looking statements include the information concerning possible or assumed future results of our operations set forth under "Unaudited Pro Forma Combined Condensed Financial Information," included in Annex D of this document, and statements preceded by, followed by or that include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions, including statements regarding the special meeting, the anticipated effects of the merger, the intention that the merger be a tax-free reorganization and statements under the heading "The Merger—Factors Considered by the Special Committee." Such statements are subject to risks relating, among other things, to the ability to complete the merger and effectively operate the combined companies, general U.S. and international economic and political conditions, the cyclical and volatile prices of copper, other commodities and supplies, including fuel and electricity, availability of materials, insurance coverage, equipment, required permits or approvals and financing, the occurrence of unusual weather or operating conditions, lower than expected ore grades, water and geological problems, the failure of equipment or processes to operate in accordance with specifications, failure to obtain financial assurance to meet closure and remediation obligations, labor relations, litigation and environmental risks, as well as political and economic risk associated with foreign operations. Results of operations are directly affected by metals prices on commodity exchanges, which can be volatile.

        Our management believes that these forward-looking statements are reasonable. You should not, however, place undue reliance on such forward-looking statements, which are based on current expectations.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and stockholder values following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. All forward-looking statements and risk factors included in this document are made as of the filing date hereof, based on information available to us as of the filing date hereof, and we assume no obligation to update any forward-looking statement or risk factor.

SPECIAL MEETING INFORMATION

General

        This proxy statement and the accompanying form of proxy are being furnished as part of the solicitation by our board of directors of the proxies of all holders of our Common Stock and Class A Common Stock entitled to vote at the special meeting to be held on March 11, 2005, and at any adjournment thereof. This proxy statement and the enclosed form of proxy are being mailed commencing on or about February 10, 2005, to holders of our Common Stock and Class A Common Stock of record on February 10, 2005. Additional copies will be available at the Company's offices in the United States, Lima and other locations in Peru.

        Any proxy in the enclosed form given pursuant to this solicitation, that is properly marked, dated, executed, not revoked and received in time for the special meeting will be voted with respect to all shares represented by it and in accordance with the instructions, if any, given in such proxy. If we receive a signed proxy with no voting instructions given, such shares will be voted FOR (i) the proposal to amend our restated certificate of incorporation to increase the number of authorized shares of our capital stock and designate such newly-authorized shares as shares of Common Stock, (ii) the proposal to issue the newly-authorized shares of Common Stock in the merger and (iii) the proposal to amend our restated certificate of incorporation to change the composition and responsibilities of certain committees of our board of directors.

Revocability of Proxies

        Any proxy may be revoked at any time prior to the exercise thereof by (i) voting in person at the special meeting, (ii) submitting written notice of revocation to the secretary prior to the special meeting or (iii) by submitting another proxy with a later date that is properly executed. Attendance at the special meeting in and of itself will not revoke a prior proxy.

Solicitation of Proxies

        We will bear the cost of this solicitation. In addition to soliciting proxies by mail, our directors and officers may solicit proxies in person or by telephone or e-mail.

        We will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this proxy statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of our capital stock. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services.

Record Date

        The outstanding shares of our capital stock consist of Common Stock and Class A Common Stock. The close of business on February 10, 2005 has been fixed as the record date for determining the holders of shares of our Common Stock and Class A Common Stock entitled to notice of and to vote at the special meeting. As of January 31, 2005, we had 14,116,552 shares of Common Stock and 65,900,833 shares of Class A Common Stock outstanding. Each share of Common Stock and Class A Common Stock outstanding on the record date is entitled to vote at the Special Meeting.

Vote Required

        The presence in person or by proxy of the holders of record of a majority of the combined voting power of our outstanding shares of Common Stock and Class A Common Stock entitled to vote at the special meeting will constitute a quorum for purposes of voting on the proposals at the special meeting. Abstentions and broker "non-votes" will be counted for quorum purposes. A broker "non-vote" occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. In accordance with our restated certificate of incorporation, except with respect to the election of directors or as required by law, the holders of our Common Stock and the holders of Class A Common Stock vote together as a single class. Except as set forth below, each share of Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to five votes per share on matters submitted to the vote of stockholders voting as one class.

        When a holder of Common Stock participates in the Dividend Reinvestment Plan applicable to our Common Stock, his or her proxy to vote shares of Common Stock will include the number of shares held for him by The Bank of New York, the agent under the plan. If the holder of Common Stock does not send any proxy, the shares held for his or her account in the Dividend Reinvestment Plan will not be voted. Shares of Common Stock, owned under the Company's Savings Plan, will be voted by the trustee under the plan in accordance with the instructions contained in the proxy submitted by the beneficial holder of Common Stock. Any shares held by the trustee for which no voting instructions are received will be voted by the trustee in the same proportion as the shares for which voting instructions have been received.

  Proposal No. 1: Amendment to the Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock and Designate Such Newly-Authorized Shares as Shares of Common Stock

        The proposal to amend our restated certificate of incorporation to increase the number of authorized shares of our capital stock and designate such newly-authorized shares as shares of Common Stock will be approved if (i) the holders of at least two-thirds of the outstanding shares of our Common Stock and Class A Common Stock (calculated without giving effect to any super majority voting rights) vote in favor of the proposal and (ii) the majority of the total combined voting power of the outstanding shares of our Common Stock and Class A Common Stock entitled to vote thereon vote in favor of the proposal. Abstentions and broker "non-votes" will have the same effect as a vote "Against" this proposal.

  Proposal No. 2: Issuance of Common Stock in the Merger

        Our Common Stock is listed on the New York Stock Exchange. In accordance with New York Stock Exchange listing requirements, the proposal to issue shares of Common Stock in the merger pursuant to the Agreement and Plan of Merger requires the affirmative vote of the holders of a majority of shares of Common Stock and Class A Common Stock cast on such proposal provided that the total vote cast on the proposal represents over 50% of the total combined voting power of the outstanding shares of Common Stock and Class A Common Stock entitled to vote on the proposal. Abstentions will have the same effect as votes "Against" the proposal; however, broker "non-votes" will be disregarded and will have no effect on the proposal.

  Proposal No. 3: Amendments to the Restated Certificate of Incorporation to Change the Composition and Responsibilities of Certain Committees of our Board of Directors

        The proposal to amend our restated certificate of incorporation to change the composition and responsibilities of certain committees of our board of directors will be approved if a majority of total combined voting power of the outstanding shares of Common Stock and Class A Common Stock vote in favor of this proposal. Abstentions and broker "non-votes" will have the same effect as a vote "Against" this proposal.

Arrangements With Respect to the Vote

        We understand that AMC, which indirectly owns 43,348,949 shares of Class A Common Stock, representing approximately 54.2% of our outstanding capital stock, intends to cause all of the shares beneficially owned by it to be voted in favor of each of the three proposals. This vote by AMC is sufficient to approve each of the proposals, except for the first required vote under Proposal No. 1, which requires a two-thirds vote (without giving effect to the super-majority voting rights of our Class A Common Stock).

        In addition, pursuant to information contained in amendments to Schedules 13D filed by AMC and Cerro Trading Company, Inc., which we refer to as Cerro, on October 21, 2004 AMC and Cerro entered into a letter agreement pursuant to which, among other matters, both AMC and Cerro expressed their current intent to (i) submit their proxies to vote in favor of the three proposals discussed in this proxy statement and (ii) to take all action reasonably necessary to effect simultaneously with the closing of the merger the conversion of their shares of Class A common stock into a single class of capital stock. We currently anticipate that the merger will not result in any change in the two-class structure of our capital stock and both Common Stock and Class A Common Stock will remain outstanding. We understand that AMC and Cerro will not voluntarily convert their shares of Class A Common Stock unless all shares of Class A Common Stock are simultaneously converted. In addition, in the event that the special committee withdraws its recommendation to our board of directors approving the merger and the related transactions, Cerro agreed that it would not submit its proxy to vote in favor of the three proposals. Since Cerro owns approximately 11.9% of our capital stock, the vote of Cerro pursuant to the letter agreement plus the vote of AMC, as discussed above, would be sufficient to approve the first required vote for Proposal No. 1. Harold Handelsman, one of the members of the special committee, is a designee of Cerro on our board of directors.

        The letter agreement between AMC and Cerro also provides that AMC would use its reasonable best efforts to cause us to enter into a registration rights agreement with Cerro. Such registration rights agreement will require us, as promptly as practicable after the closing of the merger, to file a shelf registration covering the sale of all of Cerro's shares of our Common Stock, which sales may only be effected through underwritten offerings sponsored by us during the first six months following the effectiveness of the shelf registration, which we refer to as the initial six month period.

        The letter agreement also provides that Cerro will not sell its shares of Common Stock, other than through a secondary offering effected pursuant to the registration rights agreement, from the closing of the merger until the earlier of (i) the end of the initial six month period and (ii) eight months after the closing of the merger. Notwithstanding the foregoing, Cerro is permitted to dividend or otherwise transfer all or any portion of its shares of our Common Stock to its parent, and Cerro and its parent corporation are each permitted to dividend or otherwise transfer all or any portion of such shares to the parent corporation's trust shareholders and/or beneficiaries of such trusts; provided, however, that such parent corporation, trust shareholders and/or beneficiaries, as the case may be, must first agree to be bound by the terms of the letter agreement. During the period described above, Cerro also agrees that the maximum number of shares of our Common Stock that it will sell will be subject to certain volume limitations that will be set forth in the registration rights agreement. Additionally, Cerro agrees that other than pursuant to an offering effected in accordance with the proposed registration rights agreement, it will not, following the closing of the merger, knowingly sell its shares of our Common Stock to any strategic buyers or competitors of our company without AMC's prior approval, which approval shall not be unreasonably withheld.

        The letter agreement also provides that AMC will not sell, and will use its best efforts to prevent its affiliates from selling, shares of our Common Stock, from the closing of the merger until the earlier of (i) the end of the initial six month period and (ii) eight months after the closing of the merger. AMC further agrees to use its reasonable best efforts to cause our company to not conduct a primary offering of our shares of Common Stock during the first six months following the closing of the merger, subject to our right to issue shares in connection with acquisitions, mergers, business combinations, applicable benefit plans and other similar transactions.

        Pursuant to information contained in amendments to Schedules 13D filed by AMC and Phelps Dodge Corporation, on December 22, 2004, AMC and Phelps Dodge Corporation entered into a letter agreement pursuant to which, among other matters, both AMC and Phelps Dodge Corporation expressed their current intent to (i) submit their proxies to vote in favor of the three proposals discussed in this proxy statement and (ii) to take all action reasonably necessary to effect simultaneously with the closing of the merger the conversion of their shares of Class A common stock into a single class of capital stock. We currently anticipate that the merger will not result in any change in the two-class structure of our capital stock and both Common Stock and Class A Common Stock will remain outstanding. We understand that AMC and Phelps Dodge Corporation will not voluntarily convert their shares of Class A Common Stock unless all shares of Class A Common Stock are simultaneously converted. Since Phelps Dodge Corporation, through its wholly-owned subsidiaries Phelps Dodge Overseas Capital Corporation, which we refer to as Phelps Overseas, and Climax Molybdenum B.V., owns approximately 13.96% of our capital stock, the vote of Phelps Dodge Corporation pursuant to the letter agreement plus the vote of AMC and Cerro, as discussed above, would be sufficient to approve the first required vote for Proposal No. 1.

        The letter agreement between AMC and Phelps Dodge Corporation also provides that AMC would use its reasonable best efforts to cause us to enter into a registration rights agreement with Phelps Dodge Corporation. Such registration rights agreement will require us, as promptly as practicable after the closing of the merger, to file a shelf registration covering the sale of all of Phelps Dodge Corporation's shares of our Common Stock, which sales may only be effected through underwritten offerings sponsored by us during the first six months following the effectiveness of the shelf registration, which we refer to as the initial six month period.

        The letter agreement also provides that Phelps Dodge Corporation will not sell its shares of Common Stock, other than through a secondary offering effected pursuant to the registration rights agreement, from the closing of the merger until the earlier of (i) the end of the initial six month period and (ii) eight months after the closing of the merger. Notwithstanding the foregoing, Phelps Dodge is permitted to dividend or otherwise transfer all or any portion of its shares of our Common Stock to its parent, and Phelps Dodge and its parent corporation are each permitted to dividend or otherwise transfer all or any portion of such shares to the parent corporation's trust shareholders and/or beneficiaries of such trusts; provided, however, that such parent corporation, trust shareholders and/or beneficiaries, as the case may be, must first agree to be bound by the terms of the letter agreement. During the period described above, Phelps Dodge Corporation also agrees that the maximum number of shares of our Common Stock that it will sell will be subject to certain volume limitations that will be set forth in the registration rights agreement. Additionally, Phelps Dodge Corporation agrees that other than pursuant to an offering effected in accordance with the proposed registration rights agreement, it will not, following the closing of the merger, knowingly sell its shares of our Common Stock to any strategic buyers or competitors of our company without AMC's prior approval, which approval shall not be unreasonably withheld.

        The letter agreement also provides that AMC will not sell, and will use its best efforts to prevent its affiliates from selling, shares of our Common Stock, from the closing of the merger until the earlier of (i) the end of the initial six month period and (ii) eight months after the closing of the merger. AMC further agrees to use its reasonable best efforts to cause our company to not conduct a primary offering of our shares of Common Stock during the first six months following the closing of the merger, subject to our right to issue shares in connection with acquisitions, mergers, business combinations, applicable benefit plans and other similar transactions.

Householding of Special Meeting Materials

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in a stockholder's household. We will promptly deliver a separate copy of this proxy statement to any stockholder who contacts our investor relations department at (011) +511 372-1414 requesting a copy. If you are receiving multiple copies of the proxy statement at your household and would like to receive a single copy of proxy statements in the future, you should contact your broker, other nominee record holder, or our investor relations department to request mailing of a single copy of the proxy statement.

PROPOSAL NO. 1: AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND DESIGNATE SUCH NEWLY-AUTHORIZED SHARES TO BE SHARES OF COMMON STOCK

General

        On October 21, 2004, our board of directors unanimously adopted a resolution recommending that our stockholders approve an amendment to our restated certificate of incorporation to (i) increase the aggregate number of shares of capital stock which we are authorized to issue from 100,000,000 shares to 167,207,640 shares and (ii) designate such newly-authorized shares to be classified as shares of Common Stock. We encourage you to carefully read the entire text of this amendment, which is included in Annex C to this proxy statement.

        If approved by you, this proposed amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State.

Purpose and Effect of the Amendment

        Pursuant to our restated certificate of incorporation, the total number of shares of capital stock that we are authorized to issue is 100,000,000, par value $0.01 per share. Of those shares, 34,099,167 are designated as shares of Common Stock and 65,900,833 are designated as shares of Class A Common Stock. As of January 31, 2005, 14,116,552 shares of Common Stock and 65,900,822 shares of Class A Common Stock were issued and outstanding. In connection with the merger, we are obligated to issue 67,207,640 shares of our Common Stock to AMC. Based upon the foregoing number of authorized shares and shares of Common Stock remaining for issuance, we currently do not have enough authorized and unissued shares to issue the shares required under the Agreement and Plan of Merger. Therefore, it is necessary for us to increase the number of our authorized shares by 67,207,640 and designate such shares as shares of Common Stock.

        If you approve the proposed amendment to our restated certificate of incorporation, we will have a total of 167,207,640 authorized shares of capital stock. Of those shares, 101,306,807 will be designated as shares of Common Stock. If the merger is completed, we would have 81,324,192 shares of Common Stock issued and outstanding. The number of shares of Class A Common Stock issued and outstanding will not change. We currently anticipate that the merger will not result in any change in the two-class structure of our capital stock and both Common Stock and Class A Common Stock will remain outstanding.

        Our board of directors believes that it is in our best interests to increase the number of authorized shares of stock and designate such shares as Common Stock in order to provide the consideration required under the terms of the Agreement and Plan of Merger. When issued, the additional shares of Common Stock will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. No holder of any of our shares of Common Stock or Class A Common Stock has preemptive rights. Therefore, no stockholder will have any preferential right to purchase any additional shares of our Common Stock when the new shares are issued in connection with the merger.

        The foregoing proposed amendment to our restated certificate of incorporation must be approved before the merger can be completed. Our board of directors believes that it is in our best interests for the stockholders to approve the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 1 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND DESIGNATE SUCH SHARES TO BE CLASSIFIED AS SHARES OF COMMON STOCK

PROPOSAL NO. 2: APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE MERGER

General

        We have approved an Agreement and Plan of Merger which provides that our new subsidiary, SPCC Merger Sub, will merge with and into ASC. ASC, as the surviving corporation in the merger, will become our wholly-owned subsidiary. As a result of the merger, ASC's stockholder, AMC, will have the right to receive shares of our Common Stock as described herein. We encourage you to carefully read the entire Agreement and Plan of Merger, which we have included as Annex A to this proxy statement, for more detailed information.

New York Stock Exchange Stockholder Approval Requirement

        New York Stock Exchange rules require that our stockholders approve the issuance of our Common Stock in connection with the merger because the 67,207,640 newly-authorized shares to be issued will (i) result in a greater than 20% increase in the number of shares of Common Stock outstanding (calculated by giving effect to the 1:1 conversion ratio of our Class A Common Stock) and (ii) be issued to AMC, which is a substantial security holder of us.

        The foregoing proposed issuance of our Common Stock must be approved before the merger can be completed. Our board of directors believes that it is in our best interests for the stockholders to approve the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO APPROVE THE ISSUANCE OF OUR COMMON STOCK IN THE MERGER

PROPOSAL NO. 3: AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPOSITION AND RESPONSIBILITIES OF CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

General

        On October 21, 2004, our board of directors unanimously adopted resolutions recommending that our stockholders approve an amendment to our restated certificate of incorporation which, if implemented, would change the composition and responsibilities of certain committees of our board of directors. Below is a summary of the amendment. However, we encourage you to carefully read the entire text of this amendment, which is included as Annex C to this proxy statement.

        If approved by you, this amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State.

Special Independent Directors/Special Nominating Committee

        The proposed amendment to our restated certificate of incorporation requires our board of directors to include a certain number of special independent directors. A special independent director is a person who (i) satisfies the independence standards of the New York Stock Exchange (or any other exchange or association on which our Common Stock is listed) and (ii) is nominated by a special nominating committee of our board of directors. Any individual nominated by holders of our Class A Common Stock (other than Grupo México) is considered to be a special independent director. A special independent director may only be removed from the board of directors for cause.

        The number of special independent directors on the board of directors at any given time shall equal (a) the total number of directors on the board of directors multiplied by (b) the percentage of Common Stock owned by all of our stockholders (other than Grupo México and its affiliates), rounded up to the next whole number. Notwithstanding the foregoing, the total number of persons nominated as special independent directors and the number of directors nominated by holders of our Class A Common Stock (other than Grupo México), cannot be less than two or greater than six.

        To nominate persons to stand for election as special independent directors and fill any vacancies of special independent directors, the proposed amendment requires us to establish a special nominating committee. The special nominating committee is required to consist of three of our directors, two (2) of whom will be                        and                         (each an "Initial Member" and, together with their successors, "Special Designees") and such other director, who will initially be                        , as may be appointed by the board of directors or the "Board Designee". The Board Designee will be selected annually by the board of directors. The Special Designees will be selected annually by the members of the board who are special independent directors or Initial Members. Only special independent directors can fill vacancies on the special nominating committee. Any member of the special nominating committee may be removed at any time by the board of directors for cause. The unanimous vote of all members of the nominating committee will be necessary for the adoption of any resolution or the taking of any action.

        Notwithstanding the foregoing, the power of the special nominating committee to nominate special independent directors is subject to the rights of our stockholders to make nominations in accordance with our by-laws and the rights of holders of our Class A Common Stock to make nominations in accordance with the terms of their stockholders' agreement.

        The provisions of this new amendment may only be amended by the affirmative vote of a majority of the holders of our Common Stock (calculated without giving effect to any super majority voting rights) other than Grupo México and its affiliates.

Affiliate Transaction Committee

        The proposed amendment to the restated certificate of incorporation also prohibits us from engaging in any material affiliate transaction unless the transaction has been reviewed by a committee of at least three members of the board of directors each of whom satisfy the independence standards of the New York Stock Exchange (or any other exchange or association on which our Common Stock is listed). A material affiliate transaction is defined as a transaction, business dealing or material financial interest in any transaction, or any series of transactions between Grupo México or one of its affiliates (other than us or any of our subsidiaries), on the one hand, and us or one of our subsidiaries, on the other hand, that involves aggregate consideration of more than $10,000,000.

        The foregoing proposed amendment to our restated certificate of incorporation must be approved before the merger can be completed. Our board of directors believes that it is in our best interests for the stockholders to approve the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 3 TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPOSITION AND RESPONSIBILITIES OF CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

THE MERGER

        The terms, conditions and other provisions of the Agreement and Plan of Merger are the result of arms-length negotiations conducted by the special committee and AMC and its affiliates, with the assistance of their respective representatives. The following is a summary of the meetings, negotiations and discussions between the parties that preceded entering into the Agreement and Plan of Merger.

Background of the Merger

        From time to time during 2003, various executive officers of Grupo México participated in internal discussions regarding the strategic possibilities of combining its Mexican mining operations, conducted through Minera México, with its Peruvian mining operations conducted through our company. In September, 2003, Grupo México engaged UBS Investment Bank, or UBS, to provide advice with respect to a strategic transaction involving Minera México and us. After our October 2003 board meeting, certain of Grupo México's designees on our board of directors had an informal discussion with certain of our directors unaffiliated with Grupo México regarding the possible combination of the two companies. On January 30, 2004, Grupo México's board of directors resolved to make a formal presentation to our board of directors at our next board meeting, which was scheduled for February 3, 2004.

        On February 3, 2004, Grupo México, our largest stockholder, presented a proposal at a regularly scheduled meeting of our board of directors regarding the possible sale to us of Grupo México's 99.1463% stake in Grupo México's subsidiary, Minera México, in return for the issuance to Grupo México of additional shares of our Common Stock. On February 4, 2004, we announced that Grupo México had made that proposal. Through its wholly-owned subsidiaries, AMC and SPHC II Incorporated, Grupo México owns approximately 54.2% of our capital stock and approximately 65.8% of our Class A Common Stock. In addition, Grupo México has the right, through our certificate of incorporation and a stockholders agreement, to nominate a majority of our board of directors.

        In connection with this announcement, we also announced that our board of directors had established a special committee of disinterested directors to evaluate the proposal. The initial members of the special committee were Pedro-Pablo Kuczynski, Gilberto Perezalonso Cifuentes and Harold Handelsman, each of whom has no affiliation with Grupo México or any of its affiliates other than our company. Mr. Handelsman is a designee on our board of directors of one of our stockholders, Cerro.

        At the February 3 meeting, Grupo México made a presentation to our board regarding the proposed transaction that indicated a $4.3 billion enterprise value for Minera México and the assumption of approximately $1.3 billion in net debt. Grupo México proposed that the consideration it would receive for the sale of Minera México would be the issuance to it of additional shares of our Common Stock, with the precise number of shares to be determined based upon the trading price of our Common Stock. Based on the January 29 closing price of our Common Stock, Grupo México indicated its proposal would result in the issuance to it of approximately 72 million shares of our Common Stock.

        On February 12, our board of directors met by telephone to elect Carlos Ruiz Sacristán as a member of the board of directors to fill a position left vacant as a result of the resignation on October 24, 2003 of Daniel Tellechea Salido. Mr. Ruiz, who has no affiliation with Grupo México or any of its affiliates other than our company, was also appointed by our board to the special committee.

        The members of the special committee met on a number of occasions in February 2004 to interview potential legal and financial advisors. After interviewing several potential legal and financial advisors, the special committee engaged Goldman Sachs to act as its financial advisor and Latham & Watkins LLP or Latham & Watkins to act as its United States legal advisor.

        During one of these meetings in Miami, Florida on February 13, representatives of Latham & Watkins gave a detailed presentation to the members of the special committee regarding their fiduciary duties in connection with the proposed acquisition of Minera México and explained the role of the special committee in connection with the proposed transaction.

        On February 16, Mr. Kucyzinski delivered a letter to our board of directors announcing his resignation as a member of the board of directors in order to accept the post of Minister of Economy and Finance of the Republic of Peru.

        In late February, the special committee's legal advisors requested that Grupo México's legal advisors provide a detailed term sheet relating to Grupo México's proposal to sell Minera México to us.

        The special committee met with Latham & Watkins and Goldman Sachs in Dallas, Texas on March 2. At that meeting, the members of the special committee appointed Mr. Ruiz as chairman of the special committee. The members of the special committee discussed with representatives of Goldman Sachs and Latham & Watkins the scope, objectives and timing of financial, operational and legal due diligence to be conducted on behalf of the special committee and representatives of Goldman Sachs reviewed with the special committee certain publicly available financial and operational information concerning Minera México and our company. At this meeting, the special committee also determined that it should obtain proposals from a number of mining consultants and Mexican law firms to assist the special committee in its evaluation of Grupo México's proposal.

        On March 4, Mr. Ruiz sent a letter to Germán Larrea Mota-Velasco, the chairman of our board of directors and our chief executive officer, and Grupo México. In this letter, Mr. Ruiz requested that Grupo México provide the special committee with a term sheet for the proposed transaction containing sufficient detail for the special committee to begin its analysis of the proposed acquisition of Minera México. In this letter, Mr. Ruiz requested that Grupo México address, among other things:

  •
  the proposed consideration to be received by Grupo México for Grupo México's interest in Minera México;

  •
  the proposed structure and tax implications of the transaction;

  •
  in light of statements made by Grupo México that the transaction would result in the creation of a single class of Common Stock, the proposed mechanism for creating a single class of Common Stock;

  •
  the contemplated legal structure for the combined entity;

  •
  the proposed treatment of Minera México's debt in the proposed transaction and whether Grupo México contemplated any refinancing at either AMC or Grupo México that would have an effect on the combined entity;

  •
  whether Grupo México intended to make any proposals regarding the corporate governance of our company following completion of the proposed transaction; and

  •
  whether Grupo México intended to make any proposals to provide liquidity for our principal minority stockholders.

        On March 9, representatives of Goldman Sachs met with members of Grupo México's senior management and representatives of UBS, financial advisor to Grupo México. At that meeting, representatives of Grupo México and UBS made a presentation regarding their views of the strategic benefits of the proposed transaction to us, including anticipated operating synergies, cost savings and tax benefits they believed would result from the transaction. Grupo México, UBS and Goldman Sachs also discussed the anticipated process for structuring and negotiating any potential transaction as well as the anticipated timing of the due diligence process.

        On March 11, the special committee met by telephone with representatives of Latham & Watkins and Goldman Sachs. Representatives of Goldman Sachs updated the special committee on their March 9 meeting with Grupo México and UBS. Mr. Ruiz noted that he had received a letter from Grupo México advising him that certain Peruvian pension funds holding approximately 7.7% of our capital stock had advised Grupo México that they proposed Luis Miguel Palomino Bonilla be elected to our board of directors to fill the position created by the resignation of Mr. Kuczynski on February 16.

        Mr. Palomino was elected as a member of our board of directors on March 19. Mr. Palomino, who has no affiliation with Grupo México or any of its affiliates other than our company, was also appointed by our board of directors to the special committee.

        After interviewing several Mexican law firms, on March 25, the special committee engaged the law firm of Mijares, Angoitia, Cortés y Fuentes SC, or Mijares, as Mexican counsel to advise the special committee.

        On March 25, Grupo México delivered a term sheet relating to the proposed transaction to the special committee. In the term sheet, Grupo México proposed, among other things, that:

  •
  the consideration to be paid by our company would be based on an enterprise value for Minera México of approximately $4.3 billion;

  •
  the transaction would be a tax-free reorganization for both United States and Mexican tax purposes;

  •
  AMC would use reasonable efforts to cause the conversion of all of our high-vote Class A Common Stock into our one vote per share Common Stock;

  •
  approximately $765 million of Minera México's senior debt would be refinanced at or prior to closing of the proposed transaction; and

  •
  Grupo México would consider agreeing to allow us to file a shelf registration statement covering the resale of shares held by Cerro and Phelps Dodge Overseas, our two largest stockholders after Grupo México, that hold, respectively, 9,498,088 and 11,173,796 shares of our Class A Common Stock.

        The special committee met with representatives of Goldman Sachs and Latham & Watkins by telephone on April 1 to discuss the March 25 term sheet. During the meeting, representatives of Goldman Sachs reported to the special committee on a meeting they had with representatives of UBS regarding the March 25 term sheet. After discussion with the special committee's legal and financial advisors, the members of the special committee concluded that the term sheet did not provide sufficient detail or information for the special committee to evaluate Grupo México's proposal. In addition, representatives of Latham & Watkins reported that representatives of Milbank, Tweed, Hadley & McCloy LLP, or Milbank Tweed, Grupo México's legal advisors, had indicated that due diligence materials relating to Minera México were expected to become available in New York City and Mexico City beginning on April 12.

        On April 2, Mr. Ruiz sent a letter to Mr. Larrea requesting additional information with respect to Grupo México's March 25 term sheet. In that letter, Mr. Ruiz explained that the special committee required, among other things:

  •
  information regarding the number of shares of our Common Stock that Grupo México proposed be issued to it as consideration;

  •
  detailed information regarding Minera México's outstanding indebtedness and the proposed treatment of Minera México's indebtedness in the transaction;

  •
  sufficient information concerning the proposed structure of the transaction to enable the special committee's advisors to evaluate the tax implications of the transaction;

  •
  a description of the proposed mechanism for creating a single class of Common Stock; and

  •
  Grupo México's proposals regarding registration rights for Cerro and Phelps Dodge Corporation.

        Additionally, in the April 2 letter, Mr. Ruiz encouraged Grupo México to consider making a proposal regarding corporate governance provisions for our minority stockholders following consummation of the proposed transaction.

        During the week of April 12, the special committee's legal and financial advisors began their business, operational and financial due diligence review of Minera México. After interviewing several mining consulting firms, on April 14 the special committee engaged Anderson & Schwab, Inc., or Anderson & Schwab, to assist the special committee in its due diligence and evaluation of the proposed transaction. On April 16, representatives of Goldman Sachs and Anderson & Schwab met with members of Minera México's senior management at Minera México's headquarters in Mexico City to conduct a detailed review of Minera México's operations.

        On April 21, the special committee met with representatives of Goldman Sachs, Latham & Watkins and Mijares to discuss the progress of legal, operational and financial due diligence.

        From time to time in April, Mr. Ruiz and other members of the special committee spoke with Mr. Larrea to discuss the terms of the proposed transaction and the progress of legal, operational and financial due diligence. During these discussions, Mr. Larrea indicated that Grupo México was preparing a revised term sheet to address the questions and issues raised in Mr. Ruiz's April 2 letter.

        On April 29, the members of the special committee met in Mexico City in advance of a regularly scheduled meeting of our board of directors. At that meeting, representatives of Latham & Watkins, Mijares, Goldman Sachs and Anderson & Schwab reported to the special committee on the progress they had made in their conduct of legal, operational and financial due diligence.

        On May 7, Grupo México delivered a revised term sheet to the special committee. The term sheet provided additional information concerning the matters addressed in the March 25 term sheet, including:

  •
  Grupo México proposed that for purposes of the transaction Minera México's enterprise value was approximately $4.3 billion, consisting of an equity value of approximately $3.1 billion and net debt of approximately $1.2 billion (as of April 2004);

  •
  Grupo México proposed that the number of shares of our Common Stock to be issued in the transaction for Minera México's $3.1 billion of equity value would be calculated based on the 20-day average closing price of our Common Stock beginning 5 days prior to the closing of the transaction;

  •
  the basic terms of a proposed refinancing of Minera México's indebtedness; and

  •
  Grupo México proposed that the transaction would not provide for any special corporate governance provisions for our minority stockholders other than those provided under Delaware law and New York Stock Exchange rules.

        The special committee met on May 13 by telephone with representatives of Latham & Watkins, Goldman Sachs and Mijares to discuss the revised term sheet and the progress of due diligence.

        Legal, financial and operational due diligence continued throughout May and June.

        On May 21, representatives of Goldman Sachs and Anderson & Schwab met with members of our senior management at our offices in Lima, Peru to conduct a detailed review of our operations.

        On June 11, the special committee met in Miami, Florida to receive preliminary due diligence reports from Goldman Sachs, Anderson & Schwab, Latham & Watkins and Mijares. Representatives of Goldman Sachs discussed with the members of the special committee the May 7 term sheet, a preliminary financial review of Minera México and recent developments in the market for our Common Stock. Among other things, the special committee concluded that a floating exchange ratio based solely on the price of our Common Stock over a period of time immediately prior to the closing would not be an appropriate mechanism for determining the consideration to be paid by our company for Minera México. Because of the volatility of the trading prices of our Common Stock, the special committee was unwilling to accept any uncertainty in the number of shares to be issued as consideration. The members of the special committee also discussed with the special committee's advisors how issues that had been identified in due diligence might be addressed in any transaction. The members of the special committee also discussed with representatives of Goldman Sachs and Anderson & Schwab, and approved, adjustments to the projections for Minera México that were supplied by Minera México and Grupo México to reflect the average price forecasts for copper and molybdenum published by research analysts and to reflect modifications deemed appropriate in light of the diligence conducted by the special committee's advisors. The adjustments were based on a number of factors, including the historical performance of Minera México. Following discussion, the members of the special committee agreed that representatives of the special committee should meet with Mr. Larrea and inform him that the special committee had received a preliminary report from its advisors and that there were substantial differences between the views of the special committee and Grupo México regarding Grupo México's term sheet. The parties agreed to ask their respective financial advisors to meet and discuss the respective views of the special committee and Grupo México with regard to the appropriate valuation of Minera México.

        Representatives of Goldman Sachs met with representatives of UBS on June 16 to discuss the respective views of the special committee and Grupo México with regard to the appropriate valuation of Minera México, including issues regarding commodity price assumptions, tax assumptions and the need for adjustments, based on the advisors' operational due diligence, to the financial projections of Minera México that had been provided to the special committee's advisors in the due diligence process. During this meeting, representatives of Goldman Sachs also informed UBS that the special committee believed that the parties should agree on a different mechanism for setting the exchange ratio than that proposed by Grupo México, with one possibility being a fixed exchange ratio to determine the number of shares of Common Stock to be issued in a transaction, so that the number of shares would not change as the price of our Common Stock fluctuated.

        The special committee met by telephone with representatives of Goldman Sachs, Latham & Watkins and Mijares on June 23. During this meeting, representatives of the special committee's advisors updated the members of the special committee regarding the progress of legal, financial and operational due diligence and Goldman Sachs updated the special committee on its discussions of valuation with UBS. Representatives of Latham & Watkins made a presentation to the special committee regarding corporate governance mechanisms that might be implemented after the closing of the proposed transaction in order to provide protection to our minority stockholders in addition to the basic protections provided under Delaware law and New York Stock Exchange rules. Representatives of Goldman Sachs discussed with the members of the special committee recent developments in the market for our Common Stock, a preliminary financial review of our company and certain portions of Minera México's operations.

        Throughout June and July, representatives of Goldman Sachs spoke with representatives of UBS on numerous occasions to discuss the respective views of the special committee and Grupo México with respect to valuation issues, including views as to commodity prices, tax assumptions and adjustments to Minera México's economic model based on the special committee's operational due diligence. Also during this period, from time to time Mr. Ruiz and other members of the special committee spoke with

Mr. Larrea about the respective views of the special committee and Grupo México with respect to the valuations of Minera México and our company.

        On July 2, UBS provided Goldman Sachs with discussion materials addressing Grupo México's views regarding significant valuation issues, including:

  •
  metal price forecasts for copper and molybdenum;

  •
  our operating projections (including an anticipated decline in our ore grades);

  •
  the anticipated enhancement in our reserve and production profile as a result of the proposed transaction, including our acquisition of additional reserves, enhancement in our relative cost position resulting from commodity diversification into zinc and precious metals and a decrease in our volatility of earnings after the acquisition of Minera México due to a relatively lower exposure to molybdenum; and

  •
  relative valuation and contribution considerations using various metrics and price assumptions.

        The special committee met on July 8 to discuss recent developments in the negotiations with Grupo México and to receive a report from its advisors regarding the ongoing due diligence process. Representatives of Goldman Sachs updated the members of the special committee regarding their discussions with UBS, including the July 2 discussion materials provided by UBS.

        The special committee discussed the possibility that Grupo México might offer Cerro and Phelps Dodge Corporation the opportunity to participate in a registered offering of our Common Stock following the completion of a transaction. After discussion with its legal and financial advisors, the members of the special committee concluded that the special committee would ask Grupo México to keep the special committee informed of the progress of any such discussions, but that the special committee would not otherwise involve itself in any discussions regarding registration rights.

        Representatives of Latham & Watkins discussed with the members of the special committee a draft term sheet regarding proposed corporate governance provisions to be adopted by our company after the proposed acquisition of Minera México and the creation of a single class of Common Stock in order to protect our minority stockholders. The corporate governance term sheet, which was provided to Grupo México and its advisors later that week, provided for, among other things:

  •
  proportional representation of minority stockholders on our board of directors through the election of independent directors;

  •
  a requirement that the independent directors meet the New York Stock Exchange independence tests and be nominated by a special nominating committee;

  •
  a requirement that related party transactions between Grupo México and its affiliates and our company be approved by either the audit committee of our board of directors or a related party transactions committee of our board of directors to be comprised of a majority of independent directors; and

  •
  that we and Grupo México would each agree to use our respective best efforts to maintain our New York Stock Exchange listing for at least five years.

        Several times over the following two weeks Mr. Ruiz and other members of the special committee spoke with Mr. Larrea regarding valuation issues. On July 20, Mr. Ruiz updated the members of the special committee and its advisors regarding these discussions in advance of a regularly scheduled meeting of our board of directors on July 21, 2004. At the July 20 special committee meeting, Goldman Sachs updated the members of the special committee regarding their recent valuation discussions with UBS. After discussion with its legal and financial advisors, the special committee decided to request that Grupo México submit a new proposal to the special committee that addressed its concerns relating to valuation and corporate governance matters. At the subsequent July 21 board meeting, Mr. Ruiz updated the members of our board of directors on the status of discussions with Grupo México.

        During late July and early August, representatives of Goldman Sachs and UBS spoke on several occasions to discuss the respective views of the special committee and Grupo México with respect to valuation issues. During these discussions, UBS indicated that, based on additional operational cost information relating to Minera México after consideration of the debt reduction that was occurring at Minera México, Grupo México believed the number of shares of our Common Stock to be issued as consideration for the acquisition of Minera México should be in excess of 80 million shares.

        The special committee met on August 5 to discuss the substantial gap that remained between the exchange ratio for Minera México proposed by Grupo México and the special committee's views of an appropriate exchange ratio. Representatives of Goldman Sachs updated the members of the special committee on their recent discussions with UBS. After discussing alternative ways to reach agreement, the special committee decided that Mr. Ruiz would inform Mr. Larrea that the special committee had instructed Latham & Watkins and Goldman Sachs to negotiate with Grupo México's advisors over the next two weeks in an attempt to determine if the parties could reach agreement relating to Grupo México's proposal.

        On August 21, Grupo México delivered a revised term sheet to the special committee. The August 21 term sheet proposed that we issue 67 million shares of our Common Stock as consideration for Grupo México's equity ownership of Minera México and responded to the special committee's corporate governance proposals. In the term sheet, Grupo México stated its proposal that 67 million shares be issued was made following several discussions between UBS and Goldman Sachs and "after an extraordinary effort to come to an agreement." The term sheet also provided that:

  •
  there would be no more than six independent directors to represent our minority stockholders;

  •
  the special nominating committee would be comprised of three directors, only one of whom would be an independent director;

  •
  we would remain listed on the New York Stock Exchange or another major stock exchange; and

  •
  the audit committee of our board of directors would have after-the-fact review (but not approval authority) of any related party transactions.

        The August 21 term sheet indicated that, in order to increase the liquidity of our Common Stock, Grupo México would support our offering Cerro and Phelps Dodge Corporation the opportunity to participate in a registered offering of our Common Stock following the completion of the proposed transaction. Representatives of Goldman Sachs and Latham & Watkins spoke with their counterparts at UBS and Milbank Tweed on several occasions over the next few days regarding the August 21 term sheet.

        The special committee met by telephone with Goldman Sachs, Latham & Watkins and Mijares on August 25. During this meeting, representatives of Goldman Sachs updated the special committee on their discussions with representatives of UBS regarding the August 21 term sheet, including valuation methodologies and exchange ratio mechanisms. Representatives of Goldman Sachs reported that Grupo México accepted the view of the special committee that the consideration to be issued to Grupo México in the proposed transaction would be based on a fixed number of shares of our Common Stock. Representatives of Goldman Sachs also discussed with the members of the special committee that UBS had provided additional operational and cost information relating to Minera México and our company and new information indicating a reduced level of indebtedness at Minera México. The additional operational and cost information and the revised level of indebtedness at Minera México indicated an increased relative valuation for Minera México. The members of the special committee discussed with representatives of Goldman Sachs how the parties might be able to reach agreement based upon the revised valuation for Minera México.

        Representatives of Latham & Watkins updated the special committee on their discussions with representatives of Milbank Tweed regarding the corporate governance proposals contained in the August 21 term sheet. The advisors to the special committee also reported on aspects of the ongoing diligence and discussed with members of the special committee how certain issues raised by due diligence might be dealt with in any transaction.

        Also at that meeting, the special committee discussed the registration rights provisions in the August 21 term sheet and again decided that the special committee would inform Grupo México that it wanted to be kept informed of any discussions between Grupo México, on the one hand, and Cerro and Phelps Dodge, on the other hand, but that the special committee would not participate in the negotiations regarding proposed registration rights. The special committee decided to request that Grupo México discuss these issues directly with Cerro and Phelps Dodge.

        On August 27, Mr. Ruiz received a letter from Phelps Dodge Corporation, an affiliate of our stockholder, Phelps Dodge Overseas, expressing its concerns with the proposed transaction and raising various issues regarding the quality of Minera México's assets and potential disadvantages to us that might result from the proposed transaction. On September 3, representatives of Goldman Sachs, Anderson & Schwab, Latham & Watkins and Mijares spoke with Phelps Dodge Corporation and its legal advisors concerning the issues raised in the Phelps Dodge Corporation letter in order to provide Phelps Dodge Corporation with an opportunity to fully explain its concerns so that the special committee could give appropriate consideration to Phelps Dodge's concerns.

        On September 7, Milbank Tweed distributed a draft Agreement and Plan of Merger to Latham & Watkins.

        On September 14, Mr. Ruiz and certain other members of the special committee, representatives of Goldman Sachs, Anderson & Schwab, Latham & Watkins and Mijares spoke with representatives of Phelps Dodge Corporation and its legal advisors to provide Phelps Dodge Corporation with an opportunity to address its concerns directly to the members of the special committee.

        On September 15, the special committee met in Dallas, Texas to discuss the most significant business and legal issues raised by the draft Agreement and Plan of Merger, including:

  •
  which Grupo México entities would be a party to the Agreement and Plan of Merger;

  •
  the steps that would be required for the proposed transaction to qualify as a tax-free reorganization for Mexican tax purposes;

  •
  the terms of the proposed refinancing of Minera México debt;

  •
  the scope of Minera México's representations and warranties and the restrictions imposed on Minera México's operations prior to closing;

  •
  whether the transaction would be subject to approval by a super-majority vote of our stockholders;

  •
  the lack of any post-closing indemnities to be provided by Grupo México or its affiliates with respect to breaches of representations, warranties and covenants and other matters; and

  •
  post-closing corporate governance protections.

        During the meeting, the members of the special committee also discussed the number of shares of our Common Stock to be issued as consideration for the acquisition of Minera México and whether the Agreement and Plan of Merger should include provisions that would protect against fluctuations in the relative values of our company and Minera México.

        On September 23, the special committee met with Latham & Watkins, Mijares and Goldman Sachs to review a revised draft of the Agreement and Plan of Merger and a term sheet that Latham & Watkins would provide to Milbank Tweed. Following this meeting, Latham & Watkins distributed a revised draft of the Agreement and Plan of Merger and a term sheet to Grupo México's advisors. The revised Agreement and Plan of Merger and term sheet proposed, among other things:

  •
  that we issue to Grupo México 64 million shares of our Common Stock as consideration in the transaction;

  •
  that Grupo México and its affiliates provide post-closing indemnification to us with respect to breaches of certain representations, warranties, covenants and other matters (including with respect to pre-closing environmental matters);

  •
  that, in accordance with the August 21 term sheet, the aggregate amount of net debt at Minera México (plus minority interests) would not exceed $1.105 billion as of the closing of the transaction;

  •
  that Grupo México would use its best efforts to cause our company to continue to pay dividends to our stockholders in the ordinary course of business until the closing of the transaction;

  •
  post-closing corporate governance protections for our company that would require, among other things:

  •
  the formation of a special nominating committee to nominate a proportional number of independent directors based on our minority stockholders' ownership in our Common Stock, with such committee being comprised of three directors, two of whom would be independent;

  •
  a board committee (which could be the audit committee), with a minimum of three members, comprised solely of independent directors would evaluate and review all related party transactions above a certain threshold prior to their consummation;

  •
  that completion of the transaction be conditioned on approval by the majority of our minority stockholders (without giving effect to any super-majority voting rights); and

  •
  that either Grupo México or our company would be entitled to terminate the agreement if the price of our Common Stock increased or decreased by more than 20% in the 20-day period prior to the third day prior to the meeting of our stockholders.

        Over the next two weeks, the financial and legal advisors to the special committee and Grupo México continued to discuss significant business and legal issues that remained unresolved with respect to the proposed transaction and the legal advisors exchanged several drafts of the Agreement and Plan of Merger. The special committee met with Goldman Sachs, Latham & Watkins and Mijares on September 30 and October 1 to discuss the progress that had been made in resolving the outstanding issues and to discuss Grupo México's counterproposal that was delivered to the special committee's advisors. Some of the important issues that were conceptually resolved in the negotiations up to this point were:

  •
  a special nominating committee would be formed to nominate a proportional number of independent directors (not to exceed 6 nor to be less than 2), with such committee being comprised of three directors, two of whom would be independent;

  •
  the audit committee would evaluate and review in advance all related party transactions, above a certain threshold to be negotiated; and

  •
  a concession by Grupo México that the aggregate amount of net debt at Minera México (plus minority interests) would not exceed $1.0 billion as of the closing of the transaction, which represented an increase in value to our stockholders from the special committee's proposal that Minera México's net debt be capped at $1.105 billion.

        On October 5, members of the special committee met with Mr. Larrea to discuss the remaining outstanding issues in the transaction, which included, among other things:

  •
  the number of shares of our Common Stock to be issued to Grupo México in the transaction;

  •
  the scope of the indemnity to be granted by AMC, the holding company for Grupo México's equity interest in Minera México, for pre-closing environmental matters;

  •
  the vote of our stockholders that would be required to approve the transaction;

  •
  limitations on AMC's post-closing indemnification obligations, including the amount of any deductible and the amount of the total indemnification obligation; and

  •
  whether Grupo México would consent to use its best efforts to cause our company not to change its dividend policy until the closing of the transaction.

        At this meeting, the special committee agreed with Grupo México's proposal that we would issue to Grupo México 67 million shares of our Common Stock as consideration in the transaction due to the fact that Grupo México agreed to make certain valuation concessions. These concessions included the previous agreement by Grupo México that the aggregate amount of net debt of Minera México (plus minority interests) that would be outstanding at the closing would not exceed $1.0 billion and a new agreement by Grupo México that we would pay a transaction dividend to our stockholders of $100 million dollars in the aggregate prior to the closing of the transaction (of which approximately 45.8% will be received by stockholders other than Grupo México), in addition to the regular quarterly dividend for the third quarter. Grupo México also agreed that AMC would indemnify us for certain pre-closing environmental matters and conditions of Minera México. During the meeting, Grupo México and Cerro agreed that, if the parties reached agreement with respect to the terms of the proposed transaction, both Grupo México and Cerro would indicate their intention to vote in favor of the transaction in the proxy statement to be sent to our stockholders.

        However, a number of issues were not resolved at this meeting, including the minimum vote of disinterested shares that would be required to approve the transaction and the amount of any deductible and the overall limit of AMC's indemnification obligation.

        On October 8, representatives of Latham & Watkins, Milbank Tweed and Grupo México met in New York to continue negotiating the provisions of the draft Agreement and Plan of Merger. Latham & Watkins consulted with the members of the special committee on numerous occasions during this meeting. At the meeting, the parties agreed that a vote of holders of 66 2/3% of our Class A Common Stock and Common Stock (including Grupo México and with each share having one vote) in favor of the transaction would be required to approve the acquisition of Minera México and that the indemnification for pre-closing environmental matters would survive for five years after the closing. During the following week, Milbank Tweed and Latham & Watkins continued to negotiate the terms of the proposed corporate governance provisions and the language of certain provisions in the Agreement and Plan of Merger and the advisors exchanged drafts of disclosure schedules to the Agreement and Plan of Merger.

        During the week of October 11, the special committee met with its legal and financial advisors several times to discuss the progress of negotiations. At a meeting on October 14, the members of the special committee also discussed with Goldman Sachs, Latham & Watkins, Mijares and Anderson & Schwab each of the issues raised by the August 27 Phelps Dodge Corporation letter. Following discussion with its advisors, the special committee concluded that the issues raised by Phelps Dodge Corporation had been considered in the valuation of Minera México or had been appropriately addressed through due diligence or provisions in the transaction documentation relating to the proposed acquisition of Minera México.

        On October 13, Grupo México advised the special committee that the term sheets provided to the special committee inaccurately indicated that Grupo México indirectly owned 98.84% of Minera México, whereas Grupo México actually indirectly owned 99.15% of Minera México. Following discussions with its legal and financial advisors, the special committee agreed to a proportionate increase in the number of shares of our Common Stock to be issued, from 67 million shares to 67.2 million shares to account for the increase in the equity of Minera México to be acquired by our company in this transaction. Grupo México also requested a proportionate increase in the number of shares to be issued to it as consideration if, between signing of the Agreement and Plan of Merger and closing of the transaction, Grupo México acquired any of the outstanding 0.85% minority interests in Minera México. The special committee did not agree to this request.

        On October 18, the special committee met by telephone with Goldman Sachs, Latham & Watkins and Mijares to discuss the remaining open issues, which included the amount of the deductible and overall limit for AMC's post-closing indemnity and certain matters described in the Agreement and Plan of Merger disclosure schedules. Later that day, Mr. Ruiz met with Mr. Larrea and they agreed the amount of the indemnity deductible would be $100 million and the limit on AMC's indemnity obligations would be $600 million.

        During the October 18 meeting, Mr. Handelsman informed the other members of the special committee that Cerro had received a letter from Grupo México indicating that we would be willing to provide registration rights to Cerro on certain terms and conditions, including Cerro's agreement to vote in favor of the proposed acquisition of Minera México. Mr. Handelsman provided a copy of the letter to the other members of the special committee and Latham & Watkins. On October 19, 2004, Cerro sent a draft of the letter agreement to Grupo México. On October 20, Mr. Ruiz and Mr. Larrea discussed whether Grupo México would be willing to include a provision in the Cerro agreement that Cerro would vote in accordance with the special committee's recommendation. It was agreed that Grupo México would be willing to amend the provisions of the draft Cerro agreement to reflect this understanding.

        On October 21, the special committee met with its legal and financial advisors to consider the final terms of the Agreement and Plan of Merger and related documents. The special committee and its advisors discussed the results of negotiations between members of the special committee and the special committee's advisors and Grupo México's advisors that had occurred since the last meeting of the special committee on October 18. After discussion among the members of the special committee, Goldman Sachs, and Latham & Watkins, Cerro agreed that it would include a provision in the Cerro letter agreement that Cerro would vote in accordance with the special committee's recommendation. Thereafter, Cerro and Grupo México finalized the terms of, and executed, the letter agreement on October 21, 2004. For a more complete discussion of the material terms of the letter agreement, see "Special Meeting Information—Arrangements With Respect to the Vote" on page [    ] of this document.

        Representatives of Latham & Watkins gave a detailed presentation on the fiduciary duties of the special committee in connection with the proposed acquisition of Minera México and then reviewed the terms and conditions of the Agreement and Plan of Merger and related ancillary documents, copies of which had been provided to the members of the special committee in advance. Representatives of Goldman Sachs provided the special committee with a financial analysis of the proposed transaction and delivered to the special committee its oral opinion, which was subsequently confirmed in writing, that, as of October 21, 2004, and subject to the factors and assumptions contained in the written opinion of Goldman Sachs, the exchange of 67,207,640 newly-issued shares of our Common Stock for 99.1463% of the outstanding shares of Minera México owned by AMC, our controlling stockholder, pursuant to the Agreement and Plan of Merger, was fair from a financial point of view to our company.

        The members of the special committee then met in executive session without the representatives of Latham & Watkins, Mijares and Goldman Sachs. At that time, Mr. Handelsman informed the other members of the special committee that he would initially abstain from voting on the special committee's recommendation to alleviate any issue of an appearance of a conflict of interest as a result of the registration rights anticipated to be granted to Cerro in connection with the transaction. The members of the special committee (other than Mr. Handelsman) then voted to recommend that our board of directors approve the Agreement and Plan of Merger and related transaction documents and determine that the transaction was advisable, fair and in the best interests of our stockholders. Mr. Handelsman then stated that he agreed with the special committee's recommendation and all of the members of the special committee voted unanimously to recommend that our board of directors approve the Agreement and Plan of Merger and related transaction documents and determine that the transaction was advisable, fair and in the best interests of our stockholders.

        After the special committee meeting, the special committee, with its legal and financial advisors participating, met with members of our audit committee and reported its review of the proposed acquisition, findings and recommendation to the audit committee of our board of directors. Latham & Watkins and Goldman Sachs also made a presentation.

        Immediately after the audit committee meeting, the special committee, with its legal and financial advisors participating, met with the board of directors and reported its review of the proposed acquisition, findings and recommendation to our board of directors. Latham & Watkins and Goldman Sachs also made a presentation. Our board of directors reviewed the terms of the Agreement and Plan of Merger and related transaction documents and considered, among other things, the report of the special committee and the presentations by Latham & Watkins and Goldman Sachs and resolved:

  •
  that the Agreement and Plan of Merger and the related transaction documents are advisable, fair and in the best interests of our stockholders;

  •
  to recommend that our stockholders approve an amendment to our restated certificate of incorporation to (i) increase the aggregate number of shares of capital stock which we are authorized to issue from 100,000,000 shares to 167,207,640 shares and (ii) designate such newly-authorized shares to be classified as shares of Common Stock;

  •
  to recommend that our stockholder approve the issuance of the 67,207,640 shares of our Common Stock in connection with the merger; and

  •
  to recommend that our stockholders approve an amendment to our restated certificate of incorporation to change the composition and responsibilities of certain committees of our board of directors.

        Following the meeting of our board of directors, representatives from Latham & Watkins and Milbank Tweed met and the Agreement and Plan of Merger was finalized and executed.

        On October 21, 2004, we and Grupo México jointly issued a press release announcing the execution of the Agreement and Plan of Merger.

        On December 22, 2004, AMC and Phelps Dodge Corporation executed a letter agreement similar to the October 21st letter agreement between Cerro and AMC. For a more complete discussion of the material terms of the letter agreement, see "Special Meeting Information—Arrangements With Respect to the Vote" on page [    ] of this document.

Factors Considered by the Special Committee

        On October 21, 2004, the special committee, after an extensive review and thorough discussion of all facts and issues it considered relevant with respect to the proposed acquisition of Minera México, concluded unanimously to recommend that our board of directors approve the Agreement and Plan of

Merger and related transaction documents and to determine that the transaction was advisable, fair and in the best interests of our stockholders.

        In reaching their conclusion and making their recommendation, the members of the special committee relied on their personal knowledge of our company and the industry in which it is involved and on the advice of its legal and financial advisors and mining consultants. The special committee also reviewed the information provided by Grupo México, our company and its advisors.

        The special committee considered numerous factors to be in favor of the acquisition, including, among other things, the following:

  •
  the current economic, industry and market trends affecting each of our company and Minera México in their respective markets, including those which favor the consolidation of copper mining businesses in the hands of a relatively small number of large companies;

  •
  the transaction's potential enhancement in our relative cost position resulting from commodity diversification into zinc and precious metals and a decrease in our volatility of earnings after the acquisition of Minera México due to a relatively lower exposure to molybdenum;

  •
  the relative production profiles of Minera México and our company (including an anticipated decline in our ore grades) and the expected improvement in our production profile as a result of the acquisition of Minera México;

  •
  the fact that Grupo México and its affiliates effectively control our company at the present time and that the governance arrangements and minority protections to be put in place at the closing are at least as favorable to our minority stockholders as those currently in place;

  •
  the statements by Mr. Larrea to the effect that Grupo México is supportive of this transaction, and that Grupo México was not considering selling its interests in our company to any third party;

  •
  the fact that, in connection with the proposed transaction, all of our stockholders will receive a transaction dividend in the aggregate amount of $100.0 million, approximately 45.8% of which would be paid to our minority stockholders;

  •
  the fact that we would become more geographically diversified and less exposed to "country risk" as we would have mining operations in both Peru and Mexico, making us less susceptible to volatility based on political and economic developments than we are at the present time;

  •
  potential opportunities for the combined company to realize synergies resulting from the transaction, estimated by the management of Minera México to be in the amount of approximately $400 million;

  •
  the expectation that the transaction would be earnings accretive to our stockholders on a per share-basis;

  •
  the current and historical trading prices of our Common Stock;

  •
  Grupo México and its affiliates will not be able to unilaterally approve this transaction, since the Agreement and Plan of Merger requires that holders of 66 2/3% of our Class A Common Stock and Common Stock (calculated without giving effect to any super majority voting rights of the holders of our Class A Common Stock) approve the adoption of an amendment to our restated certificate of incorporation to increase the number of authorized shares of Common Stock required to be issued to Grupo México as part of this transaction;

  •
  Cerro has agreed to not vote in favor of the transaction in the event that the special committee withdraws its recommendation of the transaction;

  •
  the transaction would be a tax-free reorganization for both United States and Mexican tax purposes;

  •
  AMC has agreed to indemnify us for losses that we may suffer post-closing with respect to breaches of certain representations, warranties and covenants made in the Agreement and Plan of Merger and other matters (including with respect to certain of Minera México's pre-closing environmental matters); and

  •
  the fairness opinion rendered by Goldman Sachs to the special committee to the effect that, as of October 21, 2004, and subject to the factors and assumptions contained in the written opinion of Goldman Sachs, the exchange of 67,207,640 newly-issued shares of our Common Stock for 99.1463% of the outstanding shares of Minera México owned by AMC, our controlling stockholder, pursuant to the Agreement and Plan of Merger was fair from a financial point of view to our company.

        The special committee also considered a variety of risks and other potentially negative factors concerning the transaction, including the following:

  •
  that, as a result of the transaction, Grupo México and its affiliates will increase their overall ownership of our capital stock from approximately 54.2% to approximately 75.1% and that, as a result of this transaction, Grupo México and its affiliates will increase their overall voting power in our company from 63.08% to 75.1% (in the event that all of the Class A Common Stock is converted into Common Stock);

  •
  after the transaction, our stockholders (other than Grupo México and its affiliates) will have a reduced ownership stake in our company with a diminished participation in the future earnings of our company;

  •
  although Grupo México has stated its current intention to vote in favor of the transaction, Grupo México and its affiliates can unilaterally vote against the transaction thereby preventing us from consummating the transaction even if all our other stockholders vote in favor of this transaction;

  •
  the historical performance of Minera México (including the third quarter of 2004), including a number of factors that have resulted in lower than expected mineral production at Minera México;

  •
  the risk that the estimated pre-tax cost savings will not be achieved;

  •
  the risks posed by the increase in the aggregate amount of indebtedness of the combined company that would be required to be serviced as a result of the consummation of the transaction, and the effect such additional indebtedness could have on our company in the event of any downturn in its mining businesses, due to, among other things, a decrease in prices for copper and molybdenum; and

  •
  we may incur significant risks and costs if the transaction is not completed for any reason.

        This discussion of the information and factors considered by the special committee is not intended to be exhaustive, but addresses the major information and factors considered by the special committee in its consideration of the transaction. In reaching its conclusion, the special committee did not find it practical to assign, and did not assign, any relative or specific weight to the different factors that were considered, and individual members of the special committee may have given different weight to different factors.

Opinion of the Special Committee's Financial Advisor-Goldman, Sachs & Co.

        Goldman Sachs delivered an oral opinion to the special committee, subsequently confirmed in writing, to the effect that, as of October 21, 2004, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange of 67,207,640 newly-issued shares of our Common Stock for 99.1463% of the outstanding shares of Minera México currently owned by AMC, our controlling stockholder, pursuant to the Agreement and Plan of Merger was fair from a financial point of view to our company.

        The full text of the written opinion of Goldman Sachs, dated October 21, 2004, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger. Goldman Sachs' opinion is not a recommendation as to how any holder of our Common Stock or Class A Common Stock should vote with respect to the merger.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the Agreement and Plan of Merger;

  •
  our Annual Reports to stockholders and our Annual Reports on Form 10-K for the five years ended December 31, 2003;

  •
  Annual Reports on Form 20-F of Minera México for the five years ended December 31, 2003;

  •
  Annual Reports to stockholders of Grupo México for the five years ended December 31, 2003;

  •
  interim reports to our stockholders and our Quarterly Reports on Form 10-Q;

  •
  interim reports to security holders of Minera México and interim reports to stockholders of Grupo México;

  •
  other communications from our company, Minera México and Grupo México to each of our respective security holders;

  •
  a Life-of-Mine Production Plan for Minera México's La Caridad mine, dated January 2004, prepared by Winters, Dorsey & Company, LLC for Minera México, a Long Term Plan for Minera México's Mexicana de Cananea mine, dated March 2004, prepared by Mintec, inc. for Grupo México, and a Long Term Mining Plan Alternative 3 Life of Mine Schedule for Minera México's Mexicana de Cananea mine, dated May 2004, prepared by Mintec, inc. for Grupo México (or collectively referred to as the Mine Plans);

  •
  analyses and recommendations provided to the special committee by Anderson & Schwab, an independent mining consultant retained by the special committee;

  •
  internal financial analyses and forecasts for Minera México prepared by its management and internal financial analyses and forecasts for our company prepared by our management (we refer to these internal financial forecasts and an analyses, collectively, as the Management Forecasts);

  •
  the Management Forecasts, as adjusted to reflect the average price forecasts for copper and molybdenum, published by research analysts and modifications recommended to the special committee by Anderson & Schwab, which adjustments were reviewed and approved by the special committee (we refer to these adjusted forecasts as the Forecasts); and

  •
  tax savings estimated by the management of Minera México and Grupo México to result from the use of certain existing and anticipated tax loss carry-forwards and recoverable asset taxes of

    Minera México and its subsidiaries identified to the special committee by the managements of Minera México and Grupo México (we refer to these estimates as the Tax Savings Estimates).

        Goldman Sachs also held discussions with members of our senior management and that of Minera México and Grupo México regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of our company and Minera México.

        In addition, Goldman Sachs:

  •
  reviewed the reported price and trading activity for our Common Stock;

  •
  compared various financial and stock market information of our company and financial information for Minera México with similar financial and stock market information for various other companies the securities of which are publicly traded;

  •
  reviewed the financial terms of various recent business combinations; and

  •
  performed such other studies and analyses, and considered other factors, as Goldman Sachs considered appropriate.

        Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed with the special committee's consent that:

  •
  except to the extent adjusted with the approval of the special committee, the Management Forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of our management or Minera México's management, as applicable;

  •
  the modifications to the Management Forecasts recommended to the special committee by Anderson & Schwab have been reasonably prepared and reflect the best currently available estimates and judgments of Anderson & Schwab; and

  •
  the Tax Savings Estimates have been reasonably prepared and reflect the best currently available estimates and judgments of Minera México and Grupo México.

        Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) or the mineral reserves of our company or Minera México or either of our respective subsidiaries, and except for the Mine Plans, Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs did not make an analysis of, nor has Goldman Sachs expressed any view with respect to, the level of mineral reserves of Minera México and our company or any environmental matters relating to us, Minera México or either of our respective former or present subsidiaries.

        In addition, Goldman Sachs assumed, with the special committee's consent, that:

  •
  all governmental, regulatory or other consents, permits and approvals necessary for the consummation of the merger, and all governmental, regulatory or other consents, permits and approvals that are necessary for the operation of the businesses of our company and Minera México and material to Goldman Sachs' opinion, had been and will be obtained without any adverse effect on us or Minera México or on the expected benefits of the merger in any way meaningful to Goldman Sachs' analysis, and

  •
  the merger will be consummated in accordance with the terms of the Agreement and Plan of Merger, without the waiver of any material conditions.

        Goldman Sachs also relied upon the advice that the special committee received from its legal and tax advisors as to all legal and tax matters in connection with the Agreement and Plan of Merger. Goldman Sachs' opinion did not address the underlying business decision of our company to engage in the merger, nor did Goldman Sachs express any opinion as to the prices at which shares of our Common Stock will trade at any time. In addition, Goldman Sachs' opinion did not take into account, and Goldman Sachs did not opine on, the contractual and governance terms contained in the Agreement and Plan of Merger and the corporate governance amendments referred to in the Agreement and Plan of Merger or any related agreements.

        The following is a summary of the material financial analyses presented by Goldman Sachs to the special committee in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 18, 2004, and is not necessarily indicative of current market conditions.

  Copper Reserves Analyses

        Goldman Sachs derived illustrative implied prices per pound of the copper reserves of our company and Minera México based on copper reserve amounts provided by our respective managements and illustrative implied enterprise values that Goldman Sachs calculated for each of the two companies. The copper reserve amounts for Minera México excluded copper reserves of Minera México's Immsa Unit due to the predominance of zinc, rather than copper, reserves in that unit.

        For purposes of this analysis, Goldman Sachs calculated an illustrative implied enterprise value for our company by multiplying our closing stock price of $46.41 as of October 18, 2004 by the number of fully diluted shares of our Common Stock outstanding based on the most recent information publicly disclosed by us and adding to the result a net cash amount of $15 million. The $15 million amount reflected our management's estimate of the amount by which our company's cash will exceed our indebtedness as of December 31, 2004, including the book value of our minority interests, after taking into account the payment by us of the aggregate $100 million transaction dividend contemplated by the merger and regular quarterly dividends in respect of the third and fourth quarters of 2004. Goldman Sachs derived an illustrative implied price per pound of our copper reserves of $0.11 by dividing the illustrative implied enterprise value it calculated for our company by our management's estimate of our copper reserves.

        Goldman Sachs also calculated an illustrative implied pre-tax saving enterprise value for Minera México by (1) multiplying our closing stock price of $46.41 as of October 18, 2004 by 67,207,640, the number of new shares of our Common Stock to be issued under the Agreement and Plan of Merger, (2) dividing the result by 99.1463%, the percentage of the outstanding shares of Minera México being acquired by us pursuant to the proposed merger, and (3) adding to the result of these calculations $1 billion, the maximum amount of the net debt of Minera México and the book value of the minority interests in Minera México that will be outstanding as of the closing of the merger under the terms of the Agreement and Plan of Merger. Based on this illustrative implied pre-tax saving enterprise value, Goldman Sachs calculated three illustrative implied enterprise values for Minera México by adding to the illustrative implied pre-tax saving enterprise value hypothetical values for the Tax Savings Estimates that were 100%, 50% and 0% of the illustrative implied present value calculated for the Tax Savings Estimates using a discount rate in real terms of 8.5%. A discount rate in real terms means a discount rate that has been adjusted to exclude the effects of inflation. Using each of these three illustrative implied enterprise values for Minera México, Goldman Sachs derived illustrative implied prices per pound of Minera México copper reserves (excluding the copper reserves of Minera México's Immsa Unit) by dividing (1) the illustrative implied enterprise value (reduced by an implied value of the Immsa Unit calculated based on the Forecasts for Minera México) by (2) the amount of Minera México's copper reserves (excluding the copper reserves of Minera México's Immsa Unit) provided by Minera México management. Goldman Sachs compared these illustrative implied prices per pound of Minera México's reserves, which are presented below, to the $0.11 implied price per pound of our copper reserves.

	Illustrative Implied Prices Per Pound of Copper Reserves Derived Assuming Specified Percentage of the Illustrative Implied Value of Tax Savings Estimates
	100%	50%	0%
Minera México Copper Reserves	$0.05	$0.05	$0.06

  Comparison of Selected Companies

        Goldman Sachs compared selected publicly available financial information, ratios and multiples for our company and the following selected copper mining companies: Antofagasta Holdings plc, Freeport-McMoRan Copper & Gold Inc., Phelps Dodge Corporation and Grupo México. Although none of the selected companies are directly comparable to our company, the companies included were chosen by Goldman Sachs because they are publicly traded companies with operations that for purposes of analysis may be considered similar to our company.

        The equity market capitalization for our company and each of the selected companies used by Goldman Sachs was calculated by multiplying each company's closing stock price as of October 18, 2004 by the number of fully diluted shares of such company based on the most recent information publicly disclosed by such company. The enterprise value for each company was calculated by adding to its equity market capitalization the amount of such company's net debt and book value of such company's minority interest based on the most recent publicly disclosed information, except that, in the case of Grupo México, the minority interest in our company, was valued based on our equity market capitalization as of October 18, 2004. Historical financial results used by Goldman Sachs for purposes of this analysis were based upon information contained in the applicable company's latest publicly available financial statements. Estimates of future results used by Goldman Sachs in this analysis were based on median estimates published by the Institutional Brokers Estimate System, or IBES, except that in the case of Grupo México and our company, they were based on estimates contained in selected Wall Street research reports. Goldman Sachs compared the following results for our company and the selected companies:

  •
  the October 18, 2004 closing stock price as a percentage of the 52-week high stock price;

  •
  enterprise value as a multiple of (1) sales for the latest twelve months, or LTM, for which sales information was publicly reported, (2) estimated sales for the years ended December 31, 2004 and 2005, (3) earnings before interest, taxes, depreciation and amortization, or EBITDA, for the LTM for which the information necessary to calculate EBITDA was most recently publicly reported, (4) estimated EBITDA for the years ending December 31, 2004 and 2005, and (5) earnings before interest and taxes, or EBIT, for the LTM for which the information necessary to calculate EBIT was most recently publicly reported; and

  •
  EBITDA and EBIT as a percentage of sales, or the EBITDA or EBIT margins, for the LTM for which the information necessary to calculate these margins were most recently publicly reported.

        The following table compares the multiples and percentages referred to above calculated for the selected companies with comparable information derived by Goldman Sachs with respect to our company based on our closing stock price as of October 18, 2004:

	Low/High Range		Mean/ Median		Southern Peru Copper Corporation		Grupo México		Anto- fagasta		Freeport- McMoRan		Phelps Dodge Corp.
October 18, 2004 closing stock price as a percentage of the 52-week high stock price	78%/87%		84%/85%		85%		95%		85%		78%		87%
Enterprise value to LTM Sales	1.7x/4.9	x	3.1x/3.2	x	3.3	x	2.3	x	3.2	x	4.9	x	1.7	x
Enterprise value to estimated 2004 Sales	1.4x/4.2	x	2.5x/2.3	x	2.7	x	1.9	x	NA		4.2	x	1.4	x
Enterprise value to estimated 2005 Sales	1.4x/2.9	x	2.3x/2.4	x	2.9	x	1.9	x	NA		2.9	x	1.4	x
Enterprise value to LTM EBITDA	5.5x/14.5	x	7.9x/6.7	x	6.7	x	5.8	x	5.5	x	14.5	x	7.0	x
Enterprise value to estimated 2004 EBITDA	4.2x/11.3	x	5.9x/4.5	x	4.8	x	4.2	x	4.5	x	11.3	x	4.5	x
Enterprise value to estimated 2005 EBITDA	4.0x/5.5	x	4.8x/4.8	x	5.5	x	4.4	x	5.4	x	4.8	x	4.0	x
Enterprise value to LTM EBIT	6.7x/19.3	x	10.4x/7.8	x	7.8	x	7.4	x	6.7	x	19.3	x	10.8	x
LTM EBITDA Margin	24.3%/57.8%		40.8%/39.2%		49.0%		39.2%		57.8%		33.7%		24.3%
LTM EBIT Margin	15.8%/47.7%		32.4%/30.9%		42.3%		30.9%		47.7%		25.3%		15.8%

  Discounted Cash Flow Analyses

        Goldman Sachs performed discounted cash flow analyses with respect to each of Minera México and our company. The analyses were performed by discounting to December 31, 2004 the expected stream of Minera México and our company's future unlevered free cash flows based on the Forecasts adjusted as described below. The Forecasts reflected per pound copper prices of $1.20 in 2005, $1.08 in 2006, $1.00 in 2007 and $.90 thereafter and per pound molybdenum prices of $5.50 in 2005 and $3.50 thereafter, based on average forecasts published by selected Wall Street research analysts. For purposes of its discounted cash flow analyses, Goldman Sachs used future unlevered free cash flow estimates based on the Forecasts that were adjusted to reflect copper prices ranging from $0.80 to $1.00 per pound for the period after 2007. This range reflected the range of long-term price forecasts for copper published by selected Wall Street research analysts. Goldman Sachs used discount rates in real terms ranging from 7.5% to 9.5% with respect to Minera México. Goldman Sachs used ranges of discount rates in real terms with respect to our company that were 0.5%, 1.0% and 1.5% higher than those used with respect to Minera México in order to reflect the greater market and country risk of Peru (where our mines are located), as opposed to México (where Minera México's mines are located).

        The Forecasts for Minera México reflected Minera México management's estimates of Mexican statutory tax rates of 33% for 2004 and 32% thereafter and a Mexican statutory workers profit tax rate of 10%. The Forecasts for our company reflected our management's estimates of an effective income tax rate of 35%, Peruvian investment share participation of 0.7% and a Peruvian statutory workers participation rate of 8%. The Forecasts did not reflect any potential synergies that may result from the merger.

        For purposes of its analyses, Goldman Sachs calculated illustrative implied pre-tax saving enterprise values for Minera México by discounting to December 31, 2004 the expected stream of Minera México's future cash flows based on the Forecasts for Minera México described above, which excluded the effect of Tax Savings Estimates. Goldman Sachs calculated illustrative implied enterprise values for Minera México by separately adding to these illustrative implied enterprise values hypothetical values for the Tax Savings Estimates that were 100%, 50% and 0% of the illustrative implied present value calculated for the Tax Savings Estimates using a discount rate in real terms of 8.5%. Goldman Sachs calculated illustrative implied equity values as of December 31, 2004 for the shares of Minera México that we will acquire pursuant to the merger by deducting from the implied enterprise values for Minera México $1 billion, the maximum sum of the net debt of Minera México, including the book value of the minority interests in Minera México that will be outstanding as of the closing of the merger under the terms of the Agreement and Plan of Merger, and multiplying the result by 99.1463%, the percentage of the outstanding Minera México shares we are acquiring in the merger.

        Goldman Sachs also calculated illustrative implied enterprise values for our company by discounting to December 31, 2004 the expected stream of our future unlevered free cash flows based on the Forecasts for our company. Although the Forecasts reflect our management's estimate that we will be required to pay royalty taxes to the Peruvian government beginning in 2005 at rates of 2% of our net sales, because the rate of the royalty tax has not yet been implemented by the Peruvian government, Goldman Sachs separately calculated illustrative implied enterprise values for our company using the Forecasts for our company adjusted to reflect the payment of royalty taxes at rates of 1% and 3% of our net sales in addition to the 2%. As noted above, Goldman Sachs also calculated illustrative implied enterprise values for our company separately using discount rates in real terms that were 0.5%, 1.0% and 1.5% higher than the range of discount rates in real terms utilized for Minera México. Goldman Sachs calculated illustrative implied equity values for our company as of December 31, 2004 by adding a net cash amount of $15 million to the illustrative implied enterprise values calculated for our company. The $15 million amount reflected our management's estimate of the amount by which our company's cash will exceed our indebtedness as of December 31, 2004, including the book value of minority interests, after taking into account our payment of the aggregate $100 million transaction dividend contemplated by the merger and regular quarterly dividends in respect of the third and fourth quarters of 2004.

        Using the illustrative implied equity values for both companies as of December 31, 2004, Goldman Sachs calculated illustrative implied numbers of our Common Stock to be issued corresponding to the respective illustrative implied equity values of 99.1463% of the outstanding Minera México shares as of December 31, 2004. The table below sets forth the illustrative implied numbers of our shares of Common Stock to be issued assuming (i) royalty tax rates of 1%, 2% and 3% will apply to us, (ii) hypothetical values for the Tax Savings Estimates that were 100%, 50% and 0% of the implied present value of the Tax Savings Estimates, (iii) copper prices ranging from $0.80 to $1.00 per pound for the period after 2007, (iv) with respect to Minera México, discount rates in real terms ranging from 7.5% to 9.5% and (v) with respect to us, discount rates in real terms that were .5%, 1.0% and 1.5% higher than those used with respect to Minera México:

Illustrative Numbers of Our Shares to be Issued (in Millions) Based on Implied Minera México Equity Values Derived Assuming Specified Percentage of Illustrative Implied Value of Tax Savings Estimates
	100%			50%			0%
	Our Discount Rate Higher Than Minera México By:			Our Discount Rate Higher Than Minera México By:			Our Discount Rate Higher Than Minera México By:
Royalty Tax Rate	0.5% low/high	1.0% low/high	1.5% low/high	0.5% low/high	1.0% low/high	1.5% low/high	0.5% low/high	1.0% low/high	1.5% low/high
1% of Net Sales	55.4-74.5	57.8-78.4	60.2-82.4	51.3-72.3	53.5-76.1	55.8-79.9	47.2-70.1	49.2-73.7	51.3-77.4
2% of Net Sales	57.7-76.9	60.3-80.9	62.8-85.0	53.5-74.6	55.8-78.5	58.2-82.5	49.2-72.3	51.4-76.1	53.5-79.9
3% of Net Sales	60.3-79.4	63.0-83.6	65.7-87.8	55.8-77.0	58.3-81.1	60.8-85.2	51.4-74.6	53.7-78.6	56.0-82.5

  Contribution Analysis

        Based on varying EBITDA scenarios and illustrative implied EBITDA multiples of our company for each of those scenarios, Goldman Sachs performed a contribution analysis to derive various illustrative implied numbers of shares of our Common Stock issuable by us in exchange for our acquisition of 99.1463% of the shares of Minera México by applying the illustrative implied EBITDA multiples of our company to corresponding EBITDA estimates for Minera México. Using the October 18, 2004 closing price of $46.41 per share of our Common Stock and the number of fully diluted outstanding shares of our Common Stock based on the most recent information publicly disclosed by us, Goldman Sachs derived the equity market value of our company as of October 18, 2004 and calculated illustrative implied enterprise values for our company by deducting a $15 million net cash amount from our company's equity market value. As noted above, the $15 million amount reflected our management's estimate of the amount by which our cash will exceed our indebtedness including the book value of minority interests as of December 31, 2004, after taking into account our payment of the aggregate $100 million transaction dividend contemplated by the Agreement and Plan of Merger and regular quarterly dividends in respect of the third and fourth quarters of 2004 as provided by management. Based on the illustrative implied enterprise value calculated for us, Goldman Sachs calculated illustrative implied EBITDA multiples for our company based on each of the following estimates of our 2004 and 2005 EBITDA:

  •
  an estimate of 2004 EBITDA determined by annualizing our EBITDA for the nine months ended September 30, 2004 as reported in Grupo México's unaudited financial statements for that nine-month period;

  •
  Grupo México's estimate of our 2004 EBITDA;

  •
  the estimates of 2005 EBITDA reflected in the Forecasts for our company assuming that we will be required to pay royalty taxes to the Peruvian government beginning in 2005 at rates of 1%, 2% and 3% of our net sales, respectively;

  •
  the estimate of our 2005 EBITDA provided by our management; and

  •
  an estimate of our 2005 EBITDA based on an average of estimates published by selected Wall Street research analysts.

        Goldman Sachs applied the implied EBITDA multiples for our company, using the estimates referred to above, to the corresponding estimates referred to below of Minera México's 2004 and 2005 EBITDA, none of which reflected the Tax Savings Estimates, to derive implied pre-tax-savings enterprise values for Minera México as of October 18, 2004:

  •
  an estimate of 2004 EBITDA determined by annualizing Minera México's EBITDA for the nine months ended September 30, 2004 as reported in Grupo México's unaudited financial statements for that nine-month period adjusted to give effect to a Mexican statutory workers profit tax rate of 10% and the use of Minera México's June results for July instead of actual July results to mitigate the impact of strikes at Minera México's facilities;

  •
  Grupo México's estimate of our 2004 EBITDA adjusted to give effect to Mexican statutory workers' profit tax rate;

  •
  the estimate of 2005 EBITDA reflected in the Forecasts for Minera México, as adjusted to give effect to a Mexican statutory workers' profit tax rate;

  •
  the estimate of Minera México's 2005 EBITDA as provided by its management, as adjusted to give effect to a Mexican statutory workers profit tax rate; and

  •
  the estimate of 2005 EBITDA reflected in the Forecasts for Minera México, as adjusted to give effect to a Mexican statutory workers profit tax rate.

        For each of the EBIDTA estimates, Goldman Sachs derived an implied enterprise value for Minera México by separately adding to the implied pre-tax savings enterprise value calculated with respect to that estimate hypothetical values for the Tax Savings Estimates that were 100%, 50% and 0% of the implied present value of the Tax Savings Estimates calculated using a discount rate of 8.5% in real terms. For each of the EBIDTA estimates, Goldman Sachs derived an implied equity value as of October 18, 2004 for the shares of Minera México that we will acquire pursuant to the merger by deducting from the implied enterprise value for Minera México $1 billion, the maximum amount of the net debt of Minera México and the book value of the minority interests in Minera México that will be outstanding as of the closing of the merger under the terms of the Agreement and Plan of Merger, and multiplying the result by 99.1463%, the percentage of the outstanding Minera México shares we are acquiring in the merger. Using the October 18, 2004 closing price of $46.41 for our Common Stock, Goldman Sachs calculated the implied number of shares of our Common Stock that reflected the implied equity value as of October 18, 2004 of 99.1463% of the outstanding Minera México shares derived using the various EBITDA estimates and our company's EBITDA multiples. The results of Goldman Sachs' calculations are presented in the table below:

	Illustrative Numbers of Our Shares to be Issued (in Millions) Based on Implied Minera México Equity Values Derived Assuming Specified Percentage of Illustrative Implied Value of Tax Savings Estimates
EBITDA Estimates
	100%	50%	0%
2004E Derived from Grupo México Annualized Results	45	43	42
2004E Based on Grupo México Estimates	56	54	53
2005E based on the Forecasts—assuming for SPCC 1% of Sales Royalty Tax for us	64	63	62
2005E based on the Forecasts—assuming for SPCC 2% of Sales Royalty Tax for us	66	65	63
2005E based on the Forecasts—assuming for SPCC 3% of Sales Royalty Tax for us	68	66	65
Minera México and our company's Management Estimates	73	72	70
Our company's Wall Street Research and Forecasts for Minera México	55	54	53

  Pro Forma EPS Analysis

        Goldman Sachs analyzed the pro forma impact of the merger on the estimated earnings per share, or EPS, of our company for the years 2005 and 2006 based on the Forecasts for us and both the Forecasts for Minera México adjusted to reflect the Tax Savings Estimates and Forecasts for Minera México, without adjustment to reflect the Tax Savings Estimates. As noted above under "—Discounted Cash Flow Analyses," the Forecasts for our company and Minera México (absent adjustment to reflect the Tax Savings Estimates) reflected the Peruvian and Mexican statutory tax rates and workers profit and participation rates. Although the Forecasts for our company reflect our management's assumption that we will be required to pay royalty taxes to the Peruvian government beginning in 2005 at rates of 2% of our net sales, because the rate and applicability of the royalty tax has not yet been implemented by the Peruvian government, Goldman Sachs separately analyzed the pro forma impact of the merger using the Forecasts for our company adjusted to reflect the payment of royalty taxes at rates of 1% and 3% of our net sales. Goldman Sachs also analyzed the pro forma impact of the merger on our estimated EPS for 2005 based on an average of 2005 EPS estimates for our company published by selected Wall Street research analysts and the Forecasts for Minera México, as adjusted to reflect the Tax Savings Estimates. Goldman Sachs performed all of the foregoing analyses based on our acquisition of 99.1463% of the outstanding Minera México shares.

        Based on the foregoing analyses, Goldman Sachs calculated that the proposed merger would be accretive to our estimated EPS for 2005 and 2006, without giving effect to any synergies that may result from the merger.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company or transaction used in the above analyses as a comparison is directly comparable to our company, Minera México or the proposed merger.

        Goldman Sachs prepared these analyses for purposes of providing its opinion to our special committee as to the fairness from a financial point of view to our company of the exchange of 67,207,640 newly-issued shares of our Common Stock for 99.1463% of the outstanding shares of Minera México currently owned by AMC, our controlling stockholder, pursuant to the Agreement and Plan of Merger. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither our company, Minera México, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the special committee was one of many factors taken into consideration by the special committee in making its recommendation to our board of directors to approve the Agreement and Plan of Merger.

        Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to the special committee in connection with, and has participated in certain of the negotiations leading to, the proposed merger.

        In addition, Goldman Sachs has provided certain investment banking services to affiliates of Cerro, a significant stockholder of our company, including acting as lead manager in connection with a bank loan in the aggregate principal amount of $70 million to Reliant Pharmaceuticals LLC, an affiliate of Cerro, in September 2004. Goldman Sachs may also provide investment banking services to us, Minera México, Grupo México, Cerro and Phelps Dodge Overseas Capital Corporation, another significant stockholder of our company, and their affiliates in the future. In connection with the above-described services, Goldman Sachs has received, and may receive, compensation.

        Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to us, Minera México, Grupo México, Cerro and Phelps Dodge Corporation, and their affiliates and may actively trade the debt and equity securities (or related derivative securities) of our company, Minera México, Grupo México and their affiliates and of affiliates of Cerro and Phelps Dodge Corporation for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        Our special committee selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement between our company and Goldman Sachs, dated as of March 5, 2004, as amended, Goldman Sachs is entitled to receive an aggregate fee of $2.6 million for its services to the special committee, $1.4 million of which has been paid to Goldman Sachs for its services through July 15, 2004. The remaining $1.2 million, which was agreed to by Goldman Sachs and the special committee on October 19, 2004, is payable to Goldman Sachs for its services from July 15, 2004 through the closing of the merger. Goldman Sachs' fees for its services to the special committee are payable regardless of whether the merger is consummated. We have also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against various liabilities, including various liabilities under the federal securities laws.

DESCRIPTION OF THE AGREEMENT AND PLAN OF MERGER

        The following is a summary of the material terms of the Agreement and Plan of Merger. This summary does not purport to describe all of the terms of the Agreement and Plan of Merger and is qualified in its entirety by reference to the complete Agreement and Plan of Merger which is included as Annex A to this proxy statement and which we filed on Form 8-K on October 22, 2004 and is incorporated by reference herein. You are urged to read the entire Agreement and Plan of Merger carefully.

General

        Under the Agreement and Plan of Merger, after the satisfaction or waiver of the conditions to the merger, SPCC Merger Sub will merge with and into ASC, with ASC being the surviving corporation. At the time of the merger, the certificate of incorporation and bylaws of SPCC Merger Sub will become the certificate of incorporation and the bylaws of ASC. As a result of the merger, ASC will become our wholly-owned subsidiary, and Minera México will become our 99.15% indirect subsidiary through ASC. The directors and officers of ASC will be the directors and officers of the surviving corporation and continue in such capacities until they resign or until their respective successors are duly elected and qualified.

Effective Time

        The merger is expected to take place on a date that is not later than the third business day after the conditions contained in the Agreement and Plan of Merger are satisfied or waived, or at such other time as we and ASC agree. See "Conditions to the Merger" below for a more detailed description of the conditions that must be satisfied or waived before the completion of the merger. The merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. The effective time of the merger is referred to in this proxy statement as the effective time.

Merger Consideration

        At the effective time of the merger, we will receive all of the outstanding shares of ASC and ASC's stockholder, AMC, will be issued 67,207,640 shares of our Common Stock. As a result of the merger, AMC's ownership in us will increase from approximately 54.2% to approximately 75.1%.

Representations and Warranties

        The Agreement and Plan of Merger contains various representations and warranties made by us and SPCC Merger Sub, as applicable, to AMC, ASC and Minera México, including, among other things, representations and warranties relating to:

  •
  organization, existence and good standing;

  •
  corporate power and authority to enter into the Agreement and Plan of Merger;

  •
  certain actions by our special committee and board of directors;

  •
  required consents and approvals;

  •
  capitalization;

  •
  compliance with our organizational documents, agreements and laws;

  •
  the accuracy of the information supplied by us for inclusion in this proxy statement;

  •
  filings with the Securities and Exchange Commission;

  •
  the inapplicability of certain state takeover laws;

  •
  the acquisition of Minera México shares for investment purposes;

  •
  the absence of certain finders' fees and commissions; and

  •
  the receipt of a fairness opinion from Goldman, Sachs & Co.

        None of the foregoing representations and warranties survive the closing of the merger, except for those representations and warranties relating organization, valid existence and good standing, corporate power and authority to enter into the Agreement and Plan of Merger and capitalization, which survive through the applicable statute of limitations, including any extensions thereof, plus 60 days.

        The Agreement and Plan of Merger also contains various representations and warranties made by AMC, ASC and Minera México, as applicable, to us and SPCC Merger Sub, including among other things, representations and warranties relating to:

  •
  organization, existence and good standing;

  •
  capitalization;

  •
  requisite corporate power and authority to enter into the Agreement and Plan of Merger;

  •
  filings with the Securities and Exchange Commission and certifications required by the Sarbanes-Oxley Act of 2002;

  •
  required consents and approvals;

  •
  compliance with organizational documents, agreements and laws;

  •
  the absence of any undisclosed liabilities;

  •
  the activities, assets and liabilities of ASC;

  •
  compliance with applicable laws;

  •
  certain employee benefit, labor, intellectual property, tax and environmental matters;

  •
  the net operating losses and recoverable asset tax balances of Minera México and its subsidiaries;

  •
  the absence of any litigation;

  •
  material contracts;

  •
  the validity of title to certain assets owned by Minera México and its subsidiaries;

  •
  the absence of certain finders' fees and commissions;

  •
  the accuracy of the information supplied for inclusion in this proxy statement; and

  •
  affiliate transactions.

        None of the representations and warranties of AMC, ASC or Minera México survive the closing of the merger, except for representations and warranties relating to (i) organization, existence and good standing, capitalization, corporate power and authority to enter into the Agreement and Plan of Merger and the activities, assets and liabilities of ASC, which survive through the applicable statute of limitations, including any extensions thereof, plus 60 days, (ii) the certifications required by the Sarbanes-Oxley Act of 2002, the net operating losses and recoverable asset tax balances of Minera México and its subsidiaries and affiliate transactions, which will survive (a) through the completion of an audit of our consolidated financial statements for the period ending December 31, 2005 plus 60 days, in the event the closing of the merger occurs prior to July 1, 2005 or (b) through the completion of an audit of such financial statements for the period ending December 31, 2006 plus 60 days, in the event that the closing of the merger occurs on or after July 1, 2005.

Conditions to the Merger

        The completion of the merger depends upon the satisfaction of a number of conditions, including those set forth below.

        The obligation of ASC and our company to consummate the merger is subject to the satisfaction or waiver, on or before the intended closing date, of many conditions, including the following:

  •
  Approval by our stockholders of Proposal No. 1 authorizing an amendment to our restated certificate of incorporation to (i) increase the number of shares of capital stock which we are authorized to issue from 100,000,000 shares to 167,207,640 shares and (ii) designate such newly-authorized shares as shares of Common Stock;

  •
  Approval by our stockholders of Proposal No. 2 authorizing the issuance of the 67,207,640 newly-authorized shares of our Common Stock in the merger;

  •
  Approval by our stockholders of Proposal No. 3 authorizing an amendment to our restated certificate of incorporation to change the composition and responsibilities of certain committees of our board of directors;

  •
  Absence of any law or injunction or prohibition against the merger issued by a court or government agency; and

  •
  Receipt of any necessary approvals from governmental entities in connection with the merger.

        Our obligation to consummate the merger is also subject to the fulfillment of other conditions, including the following:

  •
  The representations and warranties of AMC, ASC and Minera México contained in the Agreement and Plan of Merger (without giving effect to any materiality qualifiers) must be true and correct, with only such exceptions as would not have a material adverse effect on ASC, and Minera México and its subsidiaries taken as a whole;

  •
  AMC, ASC and Minera México must have performed and complied with in all material respects all of their obligations, agreements and covenants contained in the Agreement and Plan of Merger;

  •
  Minera México and its subsidiaries' net indebtedness (plus minority interests) cannot exceed $1,000,000,000;

  •
  A cash transaction dividend in the aggregate amount of $100 million to the holders of our Common Stock and Class A Common Stock was declared on January 31, 2005 to be paid on March 1, 2005, prior to the closing.

  •
  AMC must have contributed all of its ownership interest in Minera México to ASC, which was effected as of on October 18, 2004;

  •
  Minera México must have refinanced its $600,000,000 debt obligation, which occurred on October 29, 2004;

  •
  We must have received a copy of the notice required by Mexican tax law regarding the appointment of AMC's tax representative;

  •
  We must have received a letter from AMC's tax representative stating that he will, on AMC's behalf, (i) pay any Mexican income taxes, if any, relating to the contribution of the Minera México shares to ASC, which was completed on October 29, 2004 and (ii) have an independent accountant submit a report on such tax;

  •
  We must have received certification by ASC as to the accuracy of its representations and warranties, performance and compliance with its covenants and including the requirement that Minera México and its subsidiaries' net indebtedness (plus minority interests) cannot exceed $1,000,000,000; and

  •
  The shares of Common Stock to be issued in the merger must have been approved for listing on the New York Stock Exchange subject to official notice of listing.

        The obligation of ASC to consummate the merger is also subject to the fulfillment of other conditions, including the following:

  •
  The representations and warranties made by us and SPCC Merger Sub contained in the Agreement and Plan of Merger (without giving effect to any materiality qualifiers) must be true and correct, with only such exceptions as would not have a material adverse effect on us and our subsidiaries, taken as a whole;

  •
  We and SPCC Merger Sub must have performed and complied with in all material respects all of our obligations, agreements and covenants contained in the Agreement and Plan of Merger; and

  •
  We must have provided certification to ASC as to the accuracy of our representations and warranties and the performance and compliance with all of our obligations, agreements and covenants.

Termination of the Transaction

        Either ASC or we may call off the merger under certain circumstances, including if:

  •
  We both consent;

  •
  There is any law or final, non-appealable governmental injunction, order or decree that prevents completion of the merger;

  •
  The merger is not completed on or before June 21, 2005; or

  •
  Our stockholders have not approved each of Proposals 1, 2 and 3 at the special meeting;

        We may call off the merger under certain circumstances, including if:

  •
  Any of AMC, ASC or Minera México breaches in a material manner any of their representations, obligations or agreements and such breach is not capable of being cured by June 21, 2005, or if curable, has not been cured within 20 business days after they receive written notice from us of such breach.

        ASC may call of the merger under certain circumstances, including if:

  •
  We or SPCC Merger Sub breach in a material manner any of our representations, obligations or agreements and such breach is not capable of being cured by June 21, 2005, or if curable, has not been cured within 20 business days after we receive written notice from Minera México of such breach; or

  •
  If the special committee or our board of directors shall withdraw, modify, or change its recommendation with respect to the Agreement and Plan of Merger or the three proposals set forth in this proxy statement in a manner adverse to ASC.

        In the event the Agreement and Plan of Merger is terminated, each party will pay its own expenses incurred in connection with the merger.

Conduct of Business Prior to Completion of the Merger

        During the period from October 21, 2004 to the effective time of the merger, ASC cannot engage in any activities and is required to cause Minera México and its subsidiaries to each (i) operate its business in the usual and ordinary course of business, (ii) preserve intact its business organization and maintain its relationships with customers and suppliers and (iii) keep its properties and assets in good repair and condition. In addition during such period, without our prior written consent or unless contemplated by the Agreement and Plan of Merger, ASC cannot, and cannot permit Minera México or its subsidiaries to:

  •
  amend or propose to amend their respective certificates of incorporation or bylaws;

  •
  authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell or deliver, dispose of, encumber or pledge any stock of any class or any securities, or amend any of the terms of any such securities or agreements outstanding;

  •
  split, combine or reclassify any shares capital stock, declare, set aside or pay any dividend or other distribution, or redeem or otherwise acquire any of Minera México's securities or any securities of Minera México's subsidiaries;

  •
  incur, assume or guarantee any indebtedness or issue any debt securities, other than in the ordinary course of business consistent with past practice;

  •
  pledge or otherwise encumber shares of capital stock of ASC, Minera México or any of Minera México's subsidiaries;

  •
  mortgage, pledge or otherwise encumber any material assets or create any material lien on such assets other than permitted liens in the ordinary course of business;

  •
  adopt a plan of liquidation or adopt resolutions providing for liquidation, dissolution, consolidation, merger, restructuring or recapitalization;

  •
  except as may be required by law or existing agreement, or in the ordinary course of business, pay, agree to pay, grant, issue or accelerate payments or benefits pursuant to any benefit plan in excess of the payments or benefits provided under such benefit plan;

  •
  except for increases in the ordinary course of business for employees other than officers or directors that do not result in a material expense to Minera México or as required under existing agreements or in the ordinary course of business, increase in any manner the salary or benefits of any director, officer, consultant or employee;

  •
  except as may be required by law or existing agreement, amend any benefit plan in a manner that would materially increase the cost to Minera México or its subsidiaries or enter into any new benefit plan;

  •
  acquire, sell, transfer, lease, encumber, fail to maintain or dispose of any material assets or property, outside the ordinary course of business;

  •
  enter into any material commitment or transaction, outside the ordinary course of business;

  •
  change any financial accounting principles or practices, except as may be required by Mexican law, Mexican generally accepted accounting principles, U.S. generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission;

  •
  (i) acquire any corporation, partnership or other business organization; (ii) enter into any material contract or agreement other than in the ordinary course of business; (iii) engage in any affiliate transaction, other than a transaction with a subsidiary, which, individually, exceeds

    $5,000,000 or, in the aggregate, exceeds $15,000,000; or (iv) authorize any new capital expenditure except in the ordinary course of business;

  •
  make any material tax election, change any material method of tax accounting or settle or compromise any material tax liability or refund of Minera México or any of its subsidiaries;

  •
  except in the ordinary course of business, (i) terminate, amend or modify, or waive any material provision of, any material contract, or (ii) amend, modify or change any material policies governing product sales or returns or the treatment of accounts receivable; or

  •
  take, or agree in writing or otherwise to take, any of the foregoing actions.

        The covenants in the Agreement and Plan of Merger relating to the conduct of ASC, Minera México, and Minera México's subsidiaries during the period from October 21, 2004 to the effective time of the merger are very detailed and the above description is only a summary. We urge you to read carefully and in its entirety the section of the Agreement and Plan of Merger entitled "Conduct of Business of the Company" in Appendix A.

Other Covenants and Agreements

        The Agreement and Plan of Merger contains other covenants of the parties, including, but not limited to, the following covenants:

  •
  We agree to take all action reasonably necessary to hold a special meeting of stockholders in order to seek approval for the proposals set forth in this proxy statement;

  •
  We, AMC, ASC and Minera México agree to cooperate in the preparation and filing of this proxy statement;

  •
  We, SPCC Merger Sub, AMC, ASC and Minera México agree to give prompt notice to each other of (a) any circumstances arising which would be likely to cause any representation or warranty in the Agreement and Plan of Merger to be untrue or inaccurate, or any covenant, condition or agreement in the Agreement and Plan of Merger not to be complied with or satisfied or (b) any failure of any party to satisfy any covenant, condition or agreement in the Agreement or Plan of Merger;

  •
  AMC agreed to contribute all of its ownership in Minera México to ASC prior to the closing date of the merger, effective as of October 18, 2004;

  •
  We, SPCC Merger Sub, AMC, ASC and Minera México agree to consult with each other before issuing any press release or otherwise making any public statements with respect to the transaction;

  •
  We agree to (i) prepare and submit a listing application to the New York Stock Exchange covering the shares of Common Stock to be issued in the merger and (ii) use our reasonable efforts to obtain approval for the listing of such shares;

  •
  Except as otherwise required by law, the special committee and the board of directors agree not to withdraw or modify, or propose to withdraw or modify, in a manner adverse to AMC, ASC or Minera México their recommendation in favor of the three proposals discussed in this proxy statement;

  •
  We, SPCC Merger Sub, AMC, ASC and Minera México agree not to take any action that will prevent the merger from being treated as a tax-free reorganization pursuant to U.S. tax laws;

  •
  AMC's tax representative must deliver to us a copy of the notice required by Mexican tax law regarding his appointment;

  •
  AMC's tax representative must deliver a letter to us stating that he will, on AMC's behalf, (i) pay any Mexican taxes, if any, relating to the contribution of the Minera México shares to ASC and (ii) have an independent accountant submit a report on such tax;

  •
  AMC agrees to use its best efforts to cause our board of directors to declare, set aside and pay the quarterly cash dividend related to the third quarter of fiscal year 2004 to all of the holders of our of Common Stock and Class A Common Stock (which was declared on October 21, 2004 and paid on November 22, 2004); AMC also agrees to use its best efforts to cause our board of directors to declare and pay an aggregate $100 million transaction dividend to all of the holders of the Common Stock and Class A Common Stock prior to the closing date of the merger, which we delared on January 31, 2005 to be paid on March 1, 2005;

  •
  AMC, ASC and Minera México each agree that, prior to the date on which we receive approval from our stockholders for the three proposals set forth in this proxy statement, neither it nor any of its affiliates will acquire or agree to acquire any shares of our Common Stock or Class A Common Stock;

  •
  AMC agrees that, as of the closing date of the merger, the aggregate outstanding amount of net indebtedness (plus minority interests) of Minera México and its subsidiaries on a consolidated basis will not exceed $1,000,000,000;

  •
  We, AMC, ASC and Minera México each agree that any action to be taken by us prior to the closing to enforce our rights under the Agreement and Plan of Merger will be taken by and at the direction of the special committee;

  •
  We, AMC, ASC, and Minera México each agree that any action to be taken by us after the closing to enforce our rights (including indemnification rights) under the Agreement and Plan of Merger will be taken by and at the direction of a majority of the members of the board who are special independent directors;

  •
  AMC agreed to cause Minera México to refinance its $600,000,000 debt obligation, which occurred on October 29, 2004;

  •
  AMC, ASC and Minera México each agree to cause the audit of our consolidated financial statements for the fiscal year ending December 31, 2005 to be completed on or prior to March 31, 2006;

  •
  AMC agrees to not allow its consolidated net worth to fall below $500,000,000 at any time on or prior to the fifth anniversary of the closing date; provided, however, that such amount is allowed to be reduced each year by $25,000,000; and

  •
  For a period of five years after the closing, we and AMC agree to each use our reasonable best efforts to maintain the listing of our Common Stock on the New York Stock Exchange or other comparable internationally-recognized securities exchange or inter-dealer quotation system.

Indemnification

        The Agreement and Plan of Merger provides that, under certain circumstances, AMC will indemnify us and our subsidiaries and each of our respective directors, officers, employees, stockholders, and other related parties from and against any and all damages incurred or suffered in connection with:

  •
  Any breach by AMC, ASC or Minera México of any representation or warranty relating to (i) its organization, qualification or subsidiaries, (ii) the capitalization of Minera México and its subsidiaries, (ii) its authority to enter into the Agreement and Plan of Merger, (iii) the certifications required by the Sarbanes-Oxley Act of 2002, (iv) the activities, assets or liabilities of ASC, (v) the net operating losses and the recoverable asset tax balances of Minera México and its subsidiaries and (vi) affiliate transactions.

  •
  The non-performance or other breach of covenants relating to (i) post-closing deliveries, (ii) permits and (iii) certain Mexican tax matters;

  •
  pre-closing environmental matters, with such indemnification surviving until the fifth anniversary of the closing date; and

  •
  the enforcement of any rights to indemnification under the Agreement and Plan of Merger.

        Indemnification under the Agreement and Plan of Merger is limited as follows:

  •
  AMC is required to provide full reimbursement with respect to claims associated with breaches of (i) representations and warranties relating to the capitalization of Minera México and its subsidiaries, the activities, assets or liabilities of ASC or the net operating losses and the recoverable asset tax balances of Minera México and its subsidiaries and (ii) the covenants relating to post-closing deliveries and certain Mexican tax matters;

  •
  For all other indemnification claims, the maximum amount recoverable is $600,000,000;

  •
  Except with respect to certain matters discussed below, AMC's indemnification obligation is further limited in that it is not required to provide indemnification until the total amount of damages sought exceeds $100,000,000 (the "deductible") and then only to the extent of the amount that exceeds the deductible; and

  •
  The deductible does not apply to breaches in respect of the following representations, warranties, covenants or agreements: (i) the capitalization of Minera México and its subsidiaries, (ii) the activities, assets or liabilities of ASC, (iii) the net operating losses and the recoverable asset tax balances of Minera México and its subsidiaries, (iv) post-closing deliveries, (v) obtaining certain permits, (vi) certain Mexican tax matters and (vii) certain scheduled pre-closing environmental matters.

Appraisal Rights

        If you choose to vote against any of the proposals described in this proxy statement, Delaware General Corporation Law does not afford you any appraisal rights, as defined under Delaware law, because your shares are ineligible for such treatment pursuant to Section 262 of the Delaware General Corporation Law.

Accounting Treatment

        Given that both we and Minera México have the same indirect controlling stockholder, Grupo México, the merger will be accounted for on a historical carryover basis in a manner similar to the "pooling-of-interests" method of accounting. Accordingly, all of Minera México's historical assets and liabilities will be combined with ours at historical cost. The difference in the value of the new shares issued in the merger to AMC and the net carrying value of Minera México will be recognized in equity.

Material United States Federal Income Tax Consequences

        The following discussion is a summary of the material United States federal income tax consequences of the merger and our pre-closing distribution the of the $100 million transaction dividend, in aggregate, to holders of our Common Stock and Class A Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury regulations, and administrative and judicial interpretations thereof, each as in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This discussion does not address any state, local or foreign tax consequences of the merger or the distribution.

        As used in this discussion, the term U.S. holder means a beneficial owner of our Common Stock or Class A Common Stock that is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision of the United States, other than a partnership treated as foreign under U.S. Treasury Regulations;

  •
  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust, in general, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

        An individual may be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes, instead of a nonresident, by, among other ways, being present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year. For purposes of this calculation, you would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

        For purposes of this discussion, a non-U.S. holder is any holder of our Common Stock or Class A Common Stock, other than a U.S. holder.

  Tax Consequences of the Merger

        The Agreement and Plan of Merger provides that it is the intention of the parties that the merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Provided that the merger qualifies as a "reorganization," holders of outstanding stock of ASC will not recognize gain or loss for federal income tax purposes and the aggregate tax basis of the shares of Common Stock received by ASC's stockholders in the merger will equal the aggregate tax basis of those stockholders in their ASC stock immediately before the merger.

  Tax Consequences of the Distribution of the Aggregate $100 Million Transaction Dividend

  Taxation of U.S. Holders

        Prior to closing the merger, we will distribute a transaction dividend, totaling $100 million, to the holders of our Common Stock and Class A Common Stock. Each U.S. holder's pro-rata share of this distribution will be includible in the gross income of the U.S. holder as ordinary dividend income to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes. We expect that we will have sufficient earnings and profits so that the entire $100 million distribution will be treated as a dividend for United States federal income tax purposes. In the unlikely event that we do not have sufficient current or accumulated earnings and profits to qualify the entire distribution as a dividend, the portion of the distribution to a U.S. holder in excess of our current or accumulated earnings and profits will be treated as a return of the U.S. holder's tax basis in our Common Stock or Class A Common Stock, as the case may be, and then as gain from the sale or exchange of such stock. Under current law a maximum 15% U.S. federal income tax rate applies to any dividends that are properly included in a holder's income prior to January 1, 2009. Any portion of the distribution that is treated as a dividend and paid to a stockholder that is a

U.S. corporation will generally be eligible for the dividends received deduction, subject to applicable limitations.

  Special Rule for Extraordinary Distributions Paid to Corporate Stockholders

        If any dividend paid to a holder that is a U.S. corporation is treated as an "extraordinary dividend," the non-taxed portion of the dividend (i.e. the portion of the dividend not included in income as a result of the dividends received deduction) will reduce the holder's tax basis in our Common Stock or Class A Common Stock, as the case may be. To the extent the reduction exceeds the holder's tax basis, the excess will be treated as gain from the sale or exchange of those shares. A dividend will generally be considered an "extraordinary dividend" if the amount of the dividend (and, in certain cases, the sum of all dividends received within a one year period) equals or exceeds 10 percent of the corporate holder's adjusted tax basis in their shares. The tax basis reduction discussed above will not apply to any extraordinary dividend paid with respect to our Common Stock or Class A Common Stock that was held by a corporation for more than 2 years before the "dividend announcement date". The "dividend announcement date" for the contemplated $100 million distribution will be the date on which we are treated as declaring, announcing or agreeing to the amount or payment of the dividend, whichever is earliest. It is not clear how to determine the dividend announcement date with respect to the $100 million distribution. It can be argued that the distribution is not declared, announced or agreed to until our board of directors agrees to make the distribution. However, one could also argue that the execution of the agreement and plan of merger or the filing of this proxy statement constitutes an agreement regarding the amount of the dividend, if paid. In light of this uncertainty, you are urged to consult your own tax advisors regarding the application of the extraordinary dividend rules to your particular situation.

  Backup Withholding and Information Reporting

        In general, information reporting requirements will apply to dividend payments in respect of our stock with respect to a non-corporate U.S. holders, and "backup withholding" at the rate of 28% will apply to such payments if the holder or beneficial owner fails to provide an accurate taxpayer identification number in the manner required by United Sates law and applicable regulations, if there has been notification from the Internal Revenue Service of a failure by the holder or beneficial owner to report all interest or dividends required to be shown on its federal income tax returns or, in certain circumstances, if the holder or beneficial owner fails to comply with applicable certification requirements. Certain corporations and persons that are not United States persons may be required to establish their exemption from information reporting and backup withholding by certifying their status on an appropriate Internal Revenue Service form.

        Amounts withheld under the backup withholding rules may be credited against a holder's tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

  Taxation of Non-U.S. Holders

        A non-U.S. holder's allocable portion of the $100 million transaction dividend distribution will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes. We expect that we will have sufficient earnings and profits so that the entire $100 million distribution will be treated as a dividend for United States federal income tax purposes. In the unlikely event that we do not have sufficient current or accumulated earnings and profits to qualify the entire distribution as a dividend, the portion of the distribution in excess of our current or accumulated earnings and profits will be treated as a return of the non-U.S. holder's tax basis in our Common Stock or Class A Common Stock, as the case may be, and then as gain from the sale or exchange of such stock.

        Under current law, a corporation organized in the United States, like the Company, is required to withhold tax at a rate of 30%, or a lower rate under an applicable income tax treaty, from the gross amount of any distribution to a non-U.S. holder that is treated as a dividend, except to the extent the corporation meets certain requirements known as the "active foreign business requirements." We will meet the active foreign business requirements if we establish that at least 80 percent of our gross income for the three year period ending on the last day of the taxable year preceding the year that the dividend is paid is (i) from sources outside the United States and (ii) attributable to the active conduct of a trade or business in a foreign country. If we meet these requirements, we will be required to withhold United States federal withholding tax only with respect to that percentage of any dividend that equals the percentage that our United States source income bears to our total income. We expect that we will meet the active foreign business requirements with respect to the $100 million distribution. Moreover, we expect that substantially all if not all of our income for the relevant period will be from sources outside the United States and, accordingly, a very small percentage, if any, of United States federal withholding tax will be required with respect to dividends paid to non-U.S. holders. We can not assure you however that we will not have a somewhat greater percentage of United States source income and that a greater percentage of United States withholding tax will not be required.

        The federal income tax discussion set forth above is included for general information only and is based upon present law. Due to the individual nature of tax consequences, you are urged to consult your tax advisors as to the specific tax consequences to you of the distribution and merger, including the effects of applicable state, local or other tax laws.

Regulatory Approvals

        We are not aware of any regulatory approvals required to be obtained in connection with the consummation of the merger.

Completion of the Merger

        The merger will become effective when we file a Certificate of Merger with the Secretary of State of the State of Delaware, which will occur as soon as practicable following the satisfaction or waiver of all of the conditions to the merger.

Rights of Stockholders

        Your rights as a stockholder will not change following the merger. In addition, ASC's stockholder, AMC, will have the same rights as you do with respect to the new shares of Common Stock that it will receive in the merger. We currently anticipate that the merger will not result in any change in the two-class structure of our capital stock and both Common Stock and Class A Common Stock will remain outstanding.

RISK FACTORS

Certain Risks Associated with the Merger

        In deciding whether to vote in favor of the three proposals discussed herein, you should read carefully this proxy statement and the documents to which we refer you. You should also carefully consider the following factors:

  Benefits of the combination may not be realized

        If we complete the proposed acquisition of Minera México, we will integrate two companies that have previously operated independently. This will involve integrating, among other operations:

  •
  mining operations; and

  •
  worldwide exploration and development activities.

        We may not be able to integrate our operations and those of Minera México without encountering difficulties and anticipated cost and other synergies may not be realized. The diversion of the attention of management to the integration effort and any difficulties encountered in combining operations could adversely affect the combined company's businesses.

  Fluctuations in the relative values of each of the companies could have an effect on the value and the parity of the merger consideration.

        We are offering 67,207,640 shares of our Common Stock to AMC in exchange for all of the outstanding shares of ASC, which owns, through the Guaranty Trust and directly, approximately 99.1463% of the outstanding shares of Minera México in exchange for all of the outstanding shares of ASC. Fluctuations in the market price of our Common Stock or the value of Minera México could have an effect on the overall value or parity of the merger consideration.

Certain Risks Associated with Minera México's Business and Doing Business In Mexico

        In addition to the risks discussed above, you should also carefully consider the following factors associated with Minera México's business and certain factors relating to Mexico and elsewhere, which may adversely affect Minera México's business, results of operations and financial condition:

  Fluctuations in the market price of the metals that Minera México produces may significantly affect its financial performance

        The financial performance of Minera México is significantly affected by the market prices of the metals that it produces and, in particular, market prices of copper, zinc and silver. These prices have historically been subject to wide fluctuations and are affected by numerous factors beyond Minera México's control, including international economic and political conditions, levels of supply and demand, expectation of inflation, actions of commodity market participants, consumption and demand patterns, the availability and cost of substitutes, inventory levels maintained by producers and others and, to a lesser degree, inventory carrying costs and currency exchange rates. In addition, the market prices of certain metals have on occasion been subject to rapid short-term changes due to speculative activities. For information on copper, zinc and silver prices for each of the years in the five-year period ended December 31, 2003, see Item 4 "Information on the Company—Metals Prices" of Minera México's Annual Report filed on Form 20-F for the year ended December 31, 2003, which is incorporated herein by reference.

        Minera México's results were adversely affected in 2001 and 2002 by decreases in copper prices. Copper prices averaged $1.29 per pound during 2004 as compared to $0.81 per pound during 2003, $0.72 per pound during 2002 and $0.73 per pound during 2001. The price of copper was $1.49 per pound on December 30, 2004, and the lowest price of copper during 2004 was $1.06 per pound on January 7, 2004. The price of copper was $1.43 per pound on February 2, 2005. In the event of a substantial and sustained decline in the price of copper, negative trends in operating results may occur, and Minera México might, in very adverse market conditions, consider curtailing or modifying certain of its mining and processing operations.

  Despite the refinancing of Minera México's indebtedness, its financial condition and liquidity may not improve

        Under pressure due to low metals prices and the resulting drop in liquidity, Minera México restructured its debt to financial institutions in 2003 because of its failure to make scheduled payments and its noncompliance with certain financial covenants contained in its credit agreements. Minera México refinanced this restructured debt on October 29, 2004.

        The terms of the refinancing impose financial and other restrictions on Minera México and its subsidiaries, including limitations on the incurrence of additional debt and liens and on its ability to dispose of assets. These restrictions may reduce Minera México's flexibility in responding to changing business or economic conditions. In addition, this indebtedness is secured by shares representing common stock of Minera México and assets of its two main subsidiaries (Mexicana de Cobre, S.A. de C.V. and Mexicana de Cananea, S.A. de C.V.), including their concession rights. Failure by Minera México to comply with the provisions of this indebtedness will give the relevant lenders the right to retain the proceeds of the collateral, to declare the indebtedness to be in default, to accelerate the maturity of the indebtedness or to take other enforcement action against Minera México. Any such enforcement action would have an adverse effect on Minera México's financial position. Minera México continues to be exposed to the other risks enumerated in these "Risk Factors" even after the restructuring. There can be no assurance that it will be able to comply with the terms of its indebtedness or that it will not be in payment default in the future.

  Minera México may be adversely affected by the imposition of more stringent environmental regulations that would require it to spend additional funds

        The mining and processing industries in Mexico are subject to federal and state laws and regulations (including certain industry technical standards) governing protection and remediation of the environment, mining operations, occupational health and safety and other matters. Mexican environmental regulations have become increasingly stringent over the last decade. This trend is likely to continue and may be influenced by the environmental agreement entered into by Mexico, the United States and Canada in connection with the North American Free Trade Agreement. Accordingly, although Minera México believes that all of its facilities are in material compliance with currently applicable environmental, mining and other laws and regulations, there can be no assurance that more stringent enforcement of existing laws and regulations or the adoption of additional laws and regulations would not have an adverse effect on Minera México's business, properties, results of operations, financial condition or prospects.

        Due to the location of certain of Minera México's facilities near urban areas, environmental or other regulatory authorities may adopt measures that may restrict the operation of such facilities. These measures could have an adverse effect on Minera México's financial position and results of operations.

  Minera México's actual reserves may not conform to current expectations

        The proven and probable ore reserve data included in Minera México's Annual Report filed on Form 20-F for the year ended December 21, 2003, which is incorporated herein by reference, are estimates based on standard evaluation methods generally used in the international mining industry. Reserve estimates may require revision based on actual production experience. There can be no assurance that actual reserves will conform to geological, metallurgical or other expectations or that the estimated volume and grade of ore will be recovered. Lower market prices, increased production costs, reduced recovery rates, short-term operating factors and other factors may render proven and probable reserves uneconomic to exploit and may result in revision of reserve data from time to time. Reserve data are not indicative of future results of operations.

  Metals exploration efforts are highly speculative in nature and may be unsuccessful

        Metals exploration is highly speculative in nature, involves many risks and frequently is unsuccessful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling before production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. As a result of the foregoing uncertainties, no assurance can be given that the exploration programs of Minera México will result in the expansion or replacement of current production with new proven and probable ore reserves.

        Development projects have no operating history upon which to base estimates of proven and probable ore reserves and estimates of future cash operating costs. Such estimates are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and feasibility studies which derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of the mineral from the ore, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns based upon development of proven and probable ore reserves may differ significantly from those originally estimated. Moreover, significant decreases in actual over expected prices may mean reserves, once found, will be uneconomical to produce. It is not unusual in new mining operations to experience unexpected problems during the start-up phase.

  There is uncertainty as to the termination and renewal of Minera México's concessions

        Under Mexican law, mineral resources belong to the Mexican state and a concession from the Mexican federal government is required to explore for or exploit mineral reserves. Minera México's mineral rights derive from concessions granted by the Secretaría de Economía, formerly known as Secretaría de Comercio y Fomento Industrial or the Secretary of Economy pursuant to the Ley Minera (the mining law) and regulations thereunder.

        Mining concessions may be terminated if the obligations of the concessionaire are not satisfied. A concessionaire of a mining concession is obligated, among other things, to explore or exploit the relevant concession, to pay any relevant fees, to comply with all environmental and safety standards, and to provide information to the Secretary of Economy and permit inspections by the Secretary of Economy.

  Mexican economic and political conditions may have an adverse impact on Minera México's business

        In the past, Mexico has experienced both prolonged periods of weak economic conditions and dramatic deterioration in economic conditions, characterized by exchange rate instability and significant devaluation of the peso, increased inflation, high domestic interest rates, a substantial outflow of capital, negative economic growth, reduced consumer purchasing power and high unemployment. An economic crisis occurred in 1995 in the context of a series of internal disruptions and political events including a large current account deficit, civil unrest in the southern state of Chiapas, the assassination of two prominent political figures, a substantial outflow of capital and a significant devaluation of the peso. There can be no assurance that such conditions will not recur or that such conditions will not have a material adverse effect on Minera México's financial condition and results of operations.

        The annual inflation rate in Mexico was 12.8% in 1999, 9.0% in 2000, 4.4% in 2001, 5.7% in 2002, 4.0% in 2003 and 5.2% in 2004. The Mexican government has publicly announced that it does not expect inflation to exceed 4.0% in 2005. Interest rates on 28-day Certificados de la Tesorería (Cetes or Mexican treasury bills) were an average of 16.25% per annum in 1999, 15.24% per annum in 2000, 11.26% per annum in 2001, 7.09% per annum in 2002, 6.24% per annum in 2003 and 6.84% per annum in 2004. On February 2, 2005, the 28-day Cetes rate was 8.70% per annum. Mexico's gross domestic product increased at an annual rate of 3.7% in 1999 and 6.9% in 2000, decreased 0.3% in

2001 and increased .09% in 2002 and 1.3% in 2003. Gross domestic product increased at an annualized rate of 4.4% in the period ended September 30, 2004. International reserves were $30.7 billion at December 31, 1999, $33.6 billion at December 31, 2000, $40.9 billion at December 31, 2001, $48.0 billion at December 31, 2002, $57.4 billion at December 31, 2003 and $61.5 billion at December 31, 2004.

        On July 2, 2000, Vicente Fox of the Partido Acción Nacional, or PAN, was elected president. Although his election ended more than 70 years of presidential rule by the Partido Revolucionario Institucional, or PRI, neither the PAN nor the PRI succeeded in securing a majority in the Mexican congress. The resulting legislative gridlock has impeded the progress of reforms in Mexico, which could adversely affect economic conditions in Mexico or Minera México's results of operations. Furthermore, economic plans of the Mexican government in the past have not, in certain respects, fully achieved their objectives, and there can be no assurance that these and other economic plans of the Mexican government will achieve their stated goals. Future Mexican governmental actions could have an adverse effect on market conditions, prices and returns on Mexican securities (including Minera México's securities) and Mexican companies (including Minera México, its business, results of operations, financial condition, ability to obtain financing and prospects).

  Inflation, restrictive exchange control policies and devaluation of the peso may adversely affect Minera México's financial condition and results of operations

        The inflation rate in Mexico, as measured by the NCPI, was 12.3% in 1999, 9.0% in 2000, 4.4% in 2001, 5.7% in 2002, 4.0% in 2003 and 5.2% in 2004. At the same time, the peso has been subject in the past to significant devaluation, which may not have been proportionate to the inflation rate and may not be proportionate to the inflation rate in the future. The value of the peso declined by 4.2% in 1999 and 0.81% in 2000, appreciated by 4.48% in 2001 and declined by 12.47% in 2002, 8.44% in 2003 and 0.26% in 2004.

        Although all of Minera México's sales of metals are priced and invoiced in U.S. dollars, a substantial portion of its cost of sales (approximately 74% in 2003) is denominated in pesos. Accordingly, when inflation in Mexico increases without a corresponding devaluation of the peso, as it did in 2000, 2001 and 2002, Minera México's net income is adversely affected.

        Minera México recorded net remeasurement gain of $19.7 million in 2003. The peso has been subject to significant devaluation in the past and has caused Minera México to suffer net remeasurement losses. There can be no assurance that such devaluation will not occur in the future or that it will not result in net remeasurement losses for Minera México.

        The Mexican government has instituted restrictive exchange control policies in the past due to then current account balance of payment deficits and shortages in foreign exchange reserves. In the event of renewed shortages of foreign currency, no assurance can be given that the Mexican government will not institute restrictive exchange control policies in the future. The imposition of such policies in the future could impair Minera México's ability to obtain imported goods and to meet its U.S. dollar-denominated obligations (including its notes) and could have an adverse effect on its business and financial condition.

  Developments in other emerging market countries and in the United States may adversely affect the market value of Minera México

        The market value of securities of Mexican companies is, to varying degrees, affected by economic and market conditions in other emerging market countries. Although economic conditions in such countries may differ significantly from economic conditions in Mexico, investors' reactions to developments in any of these other countries may have an adverse effect on the market value of securities of Mexican issuers. In the past, economic crises in Asia, Russia, Brazil and other emerging market countries adversely affected the Mexican economy.

        In addition, in recent years economic conditions in Mexico have increasingly become correlated to U.S. economic conditions. Therefore, adverse economic conditions in the United States could have a significant adverse effect on Mexican economic conditions. There can be no assurance that the market value of Minera México would not be adversely affected by events elsewhere, especially in emerging market countries.

OUR SELECTED FINANCIAL DATA

        Our selected historical financial data presented below as of and for the five years ended December 31 2003, and for the nine months ended September 30, 2004 and 2003. The five years historical data ended December 31, 2003, includes certain information that has been derived from our consolidated financial statements. The financial information for the nine months ended September 30, 2004 and 2003 is unaudited and may not be indicative of results for the full fiscal year. The selected financial data should be read in conjunction with Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk" and the consolidated financial statements and notes thereto contained in our Annual Report filed on Form 10-K for the year ended December 31, 2003, which have been audited by PricewaterhouseCoopers LLP (years 2003 and 1999), Deloitte & Touche LLP (2002) and Arthur Andersen LLP (years 2001 and 2000).

	As of and for the period ended September 30,
			As of and for the year ended December 31,
(in millions, except per share and employee data)
	2004	2003	2003	2002	2001	2000	1999
Consolidated Statement of Earnings:
Net sales	$1,091	$553	$798	$665	$658	$711	$585
Operating costs and expenses(1)	550	421	581	546	569	561	539
Operating income	540	132	217	119	89	150	46
Minority interest of investment shares in	3	1	1	1	1	2	—
Cumulative effect of the change in accounting principle	—	2	2	—	—	—	—
Net earnings	$339	$76	$119	$61	$47	$93	$29
Per Share Amounts:
Net earnings—basic and diluted	$4.25	$0.95	$1.49	$0.76	$0.58	$1.16	$0.37
Dividends paid	$1.57	$0.36	$0.57	$0.36	$0.36	$0.34	$0.15
Consolidated Balance Sheet:
Total assets	$2,256	$1,930	$1,931	$1,752	$1,823	$1,771	$1,545
Cash and marketable securities	418.6	295.4	295	148	213	149	11
Total debt	294	349	349	299	396	347	223
Stockholders' equity	1,530	1,315	1,315	1,241	1,209	1,192	1,126
Consolidated Statement of Cash Flows:
Cash provided from operating activities	$419	$117	$191	$130	$151	$161	$63
Dividends paid	125	27	45	21	29	27	12
Capital expenditures	110	34	50	77	114	109	223
Depreciation, amortization and depletion	58	55	74	68	76	77	74
Capital Stock:
Common Stock outstanding	14.1	14.1	14.1	14.1	14.1	14.1	14.1
NYSE Price high	$54.10	$48.85	$48.85	$15.54	$15.10	$16.44	$18.06
low	$26.53	$14.42	$14.42	$10.82	$8.42	$11.00	$8.44
Class A Common Stock outstanding	65.9	65.9	65.9	65.9	65.9	65.9	65.9
Book value per share	$19.2	$16.4	$16.44	$15.51	$15.12	$14.90	$14.07
P/E ratio			31.65	20.67	26.07	12.84	38.03
Financial Ratios:
Current assets to current liabilities	2.4	2.5	2.5	3.1	1.9	3.3	2.4
Debt as % of capitalization	16.1	20.9	20.9%	19.3%	24.5%	22.4%	16.3%
Employees (at year end)	3,531	3,568	3,566	3,575	3,726	3,682	3,844
Notes to five-year selected financial and statistical data

(1)
Includes provision for workers' participation of $17.8 million, $8.5 million, $5.9 million, $12.1 million and $3.4 million in the years ended December 31, 2003, 2002, 2001, 2000 and 1999, respectively. Workers' participation is required under Peruvian law and is calculated at 8% of pre-tax earnings.

MATERIAL RECENT DEVELOPMENTS

        We have received correspondence from the SEC regarding a review undertaken by the SEC of our Form 10-K filed with the SEC for the year ended 2003 and our Form 10-Q's filed with the SEC for the first and second quarters of 2004 and of the Form 20-F of Minera México filed with the SEC for the year ended 2003. Among other matters, the review questions the appropriateness of a number of accounting methodologies applied by us and Minera México in connection with the preparation of our and Minera México's historical financial statements. Responses have been submitted to the questions posed by the SEC in its correspondence. The SEC has suggested that in connection with certain of the matters addressed in its correspondence, a restatement of previously prepared historical financial statements could be required. While we believe that the financial statements have been properly prepared in accordance with U.S. generally accepted accounting principles and that no restatement of previously prepared financial information will be required, no assurance can be given that the SEC will agree with our point of view or that a restatement of previously reported financial information will not be required, which restatement could have an adverse effect on our or Minera México's previously reported financial position or results of operations. In addition, we have agreed in our responses to make certain changes in our accounting methodologies in future SEC filings, which changes could make it more difficult to conduct period to period comparisons.

        Three purported class action derivative lawsuits have been filed in the Delaware Court of Chancery (New Castle County) relating to the proposed merger transaction. On January 31, 2005, the three actions—Lemon Bay, LLP v. Americas Mining Corporation, et al., Civil Action No. 961-N, Therault Trust v. Luis Palomino Bonilla, et al., and Southern Peru Copper Corporation, et al., Civil Action No. 969-N, and James Sousa v. Southern Peru Copper Corporation, et al., Civil Action No. 978-N—were consolidated into one action titled, In re Southern Peru Copper Corporation Shareholder Derivative Litigation, Consol. C.A. No. 961-N and the complaint filed in Lemon Bay was designated as the operative complaint in the consolidated lawsuit. The consolidated action purports to be brought on behalf of the company's common stockholders. The complaint alleges, among other things, that the proposed merger is the result of breaches of fiduciary duties by our directors and is not entirely fair to the company and its minority stockholders. The complaint seeks, among other things, a preliminarily and permanent injunction to enjoin the transaction, the award of damages to the class, the award of damages to the company and such other relief that the court deems equitable, including interest, attorneys' and experts' fees and costs. The company believes that the lawsuit is without merit and intends to vigorously defend against the action.

SELECTED FINANCIAL DATA FOR MINERA MÉXICO

        The selected historical data for Minera México presented below as of and for the five years ended December 31, 2003, and for the nine months ended September 30, 2004 and 2003, includes certain information that has been derived from Minera México's consolidated financial statements, including the financial statements included elsewhere in Minera México's Annual Report filed on Form 20-F for the year ended December 31, 2003. The financial information for the nine months ended September 30, 2004 and 2003 is unaudited and may not be indicative of results for the full fiscal year. This information should be read in conjunction with, and is qualified in its entirety by reference to, the Financial Statements, including the notes thereto, and Item 5 "Operating and Financial Review and Prospects" of Minera México's Annual Report filed on Form 20-F for the year ended December 31, 2003.

        Minera México's financial statements are presented in U.S. dollars and in accordance with accounting principles generally accepted in the United States of America. Minera México is a majority-owned indirect subsidiary of Grupo México, an entity registered pursuant to Mexican law. Minera México comprises substantially all the assets and liabilities of Grupo México associated with its mining operations in México. For foreign exchange purposes and basis of presentation and measurement,

Minera México's functional currency is the U.S. dollar. Minera México maintains its books in Mexican Pesos. Foreign currency assets and liabilities are re-measured into U.S. dollars at current exchange rates except for inventory, property, plant and equipment and other non-monetary assets, which are re-measured at historical exchange rates. Revenues and expenses are generally translated at average exchange rates in effect during the period, except for those expenses related to balance sheet amounts that are remeasured at historical exchange rates.

        For purposes of Minera México's Annual Report filed on Form 20-F for the year ended December 31, 2003, Minera México has restated the reconciliation of net income (loss) and stockholders' equity to U.S. generally accepted accounting principles as of and for the years ended December 31, 2002 and 2001 previously reported by its predecessor, Grupo Minero México, S.A. de C.V., to give effect to the identification of the U.S. dollar as the functional currency. The effect of the restatement is further discussed in Note 18 to the audited consolidated financial statements of Minera México's Annual Report filed on Form 20-F for the year ended December 31, 2003.

	As of and for the period ended September 30,		As of and for the year ended December 31,
	2004	2003	1999		2000	2001	2002		2003(1)
	(millions of U.S. dollars, except ratios and per share data)
Consolidated Statement of Operations:
Net sales	$973.1	$526.9	$1,689.7		$1,128.0	$901.5	$723.8		$781.6
Operating costs and expenses(2)	576.2	483.8	1,522.4		998.9	894.6	708.1		691.6
Operating income	396.9	43.1	167.3		129.1	6.9	15.7		90.0
Income (loss) before extraordinary gain	276.6	(91.8)	59.9		(75.6)	(154.3)	84.4		(35.2)
Extraordinary gain, net of tax	—	—	2.2		1.2	—	—		—
Net income (loss)	276.6	(91.8)	62.1		(74.4)	(154.3)	84.4		(35.2)
Per Share amounts:
Earnings (loss) per share	0.36	(0.11)	0.10		(0.12)	(0.23)	0.13		(0.05)
Number of outstanding shares	769.604	769,604	630,000		659,463	659,463	659,463		769,604
Consolidated Balance Sheets:
Total assets	2,590.4	2,564.5	7,329.6	(3)	2,682.3	2,667.6	2,666.8		2,564.5
Cash and cash equivalents	45.8	56.1	94.6		25.2	47.6 (4)	115.6	(4)	56.1
Total debt	1,039.9	1,322.2	3,286.8		1,361.9	1,335.9	1,322.2		1,322.2
Stockholders' equity	982.7	707.8	1,810.7		710.5 (5)	542.4	640.1		707.9
Consolidated Statement of Cash Flows:
Cash provided from operating activities	325.1	(179.0)	369.4		76.7	160.3	86.4		(90.2)
Capital expenditures	40.1	12.3	918.8	(6)	144.8	127.7	43.2		54.6
Depreciation, amortization and depletion	85.8	76.7	141.9		83.3	89.6	89.8		103.5
Dividends paid	—	—	30.5		—	—	—		—
Capital Stock:
Weighted average of shares outstanding	769,604	769,604	634,035		630,292	659,463	659,463		738,717
Book value per share	1.28	.92	2.85		1.13	0.82	0.97		0.96
BV/E ratio	3.56	(8.36)	28.5		(9.4)	(356.5)	746.2		(242.5)
Financial Ratios:
Current assets to current liabilities	1.20	1.45	1.51		0.91	1.11	1.26		1.45
Debt as % of capitalization(7)	51.4	65.1	64.5		65.7	71.1	67.4		65.1
Employees (at year end)	9.259	9.111	12,279		11,344	10,594	9,139		9,147

(1)
At the general Extraordinary Stockholders' Meeting held on May 28, 2003, the stockholders agreed to merge Grupo Minero México, S.A. de C.V., a wholly-owned subsidiary, into Minera México. As the companies were under common control, the merger was accounted for in a manner similar to a pooling-of-interests based on the accounting values of each of the combining entities included in the accounting records of Grupo México. The merger became effective as of October 1, 2003; as a result Minera México acquired all the assets, liabilities and capital of the merged company, which ceased to exist as a legal entity.

(2)
Includes a provision for workers' participation for 1999, 2000, 2001, 2002 and 2003 of $33.4 million, $26.8 million, $6.5 million, $9.6 million and $2.3 million, respectively. Workers' participation is required under Mexican law and is calculated at 10% of the pre-tax earnings.

(3)
The consolidated financial statements as of December 31, 1999, reflect (in addition) the results of ASARCO Incorporated's operations for the period from November 18 through December 31, 1999, and also of Grupo Ferroviario Mexicano's (74% owned) operations for the year 1999.

(4)
As a result of the significant decline in the price of metals produced, Minera México was not in compliance with certain debt covenants during 2001 and 2002 and was in default on certain payment obligations. As a result, holders of Minera México' secured export notes retained export sales in collateral accounts in the amounts of $41.3 million in 2001 and $88.0 million in 2002.

(5)
As part of a corporate restructuring, Minera México's predecessor, Grupo México, S.A. de C.V., changed its name to Minera México, S.A. de C.V. and Minera México became the mining division of Grupo México in Mexico after the restructuring. Please see Item 4. "Information on the Company History and Development of the Company" in Minera México Annual Report filed on Form 20-F for the year ended December 31, 2003. This figure represents the carrying value of the net assets transferred in connection with the corporate restructuring.

(6)
Includes the purchase of ASARCO Incorporated shares for $514.9 million, less ASARCO Incorporated's cash and marketable securities, at the date of purchase of $229.3 million.

(7)
Debt as % of capitalization is the ratio of total debt to total debt plus stockholder's equity.

UNAUDITED PRO FORMA COMBINED CONDENSED SELECTED FINANCIAL DATA

        The following unaudited pro forma combined condensed financial data is based on our historical consolidated financial statements as well as those of Minera México both of which are incorporated by reference in this proxy statement. The pro forma data gives effect to the merger described elsewhere in this proxy statement as well as other relevant events which have occurred subsequent to September 30, 2004 and which are not reflected in the historical financial statements of Minera México.

        Since the merger will be accounted for as a reorganization of entities under common control and the resulting historical carryover basis combined financial information has not yet been reflected in our historical financial statements which have been published, the pro forma unaudited combined condensed income statements are being presented for all periods for which our historical income statements are required (except for the nine month period ended September 30, 2003). Such income statements reflect the merger as if it had occurred on January 1, 2001. All other pro forma adjustments not directly related to the merger have been prepared as if they had occurred on January 1, 2003 and January 1, 2004 in the accompanying unaudited combined condensed income statements for the year ended December 31, 2003 and nine months ended September 30, 2004, respectively. The unaudited pro forma combined condensed balance sheet as of September 30, 2004, assumes the merger and other relevant events had occurred on September 30, 2004.

        The unaudited pro forma combined condensed selected financial data is presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have been achieved had the merger or other pro forma events been consummated on the date or for the periods indicated and do not purport to be indicative of the results of operations as of any future date or any future period. You should read the Unaudited Pro Forma Combined Condensed Selected Financial Data together with the Unaudited Pro Forma Combined Condensed Financial Information and its accompanying notes included in annex D of this proxy statement, and our historical financial statements as well as those of Minera México.

        The unaudited pro forma combined condensed selected data has been presented on a U.S. GAAP basis.

UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENTS OF EARNINGS

Stated in Thousands of U.S. Dollars, except per share data

	Nine months ended	Year ended
	September 30, 2004	December 31, 2003	December 31, 2002	December 31, 2001
Net sales:
Stockholders and affiliates	$53,141	$1,852	$9,137	$29,968
Others	2,003,132	1,579,211	1,381,601	1,531,320

Total net sales	2,056,273	1,581,063	1,390,738	1,561,288

Operating costs and expenses:
Costs of sales (exclusive of depreciation, amortization and depletion separately shown below)	920,003	993,014	961,423	1,232,890
Administrative	51,661	63,597	69,351	70,174
Depreciation, amortization and depletion	141,949	175,171	157,608	165,901
Exploration	10,546	17,869	13,345	15,939

Total operating costs and expenses	1,124,159	1,249,651	1,201,727	1,484,904

Operating income	932,114	331,412	189,011	76,384

Interest income	5,280	5,198	4,097	23,194
Other income (expense), net	36,782	(4,174)	(4,208)	(435)
Interest expense	(86,267)	(117,290)	(121,527)	(161,641)

Earnings (loss) before taxes on income and minority interest	887,909	215,146	67,373	(62,498)

Provision (benefit) for income taxes	263,307	122,275	(87,681)	47,383
Minority interest of investment shares	2,828	1,158	8,845	(2,819)

Income (loss) from continuing operations	$621,774	$91,713	$146,209	$(107,062)

Pro forma per common share amount	$4.22	$.62	$.99	$(.73)

Pro forma weighted average common shares outstanding	147,224,415	147,224,415	147,216,640	147,211,640

UNAUDITED PRO FORMA COMBINED CONDENSED

BALANCE SHEET

Stated in Thousands of U.S. Dollars

As of September 30, 2004

A S S E T S
Current Assets:
Cash and cash equivalents	$357,563
Accounts receivable, net	275,897
Inventories	376,264
Others current assets	67,613

Total current assets	1,077,337

Net property	3,035,913
Capitalized mine stripping, net	311,880
Leachable material, net	119,452
Intangible assets	123,981
Others assets	40,048

Total Assets	$4,708,611

L I A B I L I T I E S
Current liabilities:
Current portion of long-term debt	$26,504
Accounts payable	174,654
Accrued liabilities	455,263

Total current liabilities	656,421

Due to affiliates	49,228
Long-term debt	1,307,456
Deferred income tax	223,929
Other liabilities	20,545
Asset retirement obligation	38,263

Total non-current liabilities	1,639,421

MINORITY INTEREST	9,808

S T O C K H O L D E R S' E Q U I T Y
Common stock	1,545
Retained earnings	1,678,166
Treasury stock	(4,672)
Additional paid-in capital	727,922

Total stockholders equity	2,402,961

Total liabilities, Minority Interest and Stockholders Equity	$4,708,611

HISTORICAL AND PRO FORMA PER SHARE DATA
COMPARATIVE PER SHARE DATA

        The following table sets forth (a) the historical net income and book value per share of our capital stock in comparison with the pro forma net income and book value per share after giving effect to the proposed merger with Minera México as reorganization of entities under common control; (b) the historical net income and book value per share of Minera México's common stock in comparison with the equivalent pro forma net income and book value per share attributable to 6.7/100ths of a share of our capital stock which will be received for each share of Minera México; and (c) the actual cash dividends per share compared in the case of Minera México with the equivalent pro forma of 6.7/100ths of the cash dividend paid on each share of our capital stock. The information presented in this table is only a summary and should be read in conjunction with the unaudited pro forma combined condensed financial information and the separate financial statements of the respective companies and the notes thereto appearing or incorporated by reference elsewhere here.

	September 2004	2003	December 2002	2001
Southern Peru Copper Corporation
Net income:
Historical (1)	$4.25	$1.49	$0.76	$0.58
Pro forma (2)	4.22	0.62	0.99	(0.73)
Dividends:
Historical	1.57	0.57	0.36	0.36
Pro forma (3)	1.57	0.57	0.36	0.36
Book value:
Historical (4)	19.12	16.44	15.51	15.12
Pro forma (5)	16.32
Minera México
Net income:
Historical (1)	0.36	(0.05)	0.13	(0.23)
Equivalent pro forma (6)	0.28	0.04	0.07	(0.05)
Dividends:
Historical	0	0	0	0
Equivalent pro forma (7)	0.11	0.04	0.02	0.02
Book value:
Historical (4)	1.28	0.96	0.97	0.82
Equivalent pro forma (6)	1.09

(1)
Historical net income per share is computed by dividing net income by the weighted average number of shares for each period presented.

(2)
Pro forma net income per share is computed by dividing net income by the weighted average number of shares had the merger been consummated on January 1, 2001.

	SPCC historical weighted average number of shares	New issuance of shares	SPCC pro forma weighted average number of shares
Nine-months ended September 30, 2004	80,016,775	67,207,640	147,224,415
Year ended December 31, 2003	80,016,775	67,207,640	147,224,415
Year ended December 31, 2002	80,009,000	67,207,640	147,216,640
Year ended December 31, 2001	80,004,000	67,207,640	147,211,640
(3)
Same as historical.

(4)
Historical book value per share is computed by dividing shareholders equity by the number of common shares outstanding at the end of each period.

(5)
Pro forma book value per share is computed by dividing pro forma shareholders equity by the number of common shares outstanding had the merger been consummated as September 30, 2004.

	SPCC historical outstanding number of shares	New issuance of shares	SPCC pro forma outstanding number of shares
As of September 30, 2004	80,016,775	67,207,640	147,224,415
(6)
Our pro forma amounts are multiplied by 6.7%

(7)
Our historical amounts are multiplied by 6.7%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The information set forth below as to the shares of our Common Stock beneficially owned by the directors and executive officers and by all directors and officers as a group is stated as of January 31, 2005. None of our directors and executive officers beneficially own any shares of our Class A Common Stock.

	Southern Peru Copper Corporation
	Shares of the Company's Common Stock Beneficially Owned (a)	Percent of Outstanding Common Stock
German Larrea Mota—Velasco (c)	1,200	(b)
Xavier Garcia de Quevedo Topete	200	(b)
Oscar González Rocha	0	(b)
Juan Rebolledo Gout	400	(b)
Jaime Fernando Collazo Gonzalez	200	(b)
Emilio Carrillo Gamboa	400	(b)
Carlos Ruiz Sacristan	400	(b)
Harold Handelsman	600	(b)
Genaro Larrea Mota—Velasco	200	(b)
Armando Ortega Gómez	600	(b)
Gilberto Perezalonso Cifuentes	800	(b)
Luis Miguel Palomino Bonilla	400	(b)

All, directors and officers as a group (17 individuals)	5,400	(b)

(a)
Information with respect to beneficial ownership is based upon information furnished by each director or officer. Except as noted below, all directors and officers have sole voting and investment power over the shares beneficially owned by them.

(b)
Less than 0.5%.

(c)
Mr. Larrea disclaims beneficial ownership over the shares of Class A Common Stock owned by SPHC II Incorporated, which in turn is controlled by Grupo México.

        Set forth below is certain information with respect to those persons who are known by us to have been, as of January 31, 2005, beneficial owners of more than five percent of our outstanding Common Stock or Class A Common Stock.

	Common Stock
		Percent of Outstanding Common Stock	Class A Common Stock
	Shares of Common Stock Beneficially Owned
			Shares of Class A Common Stock Beneficially Owned	Percent of Outstanding Class A Common Stock	Percent of Outstanding Capital Stock	Voting Percentage (a)
SPHC II Incorporated (b) 2575 E. Camelback Road, Suite 500, Phoenix, AZ 85016			43,348,949	67.71%	55.48%	64.85%
Cerro Trading Company, Inc.(c) 225 West Washington Street Suite 1900 Chicago, IL 60606	—	—	9,498,088	14.84	12.16	14.20
Phelps Dodge Corporation(d) One North Central Avenue Phoenix, AZ 85004	—	—	11,173,796	17.45	14.30	16.72
Merrill Lynch & Co., Inc. World Financial Center, North Tower 250 Vesey Street New York, NY 10381 (e)	759,050	5.38%	—	—	0.97	0.23
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105(f)	874,464	6.19	—	—	1.12	0.26
Barclays Private Bank Limited 59/60 Grosvenor Street London, WIX 9DA England (f)	924,041	6.54	—	—	1.18	0.28
AFP Horizonte Av. Republica de Panama 3055, 5th Floor, San Isidro, Lima 27, Peru (g)	1,043,425	7.391	—	—	1.34	0.31
Integra AFP Canaval and Moreyra 522, San Isidro, Lima, Peru (h)	1,495,097	10.59	—	—	1.91	0.45
Profuturo AFP Francisco Masias 370 San Isidro, Lima 27, Peru (i)	742,736	5.26	—	—	0.95	0.22
AFP Union Vida Pasaje Los Delfines 159, Urb. Las Gardenias, Santiago de Surco, Lima Peru (j)	1,667,377	11.81	—	—	2.13	0.50

(a)
Our restated certificate of incorporation provides that, except with respect to the election of directors or as required by law, our Common Stock and Class A Common Stock vote together as a single class, with each share of Common Stock entitled to one vote and each share of Class A Common Stock entitled to five votes.

(b)
An indirect wholly-owned subsidiary of Grupo México. On March 31, 2003, SPHC sold all its stock in SPCC to AMC, the immediate parent of ASARCO Incorporated. Immediately after the transaction, the shares of Class A Common Stock were transferred to SPHC, a subsidiary of AMC, and were pledged to a group of financial institutions.

(c)
A subsidiary of The Marmon Corporation. Pursuant to Amendment No. 5 to the Schedule 13D filed by Cerro Trading Company, Inc. on December 29, 2004, Cerro sold 1,880,000 shares of Class A Common Stock to SPC Investors, LLC.

(d)
Pursuant to Amendment No. 1 to the Schedule 13D filed by Phelps Dodge Corporation on December 29, 2004. Of the 11,173,796 shares, 8,963,796 are held by Phelps Dodge Overseas and 2,210,000 shares are held by Climax Molybdenum B.V., both subsidiaries of Phelps Dodge Corporation.

(e)
As reported on a Schedule 13-G filed by Merrill Lynch & Co., Inc., on behalf of Merrill Lynch Investment Managers, on January 28, 2004, ownership is disclaimed. Certain of the shares reported may also be owned beneficially by others holders of more than 5% of our Common Stock.

(f)
As reported on a Schedule 13-G filed by Barclays Global Investors, NA on February 17, 2004. Barclays Global Investors reports sole voting and dispositive power over 705,482 shares. Barclays Private Bank Limited reports sole voting and dispositive power over 754,650 shares. Certain of the shares reported may also be owned beneficially by others holders of more than 5% of our Common Stock.

(g)
Information provided by AFP Horizonte as of December 31, 2004.

(h)
Information provided by Integra AFP as of December 31, 2004.

(i)
Information provided by Profuturo AFP as of December 31, 2004.

(j)
Information provided by AFP Union Vida as of December 31, 2004.

        Our restated certificate of incorporation provides that each share of our Class A Common Stock automatically converts into one share of our Common Stock (voting share for share as a single class on all matters including election of directors), if at any time the number of shares of our Class A Common Stock and Common Stock owned by the holders of our Class A Common Stock (or affiliates thereof) is less than 35% of the outstanding shares of our Class A Common Stock and Common Stock. At such time the stockholders' agreement among our holders of Class A Common Stock would terminate. In addition, the rights and obligations of each holder of our Class A Common Stock under the stockholders' agreement terminate in the event such holder of Class A Common Stock (or its affiliates) ceases to own shares of our Class A Common Stock. Based on the letter agreements between AMC and Cerro and AMC and Phelps Dodge Corporation described under "Special Meeting Information—Arrangements With Respect to the Vote", each of AMC and Cerro and Phelps Dodge Corporation expressed their current intent to take all action reasonably necessary to effect simultaneously with the closing of the merger the conversion of their shares of Class A Common Stock into a single class of Common Stock. The merger will not result in any change in the two class structure of our capital stock and both Common Stock and Class A Common Stock will remain outstanding. We understand that none of AMC, Cerro or Phelps Dodge Corporation will voluntarily convert their shares of Class A Common Stock unless all shares of Class A Common Stock are simultaneously converted.

        In addition, the following information is provided in satisfaction of applicable rules of the Securities and Exchange Commission. Grupo México, S.A. de C.V. is a Mexican corporation with its principal executive offices located at Baja California 200, Colonia Roma Sur, 06760 Mexico City, Mexico. Grupo México is our largest stockholder. Through its wholly-owned subsidiaries, AMC and SPHC II Incorporated, it currently owns approximately 54.2% of our capital stock and approximately 65.8% of our Class A Common Stock. Grupo México's principal business is to act as a holding company for shares of other corporations engaged in the mining, processing, purchase and sale of minerals and other products and railway services. Grupo México shares are listed on the Mexican Stock Exchange.

        You should be aware that some of our executive officers and directors have interests in the merger that may be in addition to or different from the interests of our stockholders generally. These interests relate primarily from, among other things, their ownership of shares in Grupo México. The largest stockholder of Grupo México is Empresarios Industriales de México, S.A. de C.V. or EIM, which is a Mexican corporation. The principal business of EIM is to act as a holding company for shares of other corporations engaged in a variety of businesses including mining, construction, real estate and drilling.

The Larrea family, directly controls the majority of the capital stock of EIM and directly and indirectly controls a majority of the votes of the capital stock of Grupo México.

Director/Officer	Beneficial Ownership
Xavier Garcia de Quevedo Topete	94,902
Genaro Larrea Mota-Velasco	9,411,000
Oscar Gonzalez Rocha(1)	163,139
Remigio Martinez Muller	16,176
Vidal Muhech Dip	6,049
Armando Ortega Gomez	22
Mario Vinageras Barroso	0
Juan Rebolledo Gout	13,012

Total	9,704,300

(1)
Mr. Oscar Gonzalez Rocha has the right to acquire 38,523 additional shares of Grupo México under Grupo México's stock option plan.

        Except as set forth above, and to our knowledge, none of our directors and executive officers beneficially own any equity security of Grupo México.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our 2005 annual meeting of stockholders must have been received by us at our principal executive office in the United States (2575 E. Camelback Rd. Suite 500, Phoenix, AZ 85016, USA) by November 30, 2004 in order to be considered for inclusion in our proxy statement and form of proxy.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed with the Securities and Exchange Commission by us pursuant to the Exchange Act of 1934 are incorporated by reference in this proxy statement:

        (a)    Our Annual Report on Form 10-K for the year ended December 31, 2003;

        (b)    Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

        (c)    Our Current Reports on Form 8-K filed on January 7, 2004, January 30, 2004, February 4, 2004, February 13, 2004, February 18, 2004, March 22, 2004, April 21, 2004, April 30, 2004, July 23, 2004, August 18, 2004, August 31, 2004, September 13, 2004, September 24, 2004, October 22, 2004 and January 27, 2005.

        The following documents filed with the Securities and Exchange Commission by Minera México pursuant to the Exchange Act of 1934 are incorporated by reference in this proxy statement.

        (a)    Minera México's Annual Report on Form 20-F for the year ended December 31, 2003; and

        (b)    Minera México's Current Reports on Form 6-K filed May 28, 2004 and November 26, 2004.

        All documents and reports filed by us and Minera México pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 subsequent to the date of this proxy statement and prior to the special meeting shall be deemed to be incorporated by reference in this proxy statement and to be a part hereof from the respective dates of the filing of such documents or reports. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such earlier statement.

        This proxy statement incorporates documents by reference which are not presented herein or delivered herewith, such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person whom this proxy statement is delivered, on written or oral request, in the case of documents relating to the Company, to Southern Peru Copper Corporation, 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016, (602) 977-6500, or, in the case of documents relating to Minera México, to Minera México, Baja California 200, Col. Roma Sur, 06760 Mexico City, Mexico, 011-52-55-5080-0050. In order to ensure timely delivery of the documents, any request should be made no later than five days prior to the date of the special meeting.

AVAILABLE INFORMATION

        We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act of 1934. Minera México is required to file annual and special reports and other information with the Securities and Exchange Commission under the Exchange Act of 1934.     You may read and copy this information in person at the following location of the Securities and Exchange Commission:

Public Reference Room
450 Fifth Street, N.W. Suite 1024
Washington, D.C. 20549

        Copies of this information may also be obtained by mail from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549, at prescribed rates. Information on the operation of the Securities and Exchange Commission's public reference room can be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website that contains reports, proxy statements and other information about issuers, like us and Minera México, that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

INDEPENDENT AUDITORS

        One or more representatives of PricewaterhouseCoopers S.C., our independent accountants, are expected to be present at the special meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER MATTERS

        We are not aware of any other matters to be considered at the special meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy are ratified to and will vote said proxy in accordance with their judgment on such matters.

Southern Peru Copper Corporation
/s/ Armando Ortega Gómez
Armando Ortega Gómez, Secretary

February     , 2005

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of October 21, 2004

by and among

SOUTHERN PERU COPPER CORPORATION,

SPCC MERGER SUB, INC.

and

AMERICAS SALES COMPANY, INC.,

AMERICAS MINING CORPORATION,

MINERA MÉXICO S.A. DE C.V.

ARTICLE I CERTAIN DEFINITIONS
ARTICLE II THE MERGER
Section 2.1	The Merger
Section 2.2	Effective Time; Closing
Section 2.3	Effects of the Merger
Section 2.4	Certificate of Incorporation and Bylaws
Section 2.5	Directors
Section 2.6	Officers
Section 2.7	Subsequent Actions
Section 2.8	Effect on the Capital Stock
Section 2.9	Deliveries by ASC
Section 2.10	Deliveries by Parent
Section 2.11	United States Federal Income Tax Treatment
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
Section 3.1	Organization and Qualification; Subsidiaries
Section 3.2	Capitalization of ASC, the Company and the Company's Subsidiaries
Section 3.3	Authority Relative to this Agreement
Section 3.4	SEC Reports; Company Financial Statements
Section 3.5	Certifications
Section 3.6	Consents and Approvals, No Violations
Section 3.7	No Default
Section 3.8	No Undisclosed Liabilities; Absence of Changes
Section 3.9	ASC
Section 3.10	Compliance with Applicable Law
Section 3.11	Employee Benefit Matters
Section 3.12	Labor Matters
Section 3.13	Intellectual Property
Section 3.14	Taxes
Section 3.15	Absence of Litigation
Section 3.16	Material Contracts
Section 3.17	Environmental Laws and Regulations
Section 3.18	Title to Assets; Sufficiency of Assets
Section 3.19	Brokers
Section 3.20	Proxy Statement; Information
Section 3.21	Affiliate Transactions
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Section 4.1	Organization
Section 4.2	Authority Relative to this Agreement
Section 4.3	Consents and Approvals; No Violations
Section 4.4	Capitalization
Section 4.5	No Default
Section 4.6	Information Supplied
Section 4.7	SEC Reports; Parent Financial Statements
Section 4.8	State Takeover Statute Inapplicable
Section 4.9	Reorganization
Section 4.10	Acquisition of Shares for Investment
Section 4.11	Brokers
Section 4.12	Opinion of Financial Advisor

A-i

ARTICLE V COVENANTS
Section 5.1	Stockholders Meeting
Section 5.2	Proxy Statement
Section 5.3	Conduct of Business of the Company
Section 5.4	Notification of Certain Matters
Section 5.5	Access to Information
Section 5.6	Additional Agreements, Commercially Reasonable Efforts
Section 5.7	Public Announcements
Section 5.8	Listing Application
Section 5.9	Change of Recommendation
Section 5.10	Privilege
Section 5.11	Certain Tax Matters
Section 5.12	Dividends
Section 5.13	Standstill
Section 5.14	Company Indebtedness
Section 5.15	Enforcement of Parent's Rights Under This Agreement
Section 5.16	Company Refinancing
Section 5.17	Audited Financials
Section 5.18	AMC Consolidated Net Worth
Section 5.19	Parent Listing
ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.1	Conditions to the Merger
Section 6.2	Conditions to Each Party's Obligations to Effect the Merger
ARTICLE VII TERMINATION; AMENDMENT; WAIVER
Section 7.1	Termination
Section 7.2	Effect of Termination
Section 7.3	Fees and Expenses
Section 7.4	Amendment
Section 7.5	Waiver
ARTICLE VIII INDEMNIFICATION
Section 8.1	General Indemnification
Section 8.2	Limitations on Indemnity
Section 8.3	Exclusive Remedy
Section 8.4	Payment
Section 8.5	Right to Indemnification Not Affected by Knowledge or Waiver
ARTICLE IX MISCELLANEOUS
Section 9.1	Survival of Representations, Warranties and Covenants
Section 9.2	Entire Agreement; Assignment
Section 9.3	Severability
Section 9.4	Notices
Section 9.5	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial
Section 9.6	Specific Performance
Section 9.7	Interpretation
Section 9.8	Parties in Interest
Section 9.9	Counterparts
EXHIBIT A	Parent Amendment
EXHIBIT B	Refinancing Term Sheet
EXHIBIT C	SEC Compliance Letter
Company Disclosure Schedule
Parent Disclosure Schedule

A-ii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of October 21, 2004 (this "Agreement"), is made by and among Southern Peru Copper Corporation, a Delaware Corporation ("Parent"), SPCC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), Americas Sales Company, Inc., a Delaware corporation ("ASC"), Americas Mining Corporation, a Delaware corporation ("AMC"), and Minera México S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Méxican States ("México") and a subsidiary of ASC (the "Company").

        WHEREAS, Parent has authority to issue a total of 100,000,000 shares of its capital stock, par value $0.01 per share (the "Parent Stock"), consisting of 65,900,833 shares of Class A Common Stock (the "Parent Class A Common Stock") and 34,099,167 shares of Common Stock ("Parent Common Stock") as of the date hereof;

        WHEREAS, Affiliates of ASC have proposed to the board of directors of Parent (the "Parent Board") a transaction pursuant to which Parent would, among other things, acquire the outstanding shares of the Company currently owned by ASC and AMC would acquire additional shares of Parent Common Stock;

        WHEREAS, AMC owns, through the Guaranty Trust and directly, 763,034,355 shares of the Company, representing approximately 99.1463% of the outstanding shares of the Company ("Company Common Stock"), as of the date hereof, and Parent and its Affiliates will own such shares of Company Common Stock on the Closing Date;

        WHEREAS, prior to the Closing Date, AMC will contribute all the shares representing a 99.1463% interest in the Company to ASC (the "Contribution");

        WHEREAS, for Méxican tax purposes, it is intended that the Contribution shall be a taxable transaction under Méxican Federal Income Tax Law;

        WHEREAS, the Parent Board has established a special committee of the Parent Board comprised solely of directors unaffiliated with ASC or its Affiliates (the "Special Committee") to consider such proposal and make a recommendation to the Parent Board with respect thereto;

        WHEREAS, the Special Committee, after consultation with its independent financial advisors, legal counsel and mining consultants, and the Parent Board, based on the recommendation of the Special Committee, (a) have determined that each of (i) the merger of Merger Sub with and into ASC, with ASC as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, (ii) the issuance of Parent Common Stock in the Merger, and (iii) the amendments to Parent's restated certificate of incorporation contemplated by this Agreement is advisable, fair to and in the best interests of Parent's stockholders (other than Affiliates of ASC), and (b) have approved this Agreement, the Merger and the other transactions contemplated hereby;

        WHEREAS, the Special Committee and the Parent Board, based on the recommendation of the Special Committee, have resolved to recommend that Parent's stockholders approve the issuance of shares of Parent Common Stock in the Merger, and the amendments to Parent's restated certificate of incorporation contemplated by this Agreement;

        WHEREAS, the board of directors of ASC and Merger Sub have determined that this Agreement and the Merger are advisable, fair to and in the best interests of their respective corporation and stockholders (as applicable) and have approved this Agreement and the Merger;

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, ASC, AMC, the Company, Parent, and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        As used in this Agreement, the following terms shall have the respective meanings set forth below:

        "Affiliate" of a specified Person means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified Person; provided that as used in this Agreement with respect to ASC, or AMC the term "Affiliate" or "Affiliates" means Affiliates of such party, other than Parent and Parent's Subsidiaries. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise.

        "Affiliate Transaction" shall mean any transaction, business dealing or material financial interest in any transaction between ASC, the Company or any of the Company's Subsidiaries, on the one hand, and AMC or any of its Affiliates (other than ASC, the Company or any of the Company's Subsidiaries), on the other hand.

        "Agreement" shall have the meaning set forth in the preamble.

        "AMC" shall have the meaning set forth in the preamble.

        "AMC Consolidated Net Worth" means the average of the sum of (i) the total amount of all assets of AMC and its Subsidiaries, less (ii) the total amount of all liabilities of AMC and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP and in accordance with a balance sheet demonstrating compliance with Section 5.18 during each fiscal year.

        "Article 190" shall mean article 190 of the Méxican Federal Income Tax Law, as in effect on the date of this Agreement.

        "ASC" shall have the meaning set forth in the preamble.

        "ASC Common Stock" shall have the meaning set forth in Section 2.8(b).

        "ASC Securities" shall have the meaning set forth in Section 3.2(b).

        "Authorized Share Amendment" shall have the meaning set forth in Section 5.1(a).

        "Benefit Plans" shall have the meaning set forth in Section 3.11(a).

        "Business Day" shall mean any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York or México City, México.

        "Certificate of Merger" shall have the meaning set forth in Section 2.2.

        "Certificate" shall have the meaning set forth in Section 2.8(b).

        "Claim Notice" shall have the meaning set forth in Section 8.1(b).

        "Closing" shall have the meaning set forth in Section 2.2.

        "Closing Date" shall have the meaning set forth in Section 2.2.

        "Code" shall have the meaning set forth in the recitals.

        "Common Agreement" means that certain Common Agreement dated April 29, 2003, by and among the Company, the Company's Subsidiaries, Bank of America, N.A., HSBC Bank USA, The Bank of New York and the other parties thereto.

        "Company" shall have the meaning set forth in the preamble.

        "Company 2003 Financial Statements" shall have the meaning set forth in Section 3.4.

        "Company 2003 Form 20-F" shall have the meaning set forth in Section 3.16.

        "Company Balance Sheet" means the audited balance sheet for the period ended December 31, 2003, contained in the Company 2003 Form 20-F, filed with the SEC on July 14, 2004.

        "Company Common Stock" shall have the meaning set forth in the recitals.

        "Company Disclosure Schedule" means the schedule of disclosures delivered by the Seller Parties to Parent and Merger Sub concurrent with the execution of this Agreement.

        "Company Financial Statements" shall have the meaning set forth in Section 3.4.

        "Company Intellectual Property" means the intellectual property rights used in the conduct of the business of the Company or its Subsidiaries, including all patents and patent applications, trademarks, trademark registrations and applications, domain names, copyrights and copyright registrations and applications, computer programs, technology, know-how, trade secrets, proprietary processes, inventions, service marks, original works of authorship and formulae, all other proprietary rights, all copies and tangible embodiments thereof (in whatever form or medium), together with the goodwill associated with the foregoing and any rights in or licenses to or from a third party in any of the foregoing, and any past, present, or future claims or causes of actions arising out of or related to any infringement or misappropriation of any of the foregoing.

        "Company's Knowledge" means the actual knowledge of Héctor Nieto Castilla.    For purposes of: (a) Section 3.12(b) (Labor Matters), the foregoing list shall also include Gabino Páez González; (b) Section 3.15 (Absence of Litigation), the foregoing list shall also include Ligia Sandoval Parra and Armando F. Ortega Gómez; (c) Section 3.16(b) and Section 3.16(c) (Material Contracts), the foregoing list shall also include Agustín Avila Martínez; and (d) Section 3.17(b) (Environmental Laws and Regulations), the foregoing list shall also include Rodolfo Rubio Campos and Vidal Muhech Dip.

        "Company Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably expected to be materially adverse to (a) the business, results of operations, condition (financial or otherwise), prospects, assets or liabilities of ASC, (b) the business, results of operations, condition (financial or otherwise), prospects, assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (c) the ability of the Seller Parties to consummate any of the transactions contemplated by this Agreement, including the Merger, except to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial or securities market fluctuations or conditions, (iii) changes in, or events or conditions affecting, the industries or businesses in which the Company and its Subsidiaries operate, or (iv) the announcement of the transactions contemplated by this Agreement.

        "Company Permits" shall have the meaning set forth in Section 3.10.

        "Company SEC Documents" shall have the meaning set forth in Section 3.4.

        "Company Securities" shall have the meaning set forth in Section 3.2(a).

        "CONASEV" means the Peruvian National Supervisory Commission of Companies & Securities (Comisión Nacionel Supervisora de Empresas y Valores).

        "Contribution" shall have the meaning set forth in the recitals.

        "Corporate Governance Amendments" shall have the meaning set forth in Section 5.1(a).

        "Damages" shall have the meaning set forth in Section 8.1(a). For purposes of this Agreement, Damages shall not include any indirect or consequential damages, including, without limitation, the effects of any multiple of any direct Damage.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Effective Time" shall have the meaning set forth in Section 2.2.

        "Environmental Claims" shall mean all notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury or property damage, arising out of or related to Environmental Conditions or pursuant to applicable Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) claims under any contract that establishes obligations under applicable Environmental Laws with respect to Environmental Conditions between the Company or its Subsidiaries and any other person, (ii) claims for actual or threatened damages to natural resources under applicable Environmental Laws, (iii) claims for nuisance or its statutory equivalent under applicable Environmental Laws, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under applicable Environmental Laws, (v) claims pursuant to applicable Environmental Laws or with respect to Environmental Conditions for restitution, contribution, or indemnity, (vi) claims for fines, penalties or liens against real property pursuant to applicable Environmental Laws or with respect to Environmental Conditions, (vii) claims pursuant to applicable Environmental Laws or arising out of Environmental Conditions for injunctive relief or other orders or notices of violation from any Governmental Entity, and (viii) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

        "Environmental Conditions" shall mean Releases into or present in the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air of Hazardous Substances, relating to or arising out of the use, handling, storage, treatment, disposal, recycling, generation, transportation, Release, or threatened Release of Hazardous Substances. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place.

        "Environmental Laws" means all applicable statutes, laws, ordinances, codes, common law, licenses, permits, authorizations (including, without limitation, licencia de funcionamiento), rules, regulations, or legally-binding administrative or judicial orders relating to pollution or hazardous substances or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) from emission, discharges, releases, disposal or handling of any pollutants or hazardous substances, each as amended or in effect on the Closing Date.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" means U.S. generally accepted accounting principles.

        "Guaranty Trust" shall mean the Mexican Trust Agreement (Fideicomiso Irrevocable de Garantía) dated as of April 29, 2003 entered into by and between certain Affiliates of the Company as grantors and GE Capital Bank, Sociedad Anónima, Institución de Banca Múltiple GE Capital Grupo Financiero as trustee, in order to guaranty the obligations of the Common Agreement and the guaranty trust to be incorporated by the Company and certain Affiliates of the Company as part of the refinancing described in Section 5.16.

        "Governmental Entity" shall have the meaning set forth in Section 3.6.

        "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls, lead or lead-based paints or materials.

        "IMPAC" shall have the meaning set forth in Section 3.14(b).

        "Indebtedness" of any Person means (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and excluding ordinary operating leases), (b) any other obligations of such Person that are evidenced by a note, bond, debenture or similar instrument, (c) all obligations under conditional sale or other title retention agreements relating to property purchased, (d) capital lease or sale-leaseback obligations, (e) all liabilities secured by any Lien on any property (other than ordinary operating leases), and (f) any guarantee or assumption of any of the foregoing in clauses (a) through (e) above or guaranty of minimum equity or capital or any make-whole or similar obligation or any other guarantee of indebtedness of a third party.

        "Indemnity Cap" shall equal $600,000,000 (six hundred million dollars).

        "Indemnity Deductible" shall have the meaning set forth in Section 8.2(b).

        "Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and the Company's Subsidiaries, dated June 30, 2004.

        "Interim Financial Statements" shall mean the unaudited Interim Balance Sheet and the related unaudited statements of income, retained earnings and cash flows for the period ended June 30, 2004.

        "Lien" means, with respect to any asset (including any security), any security interests, liens, claims, charges, title defects, deficiencies or exceptions (including, with respect to real property leases, subleases, assignments, licenses or other agreements granting to any third party any interest in a real property lease or any right to the use or occupancy of any leased real property), mortgages, pledges, easements, encroachments, restrictions on use, rights-of-way, rights of first refusal, options, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever in respect of such asset.

        "Material Contracts" shall have the meaning set forth in Section 3.16(a).

        "Merger" shall have the meaning set forth in the recitals.

        "Merger Consideration" shall have the meaning set forth in Section 2.8(b).

        "Merger Sub" shall have the meaning set forth in the preamble.

        "Méxican GAAP" means Méxican generally accepted accounting principles.

        "México" shall have the meaning set forth in the preamble.

        "MS Common Stock" means shares of common stock, par value $.01 per share, of Merger Sub.

        "NOLs" shall have the meaning set forth in Section 3.14(b).

        "NYSE" means the New York Stock Exchange.

        "Outside Date" shall mean the eight month anniversary of the date of execution of this Agreement.

        "Parent" shall have the meaning set forth in the preamble.

        "Parent Amendment" shall have the meaning set forth in Section 5.1(a).

        "Parent Board" shall have the meaning set forth in the recitals.

        "Parent Claims" shall have the meaning set forth in Section 8.1(a).

        "Parent Class A Common Stock" shall have the meaning set forth in the recitals.

        "Parent Common Stock" shall have the meaning set forth in the recitals.

        "Parent Disclosure Schedule" means the schedule of disclosures delivered by Parent to the Seller Parties concurrent with the execution of this Agreement.

        "Parent Financial Statements" shall have the meaning set forth in Section 4.7.

        "Parent Issuance" shall have the meaning set forth in Section 5.1(b).

        "Parent Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably expected to be materially adverse to (a) the business, results of operations, condition (financial or otherwise), prospects, assets or liabilities of Parent, taken as a whole, or (b) the ability of Parent to consummate the Merger, except to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial or securities market fluctuations or conditions, (iii) changes in, or events or conditions affecting, the industries or businesses in which Parent and its Subsidiaries operate, or (iv) the announcement of the transactions contemplated by this Agreement.

        "Parent Party" shall have the meaning set forth in Section 8.1(a).

        "Parent SEC Documents" shall have the meaning set forth in Section 4.7.

        "Parent Stock" shall have the meaning set forth in the recitals.

        "Parent Stockholder Approval" means:

          (a)    with respect to the Parent Issuance, the affirmative vote of a majority of the votes cast thereon by the holders of the outstanding shares of Parent Stock (provided that the total votes cast on the Parent Issuance represent at least a majority of the total combined voting power of the outstanding shares of Parent Stock entitled to vote thereon);

          (b)    with respect to the Authorized Share Amendment: (i) the affirmative vote of the holders of two-thirds (calculated without giving effect to any super majority voting rights of the holders of Parent Class A Common Stock) of the outstanding shares of Parent Stock entitled to vote thereon; and (ii) the affirmative vote of the holders of shares of Parent Stock representing a majority of the total combined voting power of the outstanding shares of Parent Stock entitled to vote thereon; and

          (c)    with respect to the Corporate Governance Amendments, the affirmative vote of the holders of shares of Parent Stock representing a majority of the total combined voting power of the outstanding shares of Parent Stock entitled to vote thereon.

        "Permitted Liens" means (a) mechanics', carriers', workers', repairers', materialmen's, warehousemen's, and other similar Liens arising in the ordinary course of business and either (i) for sums not yet due and payable or (ii) such Liens as are less than $5,000,000 in amount and are being contested in good faith and by appropriate proceedings, (b) Liens under any credit agreement in existence on the date hereof, (c) Liens for current Taxes not yet due or payable or being contested in good faith or for supplemental Taxes for which a written notice of assessment has not been received, and (d) any other covenants, conditions, restrictions, reservations, rights and non-monetary Liens incurred or suffered in the ordinary course of business and that (i) do not materially detract from the current use of the applicable real property and (ii) individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or "group" (as defined in the Exchange Act).

        "Personnel" shall mean, with respect to the Company and its Subsidiaries, all employees on a full or part-time basis of the Company or any of its Subsidiaries.

        "Pre-Closing Environmental Matters" shall mean Remediation at any time to the extent relating to or arising out of any fact, event, or condition existing on or prior to the Closing Date; provided, however, that Pre-Closing Environmental Matters shall not include Remediation with respect to matters set forth in Section 3.17 of the Company Disclosure Schedule or Remediation to the extent required as a result of (i) a change in Environmental Law (including without limitation, any standards for Remediation) after the Closing Date; or (ii) closure of any mine or mining operation, which closure was not itself required by Environmental Law as in effect on or prior to the Closing Date; and provided, further, however, that Pre-Closing Environmental Matters shall be deemed to include the Scheduled Items.

        "Proxy Statement" shall have the meaning set forth in Section 5.2.

        "Release" shall mean any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment or the workplace of any Hazardous Substance.

        "Remediation" shall mean an action of any kind by the Company or any of its Subsidiaries required to respond to an Environmental Claim and/or to comply with Environmental Laws, including but not limited to the following activities: (i) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work required under Environmental Law; (ii) responding to and/or defending any Environmental Claim alleging potential liability for property damage (including claims for interference with use and diminution in value) or death or injury to Persons; (iii) negotiating with or obtaining any permits, consents, approvals or authorizations from any Governmental Entity necessary to address, correct or respond to an Environmental Claim and/or comply with Environmental Laws; (iv) actions necessary to obtain a written notice from a Governmental Entity with jurisdiction over the real property or at an off-site location under Environmental Laws that no material additional work is required by such Governmental Entity under any Environmental Laws; (v) the use, implementation, application, installation, operation or maintenance on the real property or an off-site location of remedial technologies applied to the surface or subsurface soils, excavation and treatment or disposal of soils at an off-site location, systems for long-term treatment of surface water or groundwater, replacement, removal or encapsulation of friable or damaged asbestos-containing materials, engineering controls or institutional controls required to comply with Environmental Laws; (vi) the design, acquisition and installation of pollution control equipment required under Environmental Laws; and (vii) the discontinuation or modification of certain operations as required to comply with Environmental Laws.

        "Representative" shall mean, with respect to any Person, any officer, director, principal, attorney, employee, agent, consultant, accountant or other representative of such Person.

        "Restricted Period" shall have the meaning set forth in Section 5.18.

        "Scheduled Items" shall mean the matters set forth on Schedule 8.1(a)(i)(3) of the Company Disclosure Schedule.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Seller Parties" means, collectively, AMC, ASC and the Company.

        "Special Committee" shall have the meaning set forth in the recitals.

        "Special Independent Directors" shall have the meaning ascribed to it in the Parent Amendment.

        "Stockholders Meeting" shall have the meaning set forth in Section 5.1.

        "Subsidiary" means, with respect to any Person, any other Person, whether incorporated or unincorporated or domestic or foreign to the United States, of which (a) such first Person or any other Subsidiary of such first Person is a general partner (excluding such partnerships where such first Person or any Subsidiary of such first Person does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such first Person or by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

        "Subsidiary Transaction" shall mean any transaction either (i) between the Company and any of its Subsidiaries, or (ii) between Subsidiaries of the Company.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Tax Returns" means all reports, returns, information returns, claims for refund, elections, estimated Tax filings or payments, requests for extension, documents, statements, declarations and certifications and other information required to be filed with respect to Taxes, including attachments thereto and amendments thereof.

        "Taxes" means any and all taxes, charges, fees, levies, tariffs, duties, liabilities, impositions or other assessments of any kind imposed by any Governmental Entity, including income, alternative or add-on minimum tax, gross receipts, sales, use, value-added, transfer, gains, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge, together with any related interest, penalty, addition to tax or additional amount, and shall include any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

        "Third-Party Claim" shall have the meaning set forth in Section 8.1(b).

        "Trading Day" shall mean a day on which the NYSE is open for the transaction of business.

        "Transaction Dividend" shall mean a cash dividend in the fixed amount of $100 million payable to all of the holders of Parent Stock, such dividend as declared by the Parent Board out of funds legally available for such purpose.

ARTICLE II

THE MERGER

        Section 2.1    The Merger.    Subject to the conditions of this Agreement and in accordance with the DGCL, the parties hereto shall consummate the Merger pursuant to which (a) Merger Sub shall merge with and into ASC and the separate corporate existence of Merger Sub shall thereupon cease, (b) ASC shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the corporate existence of ASC, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

        Section 2.2    Effective Time; Closing.    (a)  As soon as practicable after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article VI, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed on the Closing Date (or on such other date as Parent and ASC may agree) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The closing of the Merger (the "Closing") will take place (i) at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York at 10:00 a.m. New York City

time as soon as reasonably practicable (but in any event no later than the third business day) after satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article VI (other than those conditions that are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable law) of such other conditions), or (ii) at such other place or time and/or such other date as the parties may agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date and time as the parties shall agree and as shall be specified in the Certificate of Merger (the time the Merger becomes effective, the "Effective Time").

          (b)   At the Closing, the parties shall deliver the items provided in Sections 2.9 and 2.10, respectively.

        Section 2.3    Effects of the Merger.    The Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of ASC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of ASC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.4    Certificate of Incorporation and Bylaws.    (a)  The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and applicable law.

          (b)   The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with their terms and applicable law.

        Section 2.5    Directors.    The directors of ASC immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

        Section 2.6    Officers.    The officers of ASC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

        Section 2.7    Subsequent Actions.    If, at any time after the Effective Time, the Surviving Corporation shall determine in good faith or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of ASC or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either ASC or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        Section 2.8    Effect on the Capital Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of ASC, Parent, Merger Sub or any holder of any shares of capital stock of Merger Sub:

          (a)   Each share of MS Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Surviving Corporation following the Merger.

          (b)   All of the shares of ASC common stock issued and outstanding immediately prior to the Effective Time (the "ASC Common Stock") shall be converted into the right to receive 67,207,640 (sixty-seven million, two hundred and seven thousand and six hundred and forty) shares of Parent Common Stock (the "Merger Consideration"). The Merger Consideration shall be payable to the holder of shares of ASC Common Stock, without interest thereon, upon the surrender of the certificate or certificates formerly representing the shares of ASC Common Stock (each, a "Certificate") in the manner provided in Sections 2.9 and 2.10. From and after the Effective Time, all such shares of ASC Common Stock so converted into the Merger Consideration shall no longer be outstanding and shall be deemed to be canceled and retired and shall cease to exist, and each holder of a Certificate or Certificates shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Certificate or Certificates in accordance with Section 2.9 and 2.10.

        Section 2.9    Deliveries by ASC.    (a)  At the Closing, ASC shall deliver or cause to be delivered to Parent (unless delivered previously) the following:

            (i)    the Certificate or Certificates representing the ASC Common Stock;

            (ii)   the officer's certificate referred to in Section 6.1(b)(iv) hereof;

            (iii)  the minute books, stock books, stock ledgers and corporate seal of the ASC;

            (iv)  all other documents, certificates, instruments or writings, in form and substance reasonably satisfactory to Parent, required to be delivered by ASC at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith; and

            (v)   the documents referred to in Section 5.11(b) in form and substance reasonably satisfactory to Parent.

          (b)   Post-Closing Deliveries.  AMC shall deliver to the Company, on the following dates, certified copies of the following documents submitted to the competent Méxican tax authorities:

            (i)    No later than 16 Business Days after the Closing Date, an income tax return relating to the Contribution filed by the appointed tax representative of AMC; and

            (ii)   No later than 15 Business Days after the income tax return referred to in Section 2.9(b)(i) has been filed with the competent Mexican tax authorities, a notice of election to file a tax report submitted jointly by the appointed tax representative of AMC and the independent public accountant described in Section 5.11(b)(i)(2).

            (iii)  No later than 31 Business Days after the income tax return referred to in Section 2.9(b)(i) has been filed with the competent Méxican tax authorities, a tax report submitted by the appointed tax representative of AMC as described in Section 5.11(b)(i)(2).

        Section 2.10    Deliveries by Parent.    At the Closing, Parent shall deliver or cause to be delivered to ASC (unless delivered previously) the following:

          (a)  a certified copy of the Parent Amendment from the Secretary of State of the state of Delaware;

          (b)    upon surrender of the Certificate or Certificates for cancellation, a certificate registered in the name of the stockholders of ASC representing the number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Merger Consideration;

          (c)    the officer's certificate referred to in Section 6.1(a)(iii) hereof; and

          (d)    all other documents, certificates, instruments or writings in form and substance reasonably satisfactory to ASC, required to be delivered by Parent or Merger Sub at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

        Section 2.11    United States Federal Income Tax Treatment.    It is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

        Except as set forth in Company SEC Documents filed on or prior to the date hereof or in the Company Disclosure Schedule (it being understood that any matter set forth in any section of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section of the Company Disclosure Schedule to the extent such matter is disclosed in a way as to make its relevance to the information called for by such other section reasonably clear on its face), each of the Seller Parties hereby, jointly and severally, represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date, as follows:

        Section 3.1    Organization and Qualification; Subsidiaries.    (a)  Each of the Seller Parties is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be in good standing or to have such power, authority and governmental approvals, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Seller Parties have heretofore delivered to Parent accurate and complete copies of the certificate of incorporation and bylaws (or other constituent documents), as currently in effect, of ASC, the Company and the Company's Subsidiaries. Section 3.1(a) of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries.

          (b)  Each of the Seller Parties is duly qualified or licensed and, if applicable, in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified would not reasonably be expected to affect the validity of this Agreement or in such jurisdictions where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c)  ASC and the Company do not own, directly or indirectly, any equity (other than equity of Subsidiaries) or debt (other than debt of Subsidiaries and other than short-term investments of the Company's working capital in high-grade commercial paper or similar high-grade, short-term instruments) or similar interest in any Person.

        Section 3.2    Capitalization of ASC, the Company and the Company's Subsidiaries.

          (a)  The authorized capital stock of the Company consists of 769,604,346 shares of Company Common Stock, of which 769,604,346 are issued and outstanding. As of the date hereof, AMC is, and at the Closing, ASC will be, the record and beneficial owner, directly and through the Guaranty Trust, of at least 763,034,355 shares of Company Common Stock, representing approximately 99.1463% of the Company Common Stock, and all such shares have been validly issued, fully paid and nonassessable, have been issued free of preemptive rights or in compliance with preemptive rights required by applicable law and are owned free and clear of any Lien. Except as set forth above, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iii) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Other than as contemplated by this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

          (b)  The authorized capital stock of ASC consists of: 100 shares of ASC Common Stock, of which 100 shares are issued and outstanding. AMC is the record and beneficial owner of all of the outstanding shares of ASC Common Stock, and all such shares have been validly issued, fully paid and non-assessable, have been issued free of preemptive rights and are owned free and clear of any Lien. Except as set forth above, there are no outstanding (i) securities of ASC or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of ASC, (ii) options or other rights to acquire from ASC or any of its Subsidiaries, or obligations of ASC or any of its Subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of ASC, or (iii) equity equivalents, interests in the ownership or earnings of ASC or other similar rights (collectively, "ASC Securities"). Other than as contemplated by this Agreement, there are no outstanding obligations of ASC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any ASC Securities.

          (c)  All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien. All such shares have been validly issued, fully paid and nonassessable, and have been issued free of preemptive rights or in compliance with preemptive rights required by applicable law. There are no outstanding securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary of the Company, no options or other rights to acquire from the Company or any of its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding equity equivalents, interests in the ownership or earnings or similar rights of any Subsidiary of the Company. There are no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company.

        Section 3.3    Authority Relative to this Agreement.    Each of the Seller Parties has all the necessary corporate power and authority to execute and deliver this Agreement, as applicable, and to consummate the transactions contemplated hereby, as applicable, in accordance with the terms hereof. The execution, delivery and performance of this Agreement by each of the Seller Parties and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate action or corporate proceeding on the part of any of the Seller Parties, as applicable, is necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Seller Parties and, assuming due and valid authorization, execution and delivery by Parent and Merger Sub, constitutes a valid, legal and binding agreement of each of the Seller Parties, as applicable, enforceable against each of the Seller Parties in accordance with its terms, except that such enforcement may be subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding of law or equity).

        Section 3.4    SEC Reports; Company Financial Statements.    Since January 1, 2002, the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (any such documents filed since such date and prior to the Closing Date collectively, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). The Company SEC Documents, including any financial statements or schedules included therein, at the time filed, or, in the case of registration statements, on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report or other document with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The financial statements included in the Company SEC Documents (the "Company Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) complied on the date of filing and effectiveness thereof in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto on the date of filing and effectiveness thereof, and (iii) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Subsidiaries as of the times and for the periods referred to therein, except that any Company Financial Statements that are unaudited, interim financial statements were or are subject to normal and recurring year end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount. The Company Financial Statements included in the Company 2003 Form 20-F (the "Company 2003 Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). The Company Financial Statements other than the Company 2003 Financial Statements, have been (i) prepared in accordance with Méxican GAAP, as in effect as of the dates of such financial statements, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC during the periods involved) and (ii) reconciled to GAAP to the extent required by the rules and regulations of the SEC during the periods involved. To the extent the Interim Financial Statements are not included in the Company Financial Statements, the Interim Financial Statements (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and as permitted by the rules and regulations of the SEC during the period involved), and (iii) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Subsidiaries as of the times and for the periods referred to therein, except that the Interim Financial Statements are subject to normal and recurring year end adjustments which are not expected, individually or in the aggregate, to be material in amount.

        Section 3.5    Certifications.    Since August 30, 2002, each Company SEC Document was accompanied by the certifications of the Company's chief executive officer and chief financial officer to the extent required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and each of the Seller Parties hereby reaffirms, represents and warrants to Parent and Merger Sub, the matters and statements made in such certifications.

        Section 3.6    Consents and Approvals, No Violations.    No filing with or notice to, and no permit, authorization, consent or approval of, any federal, state, local or foreign court or tribunal or administrative, governmental, arbitral or regulatory body, agency or authority (a "Governmental Entity"), is required on the part of any of the Seller Parties for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, as applicable, except (a) pursuant to the applicable requirements of the Securities Act and the Exchange Act, (b) the filing of the Certificate of Merger pursuant to the DGCL, (c) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, and (d) as set forth in Section 3.6 of the Company Disclosure Schedule. Neither the execution, delivery and performance of this Agreement by any of the Seller Parties, nor the consummation of the transactions contemplated hereby, as applicable, will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of any of the Seller Parties, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, alteration or acceleration, or result in the creation of a Lien on any property or asset of ASC, the Company or any of the Company's Subsidiaries, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ASC, the Company or any of the Company's Subsidiaries is a party or by which any of them or any of their respective properties, capital stock or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to ASC, the Company or any of the Company's Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) above for violations, breaches, defaults or other occurrences that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.7    No Default.    None of ASC, the Company or any of the Company's Subsidiaries is in default, breach or violation (and no event has occurred that with notice or the lapse of time or both would constitute a default, breach or violation) of any term, condition or provision of (a) its certificate of incorporation or bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ASC, the Company or any of the Company's Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to ASC, the Company, any of the Company's Subsidiaries or any of their respective properties or assets, except in the case of (b) or (c) above for violations, breaches or defaults that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.8    No Undisclosed Liabilities; Absence of Changes.    (a)  Except (i) for liabilities incurred since December 31, 2003 in the ordinary course of business consistent with past practice, or (ii) for liabilities and obligations reasonably required by the Merger or any other transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has, or has incurred since such date, any material liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise, that would be required to be reflected or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company and its Subsidiaries prepared in accordance with GAAP. Since December 31, 2003, there has not been any Company Material Adverse Effect.

          (b)  Other than as reasonably required by this Agreement, since December 31, 2003, and prior to the date hereof, the Company and its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice.

        Section 3.9    ASC.    Except as is necessary to consummate the Merger, ASC is not subject to any liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise. Except as related to transactions with Parent, the Company or any of their Subsidiaries, ASC has not: (i) engaged in any activities; (ii) owned any assets; or (iii) been subject to any liabilities (including, without limitation, Tax liabilities), except in the case of (i) or (ii) above for consummation of the Contribution and its ownership of Company Common Stock.

        Section 3.10    Compliance with Applicable Law.    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect: (a) the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted ("Company Permits"); (b) there has not occurred any default under, or violation of, or failure of compliance under, any such Company Permit; and (c) the businesses of the Company and its Subsidiaries are not being, and have not been, conducted in violation of any law, ordinance, regulation, order, judgment, injunction, writ or decree of any Governmental Entity.

        Section 3.11    Employee Benefit Matters.    (a)  Section 3.11(a) of the Company Disclosure Schedule sets forth a complete list of all material plans, programs, arrangements, agreements or commitments which are an employment, consulting, termination or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan," covering any Personnel, to which the Company or any of its Subsidiaries has any obligation to contribute, or with respect to which any such entity has any liability (including any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, but not limited to, any "savings fund" (fondo de ahorro o caja de ahorro), any "profit sharing guarantee agreement" (convenio de pago garantizado de reporto de utilidades) or "golden parachute severance payments" and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, termination, indemnity, employment, change of control or fringe benefit plan, program, arrangement or agreement that provides benefits to any current or former employee or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof or with respect to which the Company or any of its Subsidiaries could have a material liability and excluding any plan, program, arrangement, agreement or commitment established, created or imposed by applicable law (any such plan, a "Benefit Plan" and collectively, the "Benefit Plans"). The Company has made available to Parent for each Benefit Plan, if applicable, true and complete copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plan, a description thereof) and any amendment thereto, and (ii) the most recent actuarial report. Except as set forth on Schedule 3.11(a), there are no Benefit Plans of the Company or any of its Subsidiaries that are pension plans in the nature of excess or supplemental plans.

          (b)  The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, consultant or director of the Company or any Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company to amend or terminate any Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

          (c)  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, all Benefit Plans (i) have been maintained in accordance with applicable laws and all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        Section 3.12    Labor Matters.    (a) (i) No Personnel are represented by any labor union or other labor representative, (ii) there are no collective bargaining agreements or other similar arrangements in effect with respect to any Personnel and (iii) except as, individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, no Person has attempted, since January 1, 2002, to represent or organize or purport to represent for bargaining purposes any Personnel.

          (b)  Except as, individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) since January 1, 2002, there has not occurred or been threatened any strikes, slow downs, picketing, work stoppages, concerted refusals to work or other similar labor activities with respect to any Personnel and (ii) no material grievance or arbitration or, to the Company's Knowledge, other proceedings before any Governmental Entity arising out of or under any collective bargaining agreement relating to the Company or any of its Subsidiaries is pending or, to the Company's knowledge, threatened.

          (c)  Except as, individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect and except for matters arising in the ordinary course of business which are immaterial to the Company and its Subsidiaries or which have been resolved, each of the Company and its Subsidiaries is in compliance with all legal requirements relating to the employment of former, current, and prospective Personnel and "leased employees" including all such legal requirements relating to wages, hours, social security, collective bargaining, employment discrimination, immigration, disability, civil rights, safety and health, workers' compensation and pay equity and has timely prepared and filed all appropriate forms (including all immigration and naturalization papers) required by any relevant Méxican authority.

          (d)  Except as, individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect (i) there are no material liabilities, whether absolute or contingent, to any Personnel relating to workers compensation benefits that are not fully insured against by a bona fide third-party insurance carrier; and (ii) with respect to each workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under the insurance policy or fund have been paid, all premiums required to be paid under the insurance policy or fund through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material liability of the Company and its Subsidiaries under any such insurance policy, fund or ancillary agreement with respect to such insurance policy or fund in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

        Section 3.13    Intellectual Property.    (a)  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company or one of its Subsidiaries owns or has the right to use all Company Intellectual Property, free and clear of all Liens, other than Permitted Liens, The Company Intellectual Property constitutes all of the intellectual property rights necessary to carry on the Company's business as currently conducted.

          (b)  To the Company's Knowledge, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate, dilute or violate any intellectual property rights owned or controlled by any Person, except as, individually or in the aggregate, has not had and would not reasonably be expected to have or otherwise result in a Company Material Adverse Effect, (ii) there are no material claims or suits pending or threatened, and neither the Company nor any of its Subsidiaries has received notice of any such material claim or suit (A) alleging that the conduct of the business of the Company or any of its Subsidiaries infringes upon, violates or constitutes the unauthorized use of the intellectual property or proprietary rights of any Person or (B) challenging the ownership, use, validity or enforceability of the Company Intellectual Property, and (iii) no material Company Intellectual Property is being violated, misappropriated, diluted or infringed upon by any Person.

        Section 3.14    Taxes.    (a)  The Company and its Subsidiaries have filed all material Tax Returns with the appropriate Governmental Entities that are required by applicable laws to be filed by them, and such Tax Returns are complete and accurate in all material respects. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any such material Tax Return. The Company and its Subsidiaries have paid all material Taxes that have become due, whether or not shown on any Tax Return, other than those Taxes being contested in good faith through appropriate proceedings for which provision has been made in accordance with GAAP on the most recent consolidated balance sheet of the Company set forth in the Company Financial Statements. Since the date of the most recent consolidated balance sheet of the Company set forth in the Company Financial Statements, neither ASC, the Company nor any Company Subsidiary has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice, subject to such exceptions as would not be reasonably expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any material Tax liabilities of the Company or any of its Subsidiaries for the taxable years prior to and including the most recent taxable year. The Company and its Subsidiaries are not a party to any tax sharing, allocation or indemnity agreement or arrangement (other than with the Company and its Subsidiaries). There is no audit, examination, deficiency, or refund litigation pending or in progress with respect to any material Taxes of the Company or its Subsidiaries and no taxing authority has given written notice of the commencement of (or its intent to commence) any audit, examination or deficiency litigation with respect to any material Taxes of the Company or its Subsidiaries. There are no Tax Liens upon any property or assets of the Company or any Company Subsidiary except Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings, subject to such exceptions as would not be reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is responsible for the Taxes of any other Person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or by contract, that would reasonably be expected to have a Company Material Adverse Effect.

          (b)  Section 3.14(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of June 30, 2004 of the net operating losses ("NOLs") and the recoverable asset tax balances on a historical basis ("IMPAC") of the Company (including the NOLs and IMPAC determined on a consolidated basis) and each Company Subsidiary for Méxican income tax purposes and the corresponding expiration dates of such NOLs and IMPAC.

          (c)  None of AMC, ASC, the Company or any of the Company's Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (d)  No consideration was provided to AMC for the contribution of shares of Company Common Stock pursuant to the Contribution other than the actual or deemed issuance of shares of ASC common stock.

        Section 3.15    Absence of Litigation.    There are no suits, claims, actions, proceedings or investigations pending or, to Company's Knowledge, threatened against or involving ASC, the Company or any of the Company's Subsidiaries, or any properties of the Company or any of its Subsidiaries, before any Governmental Entity, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither ASC, the Company nor any of the Company's Subsidiaries, nor any of their respective properties or assets, is subject to any order, writ, judgment, injunction, decree, determination or award which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.16    Material Contracts.    (a)  Except for contracts filed as exhibits to the Company's Annual Report on Form 20-F for the year ended December 31 2003 (the "Company 2003 Form 20-F"), Section 3.16(a) of the Company Disclosure Schedule lists, as of the date hereof, each of the following contracts and agreements (including oral agreements) of the Company and each of its Subsidiaries (such contracts and agreements, together with all contracts and agreements disclosed in Section 3.16(a) of the Company Disclosure Schedule or filed as exhibits to the Company 2003 Form 20-F, being "Material Contracts"):

            (i)  each contract, agreement and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company and each of its Subsidiaries or otherwise related to the businesses of the Company and each of its Subsidiaries, other than purchase orders in the ordinary course of business consistent with past practice, under the terms of which the Company or any of its Subsidiaries: (A) is likely to pay or otherwise give consideration of more than $10,000,000 in the aggregate during the calendar year ended December 31, 2004; or (B) is likely to pay or otherwise give consideration of more than $30,000,000 in the aggregate over the remaining term of such contract;

            (ii)  each contract, agreement and other arrangement for the sale of inventory or other property or for the furnishing of services by the Company or any of its Subsidiaries, other than purchase orders in the ordinary course of business consistent with past practice, that: (A) is likely to involve consideration of more than $10,000,000 in the aggregate during the calendar year ended December 31, 2004; or (B) is likely to involve consideration of more than $30,000,000 in the aggregate over the remaining term of the contract;

            (iii)  all contracts and agreements relating to Indebtedness of the Company or any of its Subsidiaries or to any direct or indirect guaranty by the Company or any of its Subsidiaries of Indebtedness of any other Person, other than any such contracts or agreements as do not involve more than $10,000,000 individually or $50,000,000 in the aggregate;

            (iv)  all material contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity, to which the Company or any of its Subsidiaries is a party;

            (v)  all contracts and agreements containing any provision or covenant limiting or purporting to limit the ability of the Company or any of its Subsidiaries in any material respect to (i) engage in any line of business or (ii) compete with or obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries, in each case, in any geographic area or during any period of time;

            (vi)  all Affiliate Transactions, other than Subsidiary Transactions, that (A) are likely to involve consideration of more than $5,000,000 in the aggregate during the calendar year ended December 31, 2004; or (B) are likely to involve consideration of more than $15,000,000 in the aggregate over the remaining term of the contract;

            (vii)  all other contracts and agreements, including, without limitation, licenses of Company Intellectual Property by or to the Company, whether or not made in the ordinary course of business, which are material to the Company and its Subsidiaries, taken as a whole, or the conduct of the business of the Company and its Subsidiaries, taken as a whole, or the absence of which, in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect.

          (b)  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each Material Contract: (i) is legal, valid and binding on the Company or its respective Subsidiary party thereto and, to the Company's Knowledge, the other parties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement shall be in full force and effect without penalty or other adverse consequence. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach of, or default under, any Material Contract. Neither the Company nor any Subsidiary has received any written notice of a material default (which has not been cured), offset or counterclaim under any Material Contract, or any other written communication calling upon it to comply with any provision of any Material Contract or asserting noncompliance therewith or asserting the Company or any Subsidiary has waived or altered its rights thereunder, nor has the Company or any Subsidiary received any written notice that any party to any Material Contract intends or is threatening to terminate any Material Contract.

          (c)  No other party to any Material Contract is, to the Company's Knowledge, in material breach thereof or default thereunder.

        Section 3.17    Environmental Laws and Regulations.    (a) (i) the Company and each of its Subsidiaries is in compliance with all Environmental Laws, except for such non-compliance that individually or in the aggregate would not have a Company Material Adverse Effect, which compliance includes the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws for their respective current operations, and compliance with the terms and conditions thereof; (ii) during the immediately preceding four years, neither the Company nor any of its Subsidiaries has received written notice of, or is the subject of, any Environmental Claim.

          (b)  There are no Environmental Claims that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect that are pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries.

          (c)  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, there have been no Releases of Hazardous Substances in quantities that could trigger the need for investigation and/or remediation by the Company or any of its Subsidiaries pursuant to Environmental Laws.

          (d)  The only representations and warranties given in respect of environmental matters and agreements relating thereto are those contained in this Section 3.17 and none of the other representations and warranties shall be deemed to constitute, directly or indirectly, a representation or warranty in respect of environmental matters or agreements relating thereto.

        Section 3.18    Title to Assets; Sufficiency of Assets.    (a) The Company and its Subsidiaries have good and valid title, free and clear of all Liens (other than Permitted Liens), to all assets that they use in the operation of the business of the Company and its Subsidiaries, including all such assets reflected in the Company Balance Sheet as being owned by the Company and its Subsidiaries, except for such assets disposed of to third parties since December 31, 2003 in the ordinary course of business, consistent with past practice and which disposals, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The tangible personal property of the Company and its Subsidiaries is generally in good working order, reasonable wear and tear excepted, and is suitable for the use for which it is intended in all material respects.

          (b)  Schedule 3.18(b) lists all "concesiones mineras" owned by the Company or its Subsidiaries and identifies the owner thereof, the geographical location and the term of each of such concession title. Each of the Company and its Subsidiaries, as applicable, has rights under all "concesiones mineras" held by it, free and clear of all Liens, and all such concession titles are duly registered with the Registro Público de Minería.

          (c)  Upon consummation of the Merger, the Company and its Subsidiaries will own or have valid rights to use all of the rights, facilities, assets, properties and interests which are used in, and are sufficient for, the operation of the business of the Company and its Subsidiaries in the manner in which such business was conducted during the fiscal year ended December 31, 2003 and since such time in all material respects.

        Section 3.19    Brokers.    Other than UBS Securities LLC whose fees are the sole responsibility of AMC, no broker, finder, investment banker or other intermediary is or might be entitled to any brokerage, finders' or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ASC or the Company.

        Section 3.20    Proxy Statement; Information.    None of the information supplied by any of the Seller Parties in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time filed with the SEC, at the time mailed to the stockholders of Parent or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 3.21    Affiliate Transactions.    All Affiliate Transactions, other than Subsidiary Transactions, have been conducted in the ordinary course of business consistent with past practice on an arms length basis at substantially prevailing market prices and on substantially prevailing market terms. No director or officer of any of the Seller Parties and no member of any such person's immediate family, is currently, or since January 1, 2002 has been, a party to any transaction with the Company or any of its Subsidiaries, including, without limitation, any contract (a) providing for the furnishing of services by, (b) providing for the lease or rental of real or personal property from, (c) providing for the borrowing or loaning of money or other property to or (d) otherwise requiring payments to (other than for dividends or distributions to all holders of Company Common Stock in his or her capacity as such or for services as officers, directors or employees of the companies), any such person or any corporation, partnership, trust or other entity in which any such person has an interest as a holder of Company Common Stock, or as an officer, director, trustee or partner.

ARTICLE IV

REPRESENTATIONS AND
WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in the Parent SEC Documents filed on or prior to the date hereof or in the Parent Disclosure Schedule (it being understood that any matter set forth in any section of the Parent Disclosure Schedule shall be deemed disclosed with respect to any other section of the Parent Disclosure Schedule to the extent such matter is disclosed in a way as to make its relevance to the information called for by such other section reasonably clear on its face), Parent and Merger Sub hereby represent and warrant to the Seller Parties, as of the date hereof and as of the Closing Date, as follows:

        Section 4.1    Organization.    Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub has not engaged in any activities, owned any assets or been subject to any liabilities, except as is necessary to effect the Merger.

        Section 4.2    Authority Relative to this Agreement.    (a)  Each of Parent and Merger Sub has all the necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining Parent Stockholder Approval, to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. The Parent Board, based on the recommendation of the Special Committee, has adopted a resolution declaring the advisability of the Parent Amendment and directed that the Parent Amendment and the Parent Issuance be submitted for consideration by the stockholders of Parent, and, except for obtaining Parent Stockholder Approval, no other corporate action or corporate proceeding on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery by each of the Seller Parties, constitutes a valid, legal and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforcement may be subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding of law or equity).

          (b)  (i) The Special Committee has been duly authorized and constituted, and (ii) the Special Committee, at a meeting thereof duly called and held on October 21, 2004, (A) determined that this Agreement and the Merger are fair to and in the best interests of Parent's stockholders (other than Affiliates of ASC), (B) determined that this Agreement and the Merger should be approved and declared advisable by the Parent Board and Merger Sub Board and (C) resolved to recommend that the stockholders of Parent and Merger Sub approve and adopt the Parent Amendment and approve the Parent Issuance.

          (c)  The Parent Board, at a meeting thereof duly called and held on October 21, 2004 based on the recommendation of the Special Committee, (i) determined that this Agreement and the Merger are fair to and in the best interests of the Parent and its stockholders (other than Affiliates of ASC), (ii) approved and declared advisable this Agreement and the Merger, and (iii) resolved to recommend that the Parent's stockholders approve and adopt the Parent Amendment and approve the Parent Issuance.

        Section 4.3    Consents and Approvals; No Violations.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, any applicable state securities or blue sky laws, required filings with CONASEV and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) assuming receipt of the Parent Stockholder Approval, conflict with or result in any breach of any provision of the certificates of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets, except in the case of (ii) or (iii) above for violations, breaches, defaults or other occurrences that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.4    Capitalization.    As of the date of this Agreement, Parent has authority to issue a total of 100,000,000 Parent Stock, consisting of 65,900,833 authorized shares of Parent Class A Common Stock of which 65,900,822 are issued and outstanding and 34,099,167 authorized shares of Parent Common Stock of which 14,116,552 are issued and outstanding. As of the date of this Agreement, Merger Sub has authority to issue 100 shares of MS Common Stock, 100 of which shares are issued and outstanding, all of which issued and outstanding shares are owned by Parent. All the issued and outstanding shares of capital stock of, or other ownership interests in, each of Parent and Merger Sub have been duly authorized, validly issued, are fully paid and nonassessable, owned free and clear of all Liens, and free of any preemptive or other similar right. After the Closing, the shares of Parent Common Stock constituting the Merger Consideration will be duly authorized, validly issued, and fully paid and nonassessable.

        Section 4.5    No Default.    None of Parent or Merger Sub is in default, breach or violation (and no event has occurred that with notice or the lapse of time or both would constitute a default, breach or violation) of any term, condition or provision of (a) its certificate of incorporation or bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Parent or Merger Sub or any of their respective properties or assets, except in the case of (b) or (c) above for violations, breaches or defaults that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.6    Information Supplied.    The Proxy Statement relating to the Parent Stockholder Approval and any other documents to be filed by Parent with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to stockholders of the Parent, and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.7    SEC Reports; Parent Financial Statements.    Since January 1, 2003, Parent has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (any such documents filed since such date and prior to the Closing Date collectively, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). Parent SEC Documents, including any financial statements or schedules included therein, at the time filed, or, in the case of registration statements, on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of Parent is required to file any form, report or other document with the

SEC pursuant to Section 13 or 15(d) of the Exchange Act. The financial statements included in Parent SEC Documents (the "Parent Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) complied on the date of filing and effectiveness thereof in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto on the date of filing and effectiveness thereof, (iii) have been prepared in accordance with GAAP as in effect as of the dates of such financial statements applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC during the periods involved), and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of Parent and its Subsidiaries as of the times and for the periods referred to therein, except that any Parent Financial Statements that are unaudited, interim financial statements were or are subject to normal and recurring year end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount.

        Section 4.8    State Takeover Statute Inapplicable.    The Parent Board and the Special Committee have approved this Agreement and the transactions contemplated hereby as required under any applicable state takeover laws so that any such state takeover laws (including the prohibitions under Section 203 of the DGCL) will not apply to this Agreement or any of the transactions contemplated hereby.

        Section 4.9    Reorganization.    Neither Parent nor Merger Sub has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        Section 4.10    Acquisition of Shares for Investment.    Each of Parent and Merger Sub is acquiring the Company Common Stock for its own account for investment purposes only and not with a view toward, or for a sale in connection with any distribution thereof, or with any present intention of distributing or selling any of such in violation of federal or state securities laws and with no present intention of distributing or reselling any part thereof.

        Section 4.11    Brokers.    Other than Goldman, Sachs & Co., no broker, finder, investment banker or other intermediary is or might be entitled to any brokerage, finders' or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which ASC or its Affiliates would be liable either prior to or after the Effective Time.

        Section 4.12    Opinion of Financial Advisor.    Goldman, Sachs & Co. has delivered its opinion to the Special Committee to the effect that, as of the date of this Agreement, and subject to the factors and qualifications contained in the written opinion of Goldman, Sachs & Co., the exchange of 67,207,640 newly-issued shares of Company Common Stock for 99.1463% of the outstanding shares of the Company currently owned by AMC, the controlling stockholder of Parent, is fair from a financial point of view to the Parent.

ARTICLE V

COVENANTS

        Section 5.1    Stockholders Meeting.    Parent, acting through the Parent Board in accordance with its certificate of incorporation and bylaws, shall, as promptly as practicable following the date of this Agreement and in consultation with ASC, take all action reasonably necessary, except as otherwise provided for herein, to seek the Parent Stockholder Approval at a duly called and noticed meeting of the Parent's stockholders (the "Stockholders Meeting") for:

          (a)  the adoption of an amendment to Parent's Restated Certificate of Incorporation to (i) increase the number of authorized shares of Parent Common Stock to permit the issuance of Parent Common Stock in accordance with this Agreement and the transactions contemplated by this Agreement (the "Authorized Share Amendment") and (ii) implement changes to the composition and responsibilities of certain committees of the Parent Board (the "Corporate Governance Amendments" and together with the Authorized Share Amendment, the "Parent Amendment"), in each case in the form attached hereto as Exhibit A; and

          (b)  the issuance of Parent Common Stock pursuant to this Agreement (the "Parent Issuance"). Subject to Section 5.9(b), Parent shall include in the Proxy Statement the recommendation of the Special Committee and the Parent Board, based on the recommendation of the Special Committee that the stockholders of Parent adopt and approve the Parent Amendment and approve the Parent Issuance, and shall use its best efforts to obtain such adoption and approval.

        Section 5.2    Proxy Statement.    Promptly following the date of this Agreement, the Seller Parties and Parent shall, except as otherwise provided for herein, cooperate in preparing a proxy statement or information statement that meets the requirements of the Exchange Act (together with any amendments thereof or supplements thereto, the "Proxy Statement") to seek adoption and approval of the Parent Amendment and the approval of the Parent Issuance by Parent's stockholders. Parent shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent's stockholders as promptly as reasonably practicable. The Seller Parties and Parent each agree to correct any information provided by it for use in the Proxy Statement that shall have become false or misleading. Parent will promptly notify the Seller Parties of the receipt of any comments from the SEC and any request by the SEC for any amendment to the Proxy Statement or for additional information. Parent shall consult with the Seller Parties with respect to all filings with the SEC, including the Proxy Statement, and all mailings to Parent's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review and comment by the Seller Parties, and shall be reasonably acceptable to the Seller Parties. Each of the Seller Parties will furnish (or cause to be furnished) to Parent the information relating to it and its Affiliates required by the Exchange Act to be set forth in the Proxy Statement. Parent agrees to use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it and cause such Proxy Statement to be mailed to the Parent's stockholders at the earliest practicable time.

        Section 5.3    Conduct of Business of the Company.    Each of the Seller Parties hereby covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or except as otherwise expressly contemplated by this Agreement, ASC shall not engage in any transaction or activities, and shall cause the Company and the Company's Subsidiaries to each, (i) operate its business in the usual and ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and maintain its relationships with its respective principal customers, suppliers and other persons with which the Company or any of the Company's Subsidiaries has significant business relations and (iii) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Sections 5.3(a)-5.3(m) of the Company Disclosure Schedule or consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), ASC shall not, and shall not permit the Company or the Company's Subsidiaries to, do any of the following:

          (a)  amend or propose to amend its certificate of incorporation or bylaws (or other governing documents);

          (b)  authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell or deliver, dispose of, encumber or pledge (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

          (c)  split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of the Company's securities or any securities of the Company's Subsidiaries;

          (d)  (i)  incur, assume or guarantee any Indebtedness or issue any debt securities, other than in the ordinary course of business consistent with past practice; (ii) pledge or otherwise encumber shares of capital stock of ASC, the Company or any of the Company's Subsidiaries; or (iii) mortgage, pledge or otherwise encumber any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon other than Permitted Liens in the ordinary course of business, consistent with past practice;

          (e)  adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization;

          (f)  (i)  except as may be required by law or existing agreements, plans or arrangements as in effect as of the date hereof, or in the ordinary course of business consistent with past practice, pay, agree to pay, grant, issue or accelerate payments or benefits pursuant to any Benefit Plan in excess of the payments or benefits provided under such Benefit Plan as of the date hereof, (ii) except (A) for increases in the ordinary course of business consistent with past practice for employees other than officers and directors of the Company that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or (B) as required under existing agreements or in the ordinary course of business consistent with past practice, increase in any manner the salary or fees or benefits of any director, officer, consultant or employee, or (iii) except as may be required by law or by existing agreements or arrangements as in effect on the date hereof, amend (other than amendments made in the ordinary course of business consistent with past practice) any Benefit Plan in a manner that would materially increase its cost to the Company or its Subsidiaries or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement;

          (g)  acquire, sell, transfer, lease, encumber, fail to maintain or dispose of any assets or property, tangible or intangible, outside the ordinary course of business or any assets (other than inventory in the ordinary course consistent with past practice and other than obsolete or non-core assets) that, in the aggregate, are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice that would be material to the Company and its Subsidiaries taken as a whole;

          (h)  except as may be required as a result of a change in Méxican law, Méxican GAAP, GAAP or SEC rules and regulations affecting financial reporting, change any of the financial accounting principles or practices used by it;

          (i)  (i)  acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be a Material Contract; (iii) engage in any Affiliate Transaction, other than a Subsidiary Transaction, which, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $15,000,000 or (iv) authorize any new capital expenditure except in the ordinary course of business;

          (j)  make any material Tax election, change any material method of Tax accounting or settle or compromise any material Tax liability or refund of the Company or any of its Subsidiaries;

          (k)  except in the ordinary course of business consistent with past practice, (i) terminate, amend or modify (in any material respect), or waive any material provision of, any Material Contract, or (ii) amend, modify or change (in any material respect) any material policies or procedures governing product sales or returns or the treatment of accounts receivable;

          (l)  take, or agree in writing or otherwise to take, any of the actions prohibited in Sections 5.3(a) – 5.3(k).

        Section 5.4    Notification of Certain Matters.    The Seller Parties, Merger Sub and Parent each shall give prompt notice to the others of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate, or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, and (b) any failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not affect the representations, warranties or covenants of the parties hereto or limit or otherwise affect the remedies available to the Seller Parties, Parent or Merger Sub hereunder.

        Section 5.5    Access to Information.    Between the date hereof and the Effective Time, each party to this Agreement, upon reasonable request from another party to this Agreement, (the "Requesting Party"), will give the Requesting Party and its authorized representatives (and in the case of the Company, to Persons providing or committed or proposing to provide the Company with financing and their representatives) reasonable access during normal business hours to its employees, plants, offices, warehouses and other facilities and properties and to all books and records (including Tax Returns and work papers of its independent auditors, when available) and to that of its Subsidiaries and will permit the Requesting Party and its authorized representatives to make such inspections (including any physical inspections or soil or groundwater investigations) as the Requesting Party may reasonably request and will instruct its officers and employees and those of its Subsidiaries to furnish to the Requesting Party and its authorized representatives such financial and operating data and other information with respect to its business and properties and any of its Subsidiaries as the Requesting Party may from time to time reasonably request; provided that no party shall be required to provide any such information if the Requesting Party is not subject to a confidentiality agreement for the benefit of such party. All information obtained by Persons pursuant to this Section 5.5 shall be kept confidential.

        Section 5.6    Additional Agreements, Commercially Reasonable Efforts.    (a)  Prior to the Effective Time, upon the terms and subject to the conditions of this Agreement, each of the Seller Parties, Parent and Merger Sub agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws, rules or regulations to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party, including any Governmental Entity, and (ii) the satisfaction of the other parties' conditions to the consummation of the Merger. Without limiting this Section 5.6, Parent and the Seller Parties shall each use its commercially reasonable efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the Outside Date, including defending through litigation on the merits any claim asserted in any court by any Person. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the consummation of the Merger. In furtherance of and not in limitation of the foregoing, each party shall permit the other party to reasonably participate (subject to such party's right to control) in the defense and settlement of any claim, suit or cause of action relating to this Agreement, the Merger or the other transactions contemplated hereby, and no party shall settle or compromise any such claim, suit or cause of action without the other party's prior written consent (which consent shall not be unreasonably withheld or delayed).

          (b)  Prior to the Effective Time, the Seller Parties or their respective Affiliates, on the one hand, and Parent or its Subsidiaries, on the other hand, shall permit the other parties hereto to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed written (or any material proposed oral) communication with any Governmental Entity regarding any of the transactions contemplated by this Agreement. The Seller Parties or their respective Affiliates, on the one hand, and Parent or its Subsidiaries, on the other hand, shall promptly inform the other parties hereto of, and if in writing, furnish the other parties with copies of (or, in the case of material oral communication, advise the other parties orally of) any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any of the Seller Parties or their respective Affiliates, on the one hand, or Parent or its Subsidiaries, on the other hand, receives a request for additional information or documentary material from any such Governmental Entity with respect to the Merger, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties hereto, an appropriate response in compliance with such request. None of the Seller Parties or their respective Affiliates, on the one hand, or Parent or its Subsidiaries, on the other hand, shall participate in any meeting with any Governmental Entity with respect to the Merger unless it consults with the other parties hereto in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat. To the extent not otherwise provided in this Section 5.6(b), the Seller Parties or their respective Affiliates, on the one hand, and Parent or its Subsidiaries, on the other hand, shall furnish the other parties hereto with copies of all correspondence, filings and communications between it and any such Governmental Entity with respect to the Merger, provided that either the Company or Parent or an Affiliate of Parent may redact any information from such correspondence, filings, and communications that discusses or reflects its valuation of the Merger. Tax return filings in the ordinary course and Tax proceedings with a Governmental Entity shall not be subject to the above provisions of this Section 5.6(b). The Seller Parties or their respective Affiliates, on the one hand, and Parent or its Subsidiaries, on the other hand shall furnish the other parties hereto with such necessary information and reasonable assistance as such other parties may reasonably request in connection with their preparation of necessary filings or submissions of information to any Governmental Entity. To the extent that transfers of Company Permits are required as a result of execution of this Agreement or consummation of the Merger, the Seller Parties and Parent shall use all commercially reasonable efforts to effect such transfers.

          (c)  Between the date hereof and the Closing, Parent and the Seller Parties shall use their commercially reasonable efforts to identify and secure or provide any consents or notices required as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (d)  Whether prior to or after the Closing, the Company shall, and the other Seller Parties and Parent shall cause the Company to, use commercially reasonable efforts to obtain any consents, permits or licenses related to the Scheduled Items.

          (e)  Prior to the Closing Date, AMC shall effect the Contribution.

        Section 5.7    Public Announcements.    Parent, Merger Sub and each of the Seller Parties, as the case may be, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger, or the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national market system to which Parent, its Affiliates, the Company or the Company's Subsidiaries is a party. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national market system in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. The parties hereto have agreed on the text of the joint press release by which announcement of the execution of this Agreement will be made.

        Section 5.8    Listing Application.    Parent shall prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in connection with the Merger, and shall use its reasonable efforts to obtain, prior to the Closing Date, approval for the listing of such shares of Parent Common Stock subject to official notice of issuance.

        Section 5.9    Change of Recommendation.    (a)  Except as permitted by Section 5.9(b), neither the Special Committee nor the Parent Board shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Seller Parties, its recommendation in favor of the Parent Amendment or the Parent Issuance. Nothing contained in this Agreement shall prevent the Special Committee or Parent Board from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

          (b)  In the event that, prior to the Effective Time the Special Committee believes, in its good faith judgment, after receiving the advice of its outside legal counsel, that failing to do so would create a reasonable likelihood of breaching its fiduciary duties under applicable law, the Special Committee (and Parent Board acting on the recommendation of the Special Committee) may (subject to this Section 5.9(b)) withdraw or modify its approval or recommendation in favor of the Parent Amendment or the Parent Issuance, provided that it gives the Seller Parties three days' prior written notice of its intention to do so. Any such withdrawal or modification of the recommendation shall not change the approval of the Special Committee and the Parent Board for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, or change the obligation of Parent to present the Parent Amendment and Parent Issuance for approval and adoption at the Stockholders Meeting.

        Section 5.10    Privilege.    The parties agree and acknowledge that the disclosure, provision or furnishing of information, directly or indirectly, by a Seller Party, Parent, or Merger Sub under this Agreement shall not be deemed a waiver of any privilege under applicable law that has been or may be asserted, including privileges arising under or relating to the attorney-client relationship (which shall include the attorney-client and work product privileges).

        Section 5.11    Certain Tax Matters.    (a) United States Tax Matters. The parties agree and acknowledge that they will not take any action that prevents the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code and shall not take any position inconsistent with the foregoing on any Tax Return, unless required by law.

          (b)  Méxican Tax Matters. In accordance with Méxican Tax law and pursuant to paragraphs 5 and 6 of Article 190, AMC has delivered or caused to be delivered to the Company:

            (i)  A letter, in form and substance reasonably satisfactory to Parent, issued by AMC's appointed tax representative informing the Company that he will carry out the following, according to terms established in Article 190 and Article 263 of the regulations to the Méxican Federal Income Tax Law, on AMC's behalf:

              (1)  compute and pay, if any, Méxican income tax on the gain obtained in the Contribution; and

              (2)  have an independent public accountant in México submit a tax report on the gain obtained and income tax computed and paid as described in subsection (b)(i)(1) above.

            (ii)  A certified copy, in form and substance reasonably satisfactory to Parent, of the notice of appointment of the tax representative of AMC as required under Article 190.

        Section 5.12    Dividends.    AMC shall use its best efforts to cause the Parent Board to declare, set aside and pay the quarterly cash dividend related to the third quarter of fiscal year 2004 to all of the holders of Parent Stock out of funds legally available for such purpose and consistent with past practice. In addition, AMC hereby covenants and agrees that it shall use its best efforts to cause the Parent Board to declare and pay the Transaction Dividend prior to the Closing Date.

        Section 5.13    Standstill.    Each of the Seller Parties agrees that, prior to the date of the Parent Stockholder Approval, neither it nor any of its Affiliates will in any manner, directly or indirectly acquire or agree to acquire any shares of Parent Stock.

        Section 5.14    Company Indebtedness.    AMC agrees that, as of the Closing Date, the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries (plus minority interests (as calculated in accordance with GAAP consistent with past practice) less the aggregate amount of cash and cash equivalents of the Company and its Subsidiaries) on a consolidated basis shall not exceed $1,000,000,000.

        Section 5.15    Enforcement of Parent's Rights Under This Agreement.    The Seller Parties and Parent agree that any action to be taken by Parent prior to the Closing to enforce its rights under this Agreement shall be taken by and at the direction of the Special Committee. The Seller Parties and Parent further agree that any action taken by Parent after the Closing to enforce its rights under this Agreement, including, without limitation, Parent's right to indemnification under Article VIII, shall be taken by and at the direction of a majority of the Special Independent Directors.

        Section 5.16    Company Refinancing.    AMC shall cause the refinancing of all of the outstanding obligations under the Common Agreement to be consummated by the Company on or prior to the Closing Date on terms and conditions set forth on Exhibit B or on such other terms and conditions as are reasonably satisfactory to Parent.

        Section 5.17    Audited Financials.    The Seller Parties shall cause the audit of the financial statements of Parent and its Subsidiaries contemplated by Section 9.1 to be completed on or prior to March 31, 2006.

        Section 5.18    AMC Consolidated Net Worth.    AMC will not at any time on or prior to the fifth anniversary of the Closing Date (such period, the "Restricted Period") permit AMC Consolidated Net Worth to be less than $500,000,000 (five hundred million dollars); provided, however, that such required amount shall be reduced on each one year anniversary of the Closing by $25,000,000 (twenty-five million dollars). During the Restricted Period, AMC shall deliver to Parent and the Special Independent Directors a certificate of AMC within 120 days after the end of each fiscal year of AMC, signed by an executive officer of AMC (i) certifying as to whether the provisions of this Section 5.18 have been complied with during such fiscal year and (ii) attaching a balance sheet demonstrating compliance with this Section 5.18 during such fiscal year.

        Section 5.19    Parent Listing.    For a period of five years after the Closing, Parent and AMC shall each use its respective reasonable best efforts to maintain the listing of Parent Common Stock on the New York Stock Exchange or other comparable internationally-recognized securities exchange or inter-dealer quotation system, unless the prior approval of a majority of the Special Independent Directors shall have been obtained.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 6.1    Conditions to the Merger.    (a)  The obligation of ASC to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

            (i)    Accuracy of Representations and Warranties.    The representations and warranties made by Parent and Merger Sub herein, disregarding all qualifications and exceptions contained herein relating to materiality or Parent Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and on the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct o0nly as of such specified date) with only such exceptions as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            (ii)    Compliance with Covenants.    Each of Parent and Merger Sub shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or Parent Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality or Parent Material Adverse Effect, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

            (iii)    Officer's Certificates.    ASC shall have received a certificate of Parent, dated as of the Closing Date, signed by an executive officer of Parent to evidence satisfaction of the conditions set forth in Sections 6.1(a)(i) and (ii).

          (b)  The obligation of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

            (i)    Accuracy of Representations and Warranties.    The representations and warranties made by the Seller Parties herein, disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and on the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date) with only such exceptions as would not have, individually or in the aggregate, a Company Material Adverse Effect.

            (ii)    Compliance with Covenants.    The Seller Parties shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or Company Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality or Company Material Adverse Effect, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

            (iii)    Company Indebtedness.    The aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries (plus minority interests (as calculated in accordance with GAAP consistent with past practice) less the aggregate amount of cash and cash equivalents of the Company and its Subsidiaries) on a consolidated basis shall not exceed $1,000,000,000.

            (iv)    Officer's Certificate.    Parent shall have received a certificate of ASC, dated as of the Closing Date, signed by an executive officer of ASC to evidence satisfaction of the conditions set forth in Sections 6.1(b)(i), (ii) and (iii).

            (v)    NYSE Listing.    The Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE subject to official notice of listing.

            (vi)    Méxican Tax Documents.    Parent shall have received copies of the documents referred to in Section 5.11(b).

            (vii)    Company Refinancing.    The refinancing of all of the outstanding obligations under the Common Agreement shall have been consummated in accordance with Section 5.16.

            (viii)    Transaction Dividend.    The Transaction Dividend shall have been paid.

            (ix)    Contribution.    AMC shall have consummated the Contribution.

        Section 6.2    Conditions to Each Party's Obligations to Effect the Merger.    The respective obligations of each party hereto to effect the Merger and the other transactions contemplated hereby are further subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the parties hereto to the extent permitted by applicable law:

          (a)  Stockholder Approval. The Parent Stockholder Approval shall have been validly obtained under the DGCL and the Parent Amendment shall be effective pursuant to the DGCL.

          (b)  Statutes; Court Orders. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, issued or enforced by any Governmental Entity that prohibits, restrains, enjoins, precludes or restricts the consummation of the Merger.

          (c)  Competition Approvals. All clearances or approvals required from any Governmental Entity, including pursuant to any antitrust or trade regulation laws or regulations, shall have been received in connection with the Merger, other than those clearances or approvals the failure of which to obtain would not have and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect.

ARTICLE VII

TERMINATION; AMENDMENT; WAIVER

        Section 7.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Parent Stockholder Approval:

          (a)  by mutual written consent duly authorized by Parent Board;

          (b)  by Parent or ASC, if (i) any Governmental Entity shall have enacted, entered, promulgated, issued or enforced a final statute, rule, regulation, executive order, decree, ruling or injunction (which statute, rule, regulation, executive order, decree, ruling or injunction the parties hereto shall use their commercially reasonable efforts to reverse, overturn or lift) or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable, or (ii) the Effective Time shall not have occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date;

          (c)  by Parent, if there shall have been a material breach of any of the Seller Parties' representations, warranties or covenants, which breach (i) would give rise to the failure of a condition set forth in Section 6.1(b) or Section 6.2, and (ii) is not capable of being cured prior to the Outside Date or, if curable, has not been cured within 20 business days following receipt by the Seller Parties of written notice from Parent and Merger Sub of such breach;

          (d)  by ASC, if (i) there shall have been a material breach of any of Parent's or Merger Sub's representations, warranties or covenants, which breach (A) would give rise to the failure of a condition set forth in Section 6.1(a) or Section 6.2 and (B) is not capable of being cured prior to the Outside Date or, if curable, has not been cured within 20 business days following receipt by Parent and Merger Sub of written notice from the Company of such breach; or (ii) the Special Committee or the Parent Board shall withdraw, modify, or change (including by amendment of the Proxy Statement) its recommendation with respect to this Agreement, the Parent Amendment or the Parent Issuance in a manner adverse to ASC or shall have resolved to do any of the foregoing; or

          (e)  by either Parent or ASC, if at the Stockholders Meeting (including any postponement or adjournment thereof), the Parent Stockholder Approval shall have not been obtained.

        Section 7.2    Effect of Termination.    In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties in accordance with Section 9.4, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any of the Seller Parties or their Affiliates or Parent or Parent's Affiliates or their respective directors, officers, employees or stockholders, other than the provisions of this Section 7.2 and Section 7.3; provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for any willful and material breach of this Agreement.

        Section 7.3    Fees and Expenses.    Except as specifically provided in this Section 7.3, all costs and expenses incurred in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement shall be paid by the party incurring such expenses, regardless of whether the Merger or any other transaction contemplated by this Agreement is consummated.

        Section 7.4    Amendment.    This Agreement may be amended at any time before or after Parent Stockholder Approval by an instrument in writing signed by all of the parties hereto; provided that, in addition to any other approval required by law, in the case of Parent, this Agreement may only be amended following approval of such amendment by the Special Committee; provided, further that after Parent Stockholder Approval, no amendment shall be made that by law requires further approval by the stockholders of Parent without the further approval of such stockholders.

        Section 7.5    Waiver.    At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that Parent may only grant such extension or waiver if it first obtains the written approval of the Special Committee. Any agreement on the part of any party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE VIII

INDEMNIFICATION

        Section 8.1    General Indemnification.    (a)  By AMC.

            (i)  Subject to the limitations set forth in Section 8.2, if the Closing shall occur, AMC shall indemnify, save and hold harmless Parent and its Subsidiaries, and each of their respective directors, officers, employees, stockholders (other than AMC and its Affiliates), successors, transferees and assignees, and Representatives (each, a "Parent Party"), from and against any and all costs, losses, charges, liabilities, obligations, damages (whether actual or punitive), lawsuits, response actions, removal actions, remedial actions, judgments, deficiencies, demands, fees, claims, settlements and expenses, including, without limitation, interest, penalties, costs of mitigation, reasonable attorneys' fees and expenses, all amounts paid in the investigation, defense or settlement of any of the foregoing and costs of enforcing this indemnity (collectively, "Damages"), incurred or suffered in connection with, arising out of, resulting from or relating or incident to, whether directly or indirectly:

              (1)  any untruth, inaccuracy or incorrectness of, or other breach of, any representation or warranty of or by the Seller Parties contained in Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.2 (Capitalization of the Company and its Subsidiaries), Section 3.3 (Authority Relative to this Agreement), Section 3.5 (Certifications), Section 3.9 (ASC), Section 3.14(b) (Taxes), and Section 3.21 (Affiliate Transactions);

              (2)  the nonfulfillment, nonperformance, nonobservance or other breach or violation of, or default under, the covenants contained in Section 2.9(b) (Post-Closing Deliveries), Section 5.6(d) (Permits) and Section 5.11(b) (Méxican Tax Procedures);

              (3)  any Pre-Closing Environmental Matters; and

              (4)  the enforcement by any Parent Party of the rights of indemnification provided in this Section 8.1(a).

            (ii)  The claims for indemnity by Parent Parties pursuant to this Section 8.1(a) are referred to as "Parent Claims." The indemnity provided for in this Section 8.1(a) is not limited to Third-Party Claims against any Parent Party, but includes Parent Claims incurred or sustained by any Parent Party in the absence of Third-Party Claims.

          (b)  Defense of Claims.

            (i)  If a Parent Claim is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification shall give written notice (a "Claim Notice") to AMC (A) as soon as practicable after the person entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 8.1 and (B) in the case of the assertion of a claim (whether pursuant to a lawsuit or other legal action or otherwise) or the commencement of any Action by a third party (together, a "Third-Party Claim"), upon receipt of written notice of the Third-Party Claim. The failure of any indemnified person to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, AMC is materially prejudiced by such failure.

            (ii)  If in the case of a Third-Party Claim, AMC shall acknowledge in writing to the indemnified person that AMC shall be obligated to indemnify the indemnified person under the terms of its indemnity hereunder in connection with such Third-Party Claim, then AMC shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense to participate in or take control of the defense and investigation of such Third-Party Claim (unless (x) AMC is also a party to such Third-Party Claim and the indemnified person has been advised in writing by counsel that a conflict of interest exists between the indemnified person and AMC with respect to such Third-Party Claim which makes representation of both parties inappropriate under applicable standards of professional conduct, or (y) AMC fails to provide reasonable assurance to the indemnified person of its financial capacity to defend such Third Party-Claim and provide indemnification with respect to such Third-Party Claim) and to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the indemnified person to handle and defend, compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified person, such consent not to be unreasonably withheld or delayed. If requested by AMC, the indemnified person will, at the sole cost and expense of AMC, cooperate with AMC and its counsel in contesting any Third Party Claim that the AMC elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the indemnified person or any of its Affiliates). Notwithstanding the foregoing, the indemnified person may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which AMC has elected to control if the indemnified person irrevocably waives its right to indemnity under this Section 8.1 with respect to such Third Party Claim.

            (iii)  In the event AMC elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 8.1(b), the indemnified person may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both AMC and the indemnified person and the indemnified person has been advised in writing by counsel that a conflict of interest exists between the indemnified person and AMC with respect to such Third-Party Claim which makes representation of both parties inappropriate under applicable standards of professional conduct, the indemnified person shall be entitled, at AMC's cost, risk and expense, to separate counsel of its own choosing and reasonably acceptable to AMC.

            (iv)  If AMC fails to notify the indemnified person in writing of its election to assume the defense of such Third-Party Claim in accordance with this Section 8.1 within 15 days after receipt of the Claim Notice, the indemnified person against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to AMC) have the right to undertake, at AMC's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of AMC; provided that such Third-Party Claim shall not be compromised or settled without the written consent of AMC, which consent shall not be unreasonably withheld or delayed. In the event AMC assumes the defense of the claim, AMC shall keep the indemnified person reasonably informed of the progress of any such defense, compromise or settlement, and in the event the indemnified person assumes the defense of the claim, the indemnified person shall keep AMC reasonably informed of the progress of any such defense, compromise or settlement. AMC shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 8.1 and for any final judgment (subject to any right of appeal), and AMC agrees to indemnify and hold harmless each indemnified person from and against any and all Damages by reason of such settlement or judgment.

            (v)  Notwithstanding the foregoing, if the indemnified person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, the indemnified person may, by notice to AMC, assume the exclusive right to defend, compromise or settle such Third-Party Claim.

            (vi)  Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any Parent Claim, unless the Parent Party (or Parent Parties) has given AMC a Claim Notice, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto prior to the applicable survival date set forth in Section 9.1.

        Section 8.2    Limitations on Indemnity.

          (a)  Maximum Liability.

            (i)  Parent Claims made with respect to the representations, warranties or covenants contained in Section 2.9(b) (Post-Closing Deliveries), Section 3.2 (Capitalization of the Company and its Subsidiaries), Section 3.9 (ASC), Section 3.14(b) (Taxes), and Section 5.11(b) (Méxican Tax Matters) shall in each case be fully reimbursable.

            (ii)  Except as otherwise provided in clause (i) above, the maximum aggregate amount of Damages for which AMC shall be liable for Parent Claims shall be an amount equal to the Indemnity Cap.

          (b)  Deductible.

            (i)  Sellers' Deductible. Except as otherwise provided in the immediately following sentence, no Parent Party shall seek, or be entitled to, indemnification from AMC until the aggregate amount of Damages incurred or suffered by all Parent Parties under such sections exceeds $100,000,000 (one hundred million dollars) (the "Indemnity Deductible"), and once the Parent Parties have incurred or suffered aggregate Damages exceeding the Indemnity Deductible, the Parent Parties shall be entitled to indemnity only for Damages in excess of the Indemnity Deductible. All Parent Claims made pursuant to Section 2.9(b) (Post-Closing Deliveries), Section 3.2 (Capitalization of the Company and its Subsidiaries), Section 3.9

    (ASC), Section 3.14(b) (Taxes), Section 5.6(d) (Permits), Section 5.11(b) (Méxican Tax Matters) and Section 8.1(a)(i)(3) that relate solely to the Scheduled Items are not subject to the Indemnity Deductible and shall be fully reimbursable. Once it is determined there is a breach of a representation, warranty or covenant, the amount of Damages shall be determined without giving effect to any Material Adverse Effect qualification or any other materiality, dollar limit or similar qualification contained in the applicable representation, warranty or covenant. For purposes of this Article VIII, a breach of the representations or warranties contained in Section 3.1 (Organization and Qualification; Subsidiaries), or Section 3.5 (Certifications) shall be determined without giving effect to any Company Material Adverse Effect qualification or any other materiality, dollar limit or similar qualification contained in such sections or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as applicable.

          (c)  Calculation of Damages.

            (i)  Insurance and Other Proceeds. To the extent that any Parent Claim is covered by insurance held by AMC or its Affiliates, such indemnified person shall be entitled to indemnification pursuant to Section 8.1 only with respect to the amount of the Damages that are in excess of the cash proceeds actually received by such indemnified person (after deducting reasonable costs and expenses incurred in connection with recovery of such proceeds, including premium increases) pursuant to such insurance. If such indemnified person actually receives such cash insurance proceeds, then the amount payable by AMC pursuant to such claim shall be reduced by the amount of such proceeds, whether such proceeds were received prior to or after the time such claim is paid (if a Parent Party receives cash insurance proceeds after any indemnification is made pursuant to Section 8.1, then the indemnified person shall reimburse AMC the amount of such proceeds). In addition, with respect to any Parent Claim, the amount of Damages payable pursuant to Section 8.1 shall be computed net of (A) any related cash proceeds that an indemnified person has actually received (including, without limitation, any cash proceeds received as a result of sales of property, plant and equipment) and (B) any other related benefits that are actually received by the indemnified person relating to cost reductions, in each case, with respect to the matters that are the subject of such Parent Claim.

            (ii)  Effect of Taxes. The amount of any indemnity payments for Damages under Section 8.1 above shall be determined after giving effect to any Tax savings to the indemnified person resulting from the payments giving rise to such indemnity payments or any additional Taxes payable by such indemnified person as a result of the receipt of such payments. Any indemnity payment made pursuant to Section 8.1 shall be treated by Parent and ASC as an adjustment to the Merger Consideration.

          (d)  Party Actions. In connection with any Parent Claim, the Seller Parties and Parent shall use commercially reasonable efforts to mitigate Damages.

        Section 8.3    Exclusive Remedy.    (a)  Except for actions grounded in fraud or deceit, the parties hereto acknowledge and agree that from and after the Closing, the indemnification provisions in this Article VIII shall be the exclusive remedy of Parent and Merger Sub with respect to the transactions contemplated by this Agreement. With respect to actions grounded in fraud or deceit, (A) the right of a party to be indemnified and held harmless pursuant to this Article VIII shall be in addition to and cumulative of any other remedy of such party at law or in equity and (B) no such party shall, by exercising any remedy available to it under this Article VIII, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it.

          (b)  No Right of Contribution. AMC acknowledges and agrees that, upon and after the Closing, the Company and AMC shall not have any liability or obligation to indemnify, save or hold harmless or otherwise pay, reimburse or make any Parent Party or AMC whole for or on account of any Parent Claim or any untruth, inaccuracy or incorrectness of, or other breach of, any representation or warranty or the nonfulfillment, nonperformance, nonobservance or other breach or violation of, or default under, any covenant or agreement of the Seller Parties or the Company, and AMC shall have no right of contribution against the Company, ASC or any of their Subsidiaries.

        Section 8.4    Payment.    With respect to Third Party Claims for which indemnification is payable hereunder, AMC will pay the indemnified person promptly after (a) the entry of judgment against the indemnified person and the expiration of any applicable appeal period, (b) the entry of a non-appealable judgment or final appellate decision against the indemnified person or (c) the execution of any settlement agreement referred to in Section 8.1. Notwithstanding the foregoing, expenses of the indemnified person for which AMC is responsible shall be reimbursed on a current basis by AMC.

        Section 8.5    Right to Indemnification Not Affected by Knowledge or Waiver.

          (a)  The right to indemnification based upon breach (subject to the disclosures, if any, made in the Company Disclosure Schedule) of representations, warranties, covenants, agreements or obligations will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, whether as a result of disclosure by a party hereto pursuant to Section 5.4 or otherwise, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, agreement or obligation.

          (b)  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, agreements and obligations.

ARTICLE IX

MISCELLANEOUS

        Section 9.1    Survival of Representations, Warranties and Covenants.    The representations and warranties made herein shall not survive beyond the Effective Time, provided, however, the representations and warranties contained in Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.2 (Capitalization of the Company and its Subsidiaries), Section 3.3 (Authority Relative to this Agreement), Section 3.9 (ASC), 4.1 (Organization), 4.2 (Authority Relative to this Agreement) and 4.4 (Capitalization) shall survive the Closing through the applicable statute of limitations, including any extensions thereof, plus 60 days; and provided further, the representations and warranties contained in Section 3.5 (Certifications), Section 3.14(b) (Taxes), and Section 3.21 (Affiliate Transactions) shall survive the Closing (a) through completion of the audit by Parent's independent auditors of the financial statements of Parent and its Subsidiaries for the period ending December 31, 2005, plus 60 days in the event the Closing occurs prior to July 1, 2005 or (b) through completion of the audit by Parent's independent auditors of the financial statements of Parent and its Subsidiaries for the period ending December 31, 2006 plus 60 days in the event that the Closing occurs on or after July 1, 2005. The covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms, provided that the covenants contained in Article VIII, or otherwise in the event no term is specified in such covenant, shall survive indefinitely and provided further, the indemnification provided in Section 8.1(a)(i)(3) (Pre-Closing Environmental Matters) shall survive until the five-year anniversary of the Closing Date. The Parties acknowledge and agree that an indemnified person who has asserted a claim for indemnification under Section 8.1 within the applicable survival period will be entitled to continue such action and receive the benefits of Section 8.1, irrespective of the fact that such applicable survival period has expired.

        Section 9.2    Entire Agreement; Assignment.    This Agreement (including the schedules and Exhibits hereto and thereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

        Section 9.3    Severability.    If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a manner acceptable to all parties hereto.

        Section 9.4    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

  (a)
  If to ASC or the Company prior to the Closing or to AMC:

Baja California 200 Col. Roma Sur 06760 México City Attention: General Counsel Facsimile: 011-52-55-5274-8400
With copies, which will not constitute notice, to:
Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005 Attention: Michael L. Fitzgerald, Esq. Facsimile: 212-822-5224
  (b)
  If to Parent or Merger Sub or to ASC or the Company after the Closing:

Southern Peru Copper Corporation 2575 East Camelback Road, Suite 500 Phoenix, Arizona 85016 Attention: Chairman of the Special Committee Facsimile: 602-977-6700
With copies, which will not constitute notice, to:
Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022-4802 Attention: Charles Nathan, Esq. Facsimile: 212-751-4864

        Section 9.5    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.    (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

          (b)  The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Merger. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

          (c)  EACH OF PARENT, MERGER SUB AND THE SELLER PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE SELLER PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        Section 9.6    Specific Performance.    The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

        Section 9.7    Interpretation.    When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 9.8    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except otherwise explicitly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 9.9    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

AMERICAS SALES COMPANY, INC.
By:	/s/ JAIME FERNANDO COLLAZO GONZÁLEZ
Name: Jaime Fernando Collazo González Title: Attorney in Fact
AMERICAS MINING CORPORATION
By:	/s/ J. EDUARDO GONZÁLEZ FÉLIX
Name: J. Eduardo González Félix Title: President
MINERA MÉXICO S.A. DE C.V.
By:	/s/ LIGIA SANDOVAL PARRA
Name: Ligia Sandoval Parra Title: General Counsel
SOUTHERN PERU COPPER CORPORATION
By:	/s/ OSCAR GONZÁLEZ ROCHA
Name: Oscar González Rocha Title: President/CEO
SPCC MERGER SUB, INC.
By:	/s/ ARMANDO ORTEGA GÓMEZ
Name: Armando Ortega Gómez Title: Attorney in fact

Annex B

PERSONAL AND CONFIDENTIAL

October 21, 2004

Special Committee of Disinterested Directors
Southern Peru Copper Corporation
2575 East Camelback Road, Suite 500
Phoenix, Arizona 85016

Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to Southern Peru Copper Corporation (the "Company") of the exchange (the "Exchange") of 67,207,640 newly-issued shares of common stock, par value $0.01 per share (the "Company Common Stock"), of the Company for 99.1463% of the outstanding shares of Minera México S.A. de C.V. ("MM") currently owned by Americas Mining Corporation ("AMC"), the controlling stockholder of the Company (those shares of MM, the "MM Shares"), pursuant to the Agreement and Plan of Merger, dated as of October 21, 2004 (the "Agreement"), by and among the Company, SPCC Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), Americas Sales Corporation, Inc. ("ASC"), a wholly owned subsidiary of AMC, AMC and MM. The Agreement provides for the merger of Merger Sub with and into ASC (the "Merger"). Under the terms of the Agreement, the MM Shares will be contributed to ASC prior to the consummation of the Merger. As a result of the Merger, ASC will become a wholly owned subsidiary of the Company and the Company will become the indirect owner (through ASC) of the MM Shares.

        Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Special Committee of Disinterested Directors (the "Committee") of the Company in connection with, and have participated in certain of the negotiations leading to, the Merger. We have received and expect to receive fees for our services in connection with the Merger and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to affiliates of Cerro Trading Company ("Cerro"), a significant stockholder of the Company, including acting as lead manager in connection with a bank loan in the aggregate principal amount of $70 million to Reliant Pharmaceuticals LLC, an affiliate of Cerro, in September 2004. We may also provide investment banking services to the Company, MM, Grupo México, S.A. de C.V. ("Grupo México"), Cerro and Phelps Dodge Overseas Capital Corporation ("Phelps Dodge"), a significant stockholder of the Company, and their affiliates in the future. In connection with the above-described services we have received, and may receive, compensation.

        Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, MM, Grupo México, Cerro and Phelps Dodge and their affiliates, and may actively trade the debt and equity securities (or related derivative securities) of the Company, MM, Grupo México and their affiliates and of affiliates of Cerro and Phelps Dodge for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company, Annual Reports on Form 20-F of MM, and annual reports to shareholders of Grupo México, for the five fiscal years ended December 31, 2003; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company, certain interim reports to security holders of MM and certain interim reports to shareholders of Grupo México; certain other communications from the Company, MM and Grupo México to their respective security holders; a Life-of-Mine Production Plan for MM's La Caridad mine, dated January 2004, prepared by Winters, Dorsey & Company, LLC for MM, a Long Term Plan for MM's Mexicana de Cananea mine, dated March 2004, prepared by Mintec, inc. for Grupo México, and a Long Term Mining Plan Alternative 3 Life of Mine Schedule for MM's Mexicana de Cananea mine, dated May 2004, prepared by Mintec, inc. for Grupo México (collectively, the "Mine Plans"); certain analyses and recommendations provided to the Committee by Anderson and Schwab Inc. ("A&S"), an independent mining consultant retained by the Committee; certain internal financial analyses and forecasts for MM prepared by its management and certain internal financial analyses and forecasts for the Company prepared by its management (together, the "Management Forecasts"); the Management Forecasts as adjusted to reflect the average price forecasts for copper and molybdenum published by research analysts and modifications recommended to the Committee by A&S, which adjustments were reviewed and approved by the Committee (the "Forecasts"); and certain tax savings MM and Grupo México management estimated will result from the use of certain tax loss carry-forwards and recoverable asset taxes of MM and its subsidiaries identified to the Committee by MM and Grupo México managements (the "Tax Savings Estimates").

        We have also held discussions with members of the senior managements of the Company, MM and Grupo México regarding their assessment of the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of the Company and MM. In addition, we have reviewed the reported price and trading activity for the shares of the Company Common Stock, compared certain financial and stock market information for the Company and certain financial information for MM with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

        We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that (1) except to the extent adjusted with the approval of the Committee, the Management Forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company or MM, as applicable; and (2) the modifications to the Management Forecasts recommended to the Committee by A&S have been reasonably prepared and reflect the best currently available estimates and judgments of A&S. We have also assumed with your consent that the Tax Savings Estimates have been reasonably prepared and reflect the best currently available estimates and judgments of MM and Grupo México.

        We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) or the mineral reserves of the Company or MM or any of their respective subsidiaries, and except for the Mine Plans, we have not been furnished with any such evaluation or appraisal. We have also not made an analysis of, nor are we expressing any view with respect to, the level of mineral reserves of MM and the Company or any environmental matters relating to the Company, MM or any of their former or present subsidiaries.

        In addition, we have assumed with your consent that (i) all governmental, regulatory or other consents, permits and approvals necessary for the consummation of the Merger, and all governmental, regulatory or other consents, permits and approvals that are necessary for the operation of the businesses of the Company and MM and material to this opinion, have been and will be obtained without any adverse effect on the Company or MM or on the expected benefits of the Merger in any way meaningful to our analysis, and (ii) the Merger will be consummated in accordance with the terms of the Agreement, without the waiver of any material conditions. We have also relied upon the advice the Committee has received from its legal and tax advisors as to all legal and tax matters in connection with the Agreement.

        Our opinion does not address the underlying business decision of the Company to engage in the Merger, nor are we expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time. In addition, our opinion does not take into account, and we are not opining on, the contractual and governance terms contained in the Agreement and the Corporate Governance Amendments (as defined in the Agreement) or any related agreements. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Committee in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of Company Common Stock should vote with respect to the Agreement.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange pursuant to the Agreement is fair from a financial point of view to the Company.

Annex C

CHARTER AMENDMENTS

        RESOLVED, that the first sentence of Sections 4.1 and 4.2(a) of Article FOUR of the Restated Certificate of Incorporation will be amended and replaced in their entirety to read as follows:

        "4.1 Authorized Shares. The total number of shares of capital stock of the Corporation shall have authority to issue is 167,207,640 shares, par value one cent ($0.01) per share."

        "4.2 Designation and Amounts. (a) The two series of capital stock of the Corporation shall consist of 65,900,833 shares of Class A Common Stock, par value one cent ($0.01) per share (the "Class A Common Stock"), and 101,306,807 shares of Common Stock, par value one cent ($0.01) per share (the "Common Stock")."

        RESOLVED, that a new Article EIGHT and Article NINE will be added to the Restated Certificate of Incorporation to read in its entirety as follows:

"ARTICLE EIGHT

SPECIAL NOMINATING COMMITTEE

        8.1    Definitions.    As used in this ARTICLE EIGHT and ARTICLE NINE, the following terms have the following meanings:

          (a)   "Effective Time" shall having the meaning ascribed to it in the Agreement and Plan of Merger by and among Southern Peru Copper Corporation, SPCC Merger Sub, Inc., Americas Sales Company, Inc., Americas Mining Corporation and Minera México, S.A. de C.V., dated as of October 21, 2004.

          (b)   "Founding Stockholder" shall have the meaning ascribed to it in Section 4.9(a).

          (c)   "Independent Director" means a director who satisfies the independence requirements of the New York Stock Exchange Listed Company Manual, or, if the principal United States listing of the Common Shares is on another United States securities exchange or inter-dealer quotation system of a registered national securities association, the equivalent requirements of the applicable rules and regulations of that exchange or association.

          (d)   "Public Stockholders" shall mean all holders of Common Shares, other than Grupo México, S.A. de C.V. ("Grupo México") and its affiliates.

          (e)   "Special Independent Director" means a director who (a) is an Independent Director, and (b) has been nominated by the Special Nominating Committee of the Corporation in accordance with the provisions of this ARTICLE EIGHT; provided, however, that any director nominated by a Founding Stockholder other than Grupo México in accordance with the provisions of the Stockholders Agreement shall be deemed a Special Independent Director (any such director, a "Stockholder Designee").

          (f)    "Stockholders Agreement" means that certain Agreement Among Certain Stockholders of Southern Peru Copper Corporation, dated as of January 2, 1996, as amended by the First Amendment to the Agreement Among Certain Stockholders of Southern Peru Copper Corporation, dated January 11, 2001, as such agreement may be amended from time to time.

        8.2    Board of Directors.    The Board of Directors shall at all times include a number of Special Independent Directors that is equal to or greater than the Minimum Number of Special Independent Directors (as defined in Paragraph 8.4). Special Independent Directors may only be removed from the Board of Directors for cause, by resolution passed at any meeting of the Board of Directors in the manner provided in the Bylaws.

        8.3    Powers.    Effective as of the Effective Time, the Corporation shall have a special nominating committee (the "Special Nominating Committee"). Subject to Paragraph 8.6 and in accordance with Section 141(a) of the Delaware General Corporation Law ("DGCL"), the Special Nominating Committee shall have the exclusive power and authority otherwise conferred upon the Board of Directors to: (i) nominate persons to stand for election as Special Independent Directors (other than the Stockholder Designees) at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected) and to evaluate candidates for such nominations; and (ii) fill any vacancy created by the removal, resignation or retirement from the Board of Directors or the death of any Special Independent Director (other than the Stockholder Designees). The Special Nominating Committee shall, in accordance with Section 141(a) of the DGCL, have the exclusive power and authority otherwise conferred upon the Board of Directors to determine its own policies and procedures with regard to the matters set forth in this ARTICLE EIGHT and to set forth such policies and procedures in a committee charter.

        8.4    Special Independent Directors.    The Special Nominating Committee shall have the right to nominate the number of Special Independent Directors (the "Minimum Number of Special Independent Directors") that equals (a) a number equal to the number of directors which shall constitute the entire Board of Directors multiplied by (b) the percentage of Common Shares owned by the Public Stockholders out of the aggregate Common Shares owned by all holders of Common Shares as of the last day of the fiscal quarter immediately preceding the date on which the Special Nominating Committee acts, rounded up to the nearest whole number. At no time shall the aggregate number of persons nominated as Special Independent Directors in accordance with Paragraph 8.3 and Paragraph 8.4 and the number of Stockholder Designees be less than two or greater than six.

        8.5    Membership and Manner of Acting.

          (a)   The Special Nominating Committee shall consist of three (3) directors of the Corporation, two (2) of whom shall be                and                 (each of such two directors, an "Initial Member" and together with their successors, "Special Designees") and such other director, who shall initially be                , as may be appointed by the Board of Directors (the "Board Designee"). The Board of Directors shall designate annually the Board Designee, immediately following the election of directors at the annual meeting of the Board of Directors. The members of the Board of Directors who are Special Independent Directors or Initial Members shall designate annually the Special Designees, immediately following the election of directors at the annual meeting of the Board of Directors. Any vacancy on the Special Nominating Committee resulting from the removal, resignation, retirement or death of either an Initial Member or a Special Independent Director shall be filled only by a Special Independent Director. Any Designee may be removed at any time for cause, by resolution passed at any meeting of the Board of Directors in the manner provided in the Bylaws.

          (b)   At all meetings of the Special Nominating Committee the presence of all members shall be necessary and sufficient to constitute a quorum for the transaction of business, and the unanimous vote of all members of the Special Nominating Committee shall be necessary for the adoption of any resolution or the taking of any action.

        8.6    Alternative Nominating Procedures.    Notwithstanding the foregoing provisions of this ARTICLE EIGHT, the power and authority of the Special Nominating Committee to nominate persons to stand for election as Special Independent Directors shall be subject to:

          (a)   the rights of the stockholders of the Corporation to make nominations in compliance with the procedures set forth in the Bylaws; and

          (b)   the rights of the Founding Stockholders to nominate Stockholders Designees.

        8.7    Amendment of ARTICLE EIGHT.    The provisions of this ARTICLE EIGHT may only be amended by the affirmative vote of a majority of the Public Stockholders (calculated without giving effect to any super majority voting rights of the holders of the Class A Common Stock pursuant to Paragraph 4.7(a))."

"ARTICLE NINE

AFFILIATE TRANSACTION REVIEW

        The Corporation shall not engage in any Material Affiliate Transaction unless it has been the subject of prior review by a committee of the Board of Directors with at least three members, each of whom is an Independent Director (any such committee, an "Affiliate Transactions Committee"). For purposes of this ARTICLE NINE, a "Material Affiliate Transaction" shall mean any transaction, business dealing or material financial interest in any transaction, or any series of related transactions, between Grupo México or one of its affiliates (other than the Corporation or any of the Corporation's subsidiaries), on the one hand, and the Corporation or one of the Corporation's subsidiaries, on the other hand, that involves consideration of more than $10,000,000 in the aggregate."

Annex D

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

INDEX

UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF EARNINGS

Stated in Thousands of U.S. Dollars, except per share data

For the nine-month period ended September 30, 2004

			Pro Forma
	Southern Peru Copper Corporation	Minera Mexico S.A de C.V.	Merger adjustments(1)		Sub total	Other non-merger adjustments		Combined
Net sales:
Stockholders and affiliates	$53,141				53,141			$53,141
Others	1,038,023	973,118	(8,009	)(2a.)	2,003,132			2,003,132

Total net sales	1,091,164	973,118	(8,009)		2,056,273			2,056,273

Operating costs and expenses:
Costs of sales (exclusive of depreciation, amortization and depletion and exploration separately shown below)	465,726	455,753	(908	)(2b.)	919,861	142	(3e.)	920,003
			(710)	(2e.)
Administrative	21,439	30,222			51,661			51,661
Depreciation, amortization and depletion	57,557	85,808			143,365	(1,416	)(3b.)	141,949
Exploration	6,167	4,379			10,546			10,546

Total operating costs and expenses	550,889	576,162	(1,618)		1,125,433	(1,274)		1,124,159

Operating income	540,275	396,956	(6,391)		930,840	1,274		932,114

Interest income	3,618	1,662			5,280			5,280
Other (expense) income, net	(2,829)	39,611			36,782			36,782
Interest expense	(8,355)	(77,912)			(86,267)			(86,267)

Earnings (loss) before income taxes and minority interest	532,709	360,317	(6,391)		886,635	1,274		887,909

Provision (benefit) for taxes on income	190,213	74,970	(2,343	)(2d.)	262,840	467	(3d.)	263,307
Minority interest of investment shares	2,828	8,775			11,603	(8,775	)(3b.)	2,828

Income (loss) from continuing operations	$339,668	276,572	(4,048)		612,192	9,582		$621,774

Pro forma per common share amount								$4.22

Pro forma weighted average common shares outstanding								147,224,415

UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF EARNINGS

Stated in Thousands of U.S. Dollars, except per share data

For the year ended December 31, 2003

			Pro Forma
	Southern Peru Copper Corporation	Minera Mexico S.A de C.V.	Merger adjustments(1)		Sub total	Other Non-merger adjustments		Combined
Net sales:
Stockholders and affiliates	$5,214		(3,362	)(2b.)	1,852			$1,852
Others	793,192	781,597	4,422	(2a.)	1,579,211			1,579,211

Total net sales	798,406	781,597	1,060		1,581,063			1,581,063

Operating costs and expenses:
Costs of sales (exclusive of depreciation, amortization and depletion and exploration separately shown below)	468,453	526,475	(2,454	)(2b.)	992,825	189	(3e.)	993,014
			351	(2e.)
Administrative	27,247	36,350			63,597			63,597
Depreciation, amortization and depletion	73,579	103,479			177,058	(1,887	)(3b.)	175,171
Exploration	12,293	5,576			17,869			17,869

Total operating costs and expenses	581,572	671,880	(2,103)		1,251,349	(1,698)		1,249,651

Operating income	216,834	109,717	3,163		329,714	1,698		331,412

Interest income	3,363	1,835			5,198			5,198
Other (expense) income, net	(133)	(4,041)			(4,174)			(4,174)
Interest expense	(13,165)	(104,125)			(117,290)			(117,290)

Earnings (loss) before income taxes and minority interest	206,899	3,386	3,163		213,448	1,698		215,146

Provision (benefit) for taxes on income	84,969	35,469	1,195	(2d.)	121,633	642	(3d.)	122,275
Minority interest of investment shares	1,158	3,104			4,262	(3,104	)(3b.)	1,158

Income (loss) from continuing operations	$120,772	(35,187)	1,968		87,553	4,160		$91,713

Pro forma per common share amount								$0.62

Pro forma weighted average common shares outstanding								147,224,415

UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF EARNINGS

Stated in Thousands of U.S. Dollars, except per share data

For the year ended December 31, 2002

			Pro Forma
	Southern Peru Copper Corporation	Minera Mexico S.A de C.V.	Merger adjustments (1)		Combined
Net sales:
Stockholders and affiliates	$9,137				$9,137
Others	655,513	723,760	2,328	(2a.)	1,381,601

Total net sales	664,650	723,760	2,328		1,390,738

Operating costs and expenses:
Costs of sales (exclusive of depreciation, amortization and depletion and exploration separately shown below)	442,477	518,713	233	(2e.)	961,423
Administrative	27,574	41,777			69,351
Depreciation, amortization and depletion	67,840	89,768			157,608
Exploration	7,766	5,579			13,345

Total operating costs and expenses	545,657	655,837	233		1,201,727

Operating income	118,993	67,923	2,095		189,011

Interest income	2,796	1,301			4,097
Other (expense) income, net	(9,840)	5,632			(4,208)
Interest expense	(14,415)	(107,112)			(121,527)

Earnings (loss) before income taxes and minority interest	97,534	(32,256)	2,095		67,373

Provision (benefit) for taxes on income	36,122	(124,618)	815	(2d.)	(87,681)
Minority interest of investment shares	857	7,988			8,845

Income (loss) from continuing operations	$60,555	84,374	1,280		$146,209

Pro forma per common share amount					$.99

Pro forma weighted average common shares outstanding					147,216,640

UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF EARNINGS

Stated in Thousands of U.S. Dollars, except per share data

For the year ended December 31, 2001

			Pro Forma
	Southern Peru Copper Corporation	Minera Mexico S.A de C.V.	Merger adjustments(1)		Combined
Net sales:
Stockholders and affiliates	$29,968				$29,968
Others	627,553	902,507	1,260	(2a.)	1,531,320

Total net sales	657,521	902,507	1,260		1,561,288

Operating costs and expenses:
Costs of sales (exclusive of depreciation, amortization and depletion and exploration separately shown below)	452,648	780,116	126	(2e.)	1,232,890
Administrative	30,904	39,270			70,174
Depreciation, amortization and depletion	76,285	89,616			165,901
Exploration	8,461	7,478			15,939

Total operating costs and expenses	568,298	916,480	126		1,484,904

Operating income (loss)	89,223	(13,973)	1,134		76,384

Interest income	16,875	6,319			23,194
Other income (expense), net	1,647	(2,082)			(435)
Interest expense	(39,323)	(122,318)			(161,641)

Earnings (loss) before income taxes and minority interest	68,422	(132,054)	1,134		(62,498)

Provision (benefit) for taxes on income	21,175	25,767	441	(2d.)	47,383
Minority interest of investment shares	696	(3,515)			(2,819)

Income (loss) from continuing operations	$46,551	(154,306)	693		$(107,062)

Pro forma per common share amount					$(.73)

Pro forma weighted average common shares outstanding					147,211,640

UNAUDITED PRO FORMA COMBINED CONDENSED

BALANCE SHEET

Stated in Thousands of U.S. Dollars

As of September 30, 2004

			Pro Forma
	Southern Peru Copper Corporation	Minera Mexico S.A de C.V.	Merger adjustments(1)		Sub total	Other non-merger adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	418,617	45,805			464,422	(106,859	)(3a.3c.)	357,563
Accounts receivable, net	179,550	96,347			275,897			275,897
Inventories	106,998	269,266			376,264			376,264
Others current assets	19,848	47,765			67,613			67,613

Total current assets	725,013	459,183			1,184,196	(106,859)		1,077,337

Net property	1,175,026	1,889,973			3,064,999	(29,086	)(3b.)	3,035,913
Capitalized mine stripping, net	234,164	78,316			312,480	(600	)(3b.)	311,880
Leachable material, net		121,543			121,543	(2,091	)(3b.)	119,452
Intangible assets	106,940	17,041			123,981			123,981
Others assets	15,673	24,375			40,048			40,048

Total assets	2,256,816	2,590,431			4,847,247	(138,636)		4,708,611

LIABILITIES
Current liabilities:
Current portion of long term debt	26,504	87,280			113,784	(87,280	)(3c.)	26,504
Accounts payable	59,458	63,664			123,122	51,532	(3b.)	174,654
Accrued liabilities	220,767	231,800	8,700 (2,871) (870)	(2c.) (2c.) (2c.)	457,526	(2,263	)(3c.)	455,263

Total current liabilities	306,729	382,744	4,959		694,432	(38,011)		656,421
Due to affiliates		49,228			49,228			49,228
Long term debt and due to affiliates	267,539	952,637			1,220,176	87,280	(3c.)	1,307,456
Deferred income tax	116,890	107,039			223,929			223,929
Other liabilities	20,545				20,545			20,545
Asset retirement obligation	5,549	32,714			38,263			38,263

Total non-current liabilities	410,523	1,141,618			1,552,141	87,280		1,639,421

MINORITY INTEREST	9,808	83,309			93,117	(83,309	)(3b.)	9,808

STOCKHOLDERS' EQUITY
Common stock	873	431,536	672 (431,536)	(1) (1)	1,545			1,545
Treasury stock	(4,672)	(73,240)	73,240	(1)	(4,672)			(4,672)
Additional paid-in capital	265,745	104,553	(624,464 3,118,672 (2,136,584)	)(1) (1) (1)	727,922			727,922
Retained earnings	1,267,810	519,911	(4,959)	(2f.)	1,782,762	(104,596)	(3a.,3c.)	1,678,166

Total stockholders equity	1,529,756	982,760	(4,959)		2,507,557	(104,596)		2,402,961

Total liabilities, minority interest and stockholders equity	2,256,816	2,590,431			4,847,247	(138,636)		4,708,611

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

General:

        The following unaudited pro forma combined condensed financial information is based on our historical consolidated financial statements as well as those of Minera México both of which are incorporated by reference in this proxy statement. The pro forma information gives effect to the merger described elsewhere in this proxy statement as well as other relevant events which have occurred subsequent to September 30, 2004 and which are not reflected in the historical financial statements of Minera México. The merger will occur after our stockholders have voted on the matters described in this proxy statement and consequently, our historical statements of earnings for the nine-month period ended September 30, 2004 and each of three years ended December 31, 2003 which are incorporated by reference do not reflect the results of this merger or other relevant events disclosed herein.

        Since the merger will be accounted for as a reorganization of entities under common control and the resulting historical carryover basis combined financial information has not yet been reflected in our historical financial statements which have been published, the pro forma unaudited combined condensed statements of earnings are being presented for all periods for which our historical statements of earnings are required, except for the nine-month period ended September 30, 2003. Such statements of earnings reflect the merger as if it had occurred on January 1, 2001. All other pro forma adjustments not directly related to the merger have been prepared as if they had occurred on January 1, 2003 and January 1, 2004 in the accompanying unaudited combined condensed statements of earnings for the year ended December 31, 2003 and nine-month period ended September 30, 2004, respectively. The unaudited pro forma combined condensed balance sheet as of September 30, 2004 assumes the merger and other relevant events had occurred on September 30, 2004.

        In our opinion all adjustments have been made that are necessary to present fairly the pro forma information. We believe that the pro forma information included herein will be in all material respects the same information reflected in the combined financial statements, which will be presented in future periods subsequent to the consummation of the merger. However, given that the pro forma information is condensed, this presentation may differ from the final audited information, which will be presented in future filings.

        The unaudited pro forma combined condensed financial information are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have been achieved had the merger or other pro forma events been consummated on the date or for the periods indicated and do not purport to be indicative of the results of operations as of any future date or any future period. You should read the unaudited pro forma combined condensed financial information together with the accompanying notes, and our historical financial statements as well as those of Minera México.

        All historical and pro forma information has been presented on a U.S. GAAP basis.

NOTE 1—ACCOUNTING OF THE MERGER:

        Pursuant to U.S. GAAP, considering that no minority interest is being acquired as a part of the reorganization and that both SPCC and Minera México are under common control, the transaction is exempt from the purchase method of accounting. Rather, the transfer of Minera México to SPCC will be reflected at the historical carrying value of Minera México's assets and liabilities in a manner similar to a pooling of interest. The difference in the value of the newly issued 67,207,640 shares of SPCC and the net carrying value of Minera México would be recognized in equity. Our October 18, 2004, closing price of 46.41 was used to compute the value of the new issuance of the 67,207,640 shares, which is estimated at $3,119,106. Based on the new issuance, the excess in the value of the new shares of

$2,136,346 over the net carrying value of Minera México of $982,760 was reflected as a reduction in our additional paid in capital. In addition, Minera México's historical common stock, treasury stock and additional paid in capital accounts and other equity accounts were eliminated and classified within additional paid in capital.

NOTE 2—CONFORMING ACCOUNTING POLICIES AND BALANCE SHEET AND INCOME STATEMENT CLASSIFICATIONS OF MINERA MÉXICO TO THOSE OF SPCC AND INTERCOMPANY ELIMINATIONS BETWEEN THE TWO COMPANIES:

a.
Revenue-Effective January 1, 2004, Minera México changed its accounting policy to conform to SPCC's revenue policy for provisionally priced contracts. Under such policy, provisionally priced sales are adjusted to reflect forward prices until a final adjustment is made to the price of the shipments upon settlement with its customers pursuant to the terms of the contract. Therefore, there are no pro forma adjustments reflected in the interim period presented herein other than the reversal of the outstanding balance of the pro forma adjustment that was recorded for the year ended December 31, 2003 for contracts outstanding as of that date.

  Prior to January 1, 2004, Minera México's accounting policy for provisionally priced sales was to recognize outstanding contracts at the average spot price for the previous month. Therefore, the pro forma statements prior to January 1, 2004 reflect the adjustments to recognize provisionally priced sales at the forward price.

b.
Intercompany Transactions—During the years ended 2001, 2002 and 2003, Minera México provided various support services to us in exchange for a fee equivalent to $7,000 per year. The support services arrangement between the two companies terminated effective January 1, 2004. Our pro forma statement of earnings for the years ended December 31, 2001, 2002 and 2003 are not impacted since both companies reflected the transaction in the same statement of earnings line item—"Administrative" expenses. In addition, during 2003, we sold cathodes to Minera México for the equivalent of $3,362. For the year ended December 31, 2003, this intercompany sale has been eliminated against cost of good sold, amounting to $2,454 and inventory amounting to $908. During 2004, we reversed the inventory balance adjustment since Minera México sold the cathodes to third parties.

c.
Merger related costs—We estimated that we would expend $14,500 of expenses in connection with the transaction. This amount includes the fees and expenses of financial advisors, consultants, legal advisors, accountants, printing costs and other expenses including the expenses of the special committee formed to evaluate the transaction.

  For the nine-month period ended September 30, 2004, our historical interim statement of earnings reflects $5,800 of costs incurred through that date. We have included a pro forma adjustment to the balance sheet as of September 30, 2004 to reflect as a liability the remaining $8,700 expected expenses related to the merger. The pro forma balance sheet as of September 30, 2004 also reflects the corresponding income tax and profit sharing effect at the corresponding statutory income tax rate of 33% and the corresponding profit sharing rate of 10%. The related tax effect and profit sharing of $2,871 and $870, respectively was included in "accrued liabilities" balance sheet line item.

d.
Income tax effect—Reflects the income tax effects of adjustments 2(a) and 2(b) at the Mexican statutory income tax rates in effect for each of the periods. i.e. 35% for 2001 and 2002, 34% for 2003 and 33% for 2004.

e.
Employees Profit sharing effect—Reflects the employees profit sharing effect on adjustments 2(a) and 2(b) at the rate of 10% for all periods presented.

f.
The retained earnings adjustment reflects the cumulative impact of other pro forma adjustments described herein (2(c.).

NOTE 3—OTHER NON MERGER PROFORMA ADJUSTMENTS

a.
Dividend payment—On October 21, 2004, the controlling shareholder of SPCC agreed to use its best efforts to cause the payment of a special dividend in the aggregate amount of $100 million to existing shareholders, which will paid prior to the closing of the merger. The adjustment reflects the decrease in cash and retained earnings as a result of the dividend payment.

b.
Acquistion of minority interest in Minera México subsidiaries—On October 23, 2004, Minera México reached an agreement with the National Union of Mine, Metallurgical and Similar Workers of the Mexican Republic (the "Union") for the purchase of a 4.2% and 1.5% stock stake owned by the Union in two of its subsidiaries, Mexcobre and Mexcananea, respectively. The stock was purchased by delivery of a note in the amount of $51,532. The pro forma adjustment reflects the note payable and elimination of minority interest. Minera México's preliminary assessment indicates that the purchase price of the interest acquired will exceed its carrying value by $31,777 and therefore, such negative goodwill was preliminarily allocated as a pro rata reduction of the qualifying non-current assets. The depreciation expense would be reduced approximately by $1,887 for the year ended December 31, 2003 and by $1,416 for the nine-month period ended September 30, 2004.

c.
Minera México borrowed $600 million pursuant to a new syndicated credit facility with a final maturity date in 2009. The proceeds from the new credit facility were used to repay in full the amounts outstanding under a Common Agreement with holders of Minera México's secured export notes and other financial institutions. As a result at September 30, 2004 we reclassified $87,280 of our current portion of debt to long-term debt. Additionally, our pro forma balance sheet as of September 30, 2004 reflects the $6,859 reduction of cash related to the special fee consideration paid as a part of the refinancing. The net effect after tax amount of the special fee totaling $4,596 was reflected in the equity accounts considering this payment as a one-time charge. The related tax effect of $2,263 was included in the "accrued liabilities" balance sheet line item. Given the premise that our merger with Minera México will be accounted using historical cost basis we are not reflecting the expected reduction in our interest expense due to our new debt arrangements in our pro forma statements of earnings. The approximate reduction of our interest expense would have been $29,123 and $19,483 for the year ended December 31, 2003 and for the nine-month period ended September 30, 2004, respectively.

d.
Income Tax—Reflects the income tax effects of adjustments 3(b) utilizing the statutory tax rates in existence in 2003 and 2004 of 34% and 33% respectively.

e.
Employees Profit sharing effect—Reflects the profit sharing effect on the adjustment 2(b) related to the depreciation reduction of $1,590 and $1,192 at the rate of 10% for the period ended December 31, 2003 and the nine-months period ended September 30, 2004.

Note 4—HISTORICAL AND PRO FORMA PER SHARE DATA COMPARATIVE PER SHARE DATA

        The following table sets forth (a) the historical net income and book value per share of our capital stock in comparison with the pro forma net income and book value per share after giving effect to the proposed merger with Minera México as reorganization of entities under common control; (b) the historical net income and book value per share of Minera México's common stock in comparison with the equivalent pro forma net income and book value per share attributable to 6.7/100ths of a share of our capital stock which will be received for each share of Minera México; and (c) the actual cash dividends per share compared in the case of Minera México with the equivalent pro forma of 6.7/100ths of the cash dividend paid on each share of our capital stock. The information presented in this table is only a summary and should be read in conjunction with the unaudited pro forma combined condensed financial information and the separate financial statements of the respective companies and the notes thereto appearing or incorporated by reference elsewhere here.

	September 2004	2003	December 2002	2001
Southern Peru Copper Corporation
Net income:
Historical (1)	$4.25	$1.49	$0.76	$0.58
Pro forma (2)	4.22	0.62	0.99	(0.73)
Dividends:
Historical	1.57	0.57	0.36	0.36
Pro forma (3)	1.57	0.57	0.36	0.36
Book value:
Historical (4)	19.12	16.44	15.51	15.12
Pro forma (5)	16.32
Minera México
Net income:
Historical (1)	0.36	(0.05)	0.13	(0.23)
Equivalent pro forma (6)	0.28	0.04	0.07	(0.05)
Dividends:
Historical	0	0	0	0
Equivalent pro forma (7)	0.11	0.04	0.02	0.02
Book value:
Historical (4)	1.28	0.96	0.97	0.82
Equivalent pro forma (6)	1.09

(1)
Historical net income per share is computed by dividing net income by the weighted average number of shares for each period presented.

(2)
Pro forma net income per share is computed by dividing net income by the weighted average number of shares had the merger been consummated on January 1, 2001.

	SPCC historical weighted average number of shares	New issuance of shares	SPCC pro forma weighted average number of shares
Nine-months ended September 30, 2004	80,016,775	67,207,640	147,224,415
Year ended December 31, 2003	80,016,775	67,207,640	147,224,415
Year ended December 31, 2002	80,009,000	67,207,640	147,216,640
Year ended December 31, 2001	80,004,000	67,207,640	147,211,640
(3)
Same as historical.

(4)
Historical book value per share is computed by dividing shareholders equity by the number of common shares outstanding at the end of each period.

(5)
Pro forma book value per share is computed by dividing pro forma shareholders equity by the number of common shares outstanding had the merger been consummated as September 30, 2004.

	SPCC historical outstanding number of shares	New issuance of shares	SPCC pro forma outstanding number of shares
As of September 30, 2004	80,016,775	67,207,640	147,224,415
(6)
Our pro forma amounts are multiplied by 6.7%

(7)
Our historical amounts are multiplied by 6.7%

PROFORMA ORE RESERVES

Ore Reserves—Open-Pit Mines

Peru:

	Mineral Reserves 12/31/03	Average Copper Content 12/31/03
	(000s Tons)	(%)
Toquepala Sulfide3	619,638	0.74
Leachable	1,732,229	0.18
Cuajone Sulfide	1,123,264	0.64
Leachable	58,552	0.41

Mexico:

Mexcobre Unit
(estimated as of January 1, 2004)

	Ore	Copper	Molybdenum
	(Thousands of metric tons)	(Average grade percentage, unless otherwise indicated)	(Average grade percentage, unless otherwise indicated)
Mill ore:
Proven	638,222	0.42	0.024
Probable	36,910	0.38	0.020
Total	675,132	0.42	0.024
Total mill recovery	—	82.59%	40.92%
Total metal recoverable (thousands of metric tons)	—	2,330	66
Leach ore:
Proven	554,697	0.24	—
Probable	45,089	0.24	—
Total	599,786	0.24	—
Total leaching recovery	—	29.88%	—
Total metal recoverable (thousands of metric tons)	—	430	—

Cananea Unit
(estimated as of January 1, 2004)

	Ore	Copper
	(Thousands of metric tons)	(Average grade percentage, unless otherwise indicated)
Mill ore:
Proven	1,763,350	0.59
Probable	523,715	0.54
Total	2,287,065	0.58
Total mill recovery	—	81.00%
Total metal recoverable (thousands of metric tons)	—	10,718
Leach ore:
Proven	2,518,868	0.25
Probable	468,933	0.22
Total	2,987,801	0.25
Total leaching recovery	—	50.00%
Total metal recoverable (thousands of metric tons)	—	3,664

Mexico:

Ore Reserves—Underground Mines (*)

Immsa Unit
(estimated as of January 1, 2004)

Mine Unit	Ore	Zinc	Copper	Lead	Silver	Gold
	(Thousands of metric tons)	(Average grade percentage, unless otherwise indicated)			(Grams per metric ton, unless otherwise indicated)
Charcas
Proven	3,995	5.79	0.28	0.24	70	—
Probable	5,064	5.93	0.26	0.28	64	—
Total	9,059	5.86	0.27	0.26	67	—
Total mill recovery	—	93.25%	49.36%	72.39%	76.10%	—%
Total metal recoverable (metric tons)	—	495,004	12,072	17,049	461.87	—
Santa Bárbara
Proven	9,660	3.30	0.51	1.94	109	0.45
Probable	10,370	3.22	0.57	1.56	119	0.30
Total	20,030	3.26	0.54	1.74	114	0.37
Total mill recovery	—	85.00%	74.02%	87.88%	83.97%	43.77%
Total metal recoverable (metric tons)	—	555,035	80,062	306,283	1,917.40	3.24
San Martín
Proven	4,309	3.34	1.05	0.33	102	—
Probable	6,765	2.99	1.04	0.46	135	—
Total	11,074	3.13	1.04	0.41	122	—
Total mill recovery	—	68.00%	84.01%	81.99%	79.05%	—%
Total metal recoverable (metric tons)	—	235,696	96,752	37,226	1,067.97	—

Velardeña
Proven	35	7.31	0.03	1.41	61	—
Probable	492	8.17	0.10	1.31	72	—
Total	527	8.11	0.10	1.32	71	—
Total mill recovery	—	69.48%	62.53%	74.31%	62.48%	—%
Total metal recoverable (metric tons)	—	29,657	329	5,163	23.35	—
Santa Eulalia
Proven	526	8.39	0.09	2.12	107	—
Probable	1,288	7.20	0.19	1.78	103	—
Total	1,814	7.55	0.16	1.88	104	—
Total mill recovery	—	86.00%	30.13%	83.00%	78.00%	—%
Total metal recoverable (metric tons)	—	117,795	874	28,308	147.17	—
Rosario
Proven	14	5.75	0.68	2.64	60	1.65
Probable	307	3.23	0.21	2.19	121	0.91
Total	321	3.34	0.23	2.21	118	0.94
Total mill recovery	—	69.68%	65.63%	77.77%	67.24%	64.55%
Total metal recoverable (metric tons)	—	7,464	484	5,512	25.45	0.19
Taxco
Proven	338	4.54	—	2.44	188	—
Probable	1,435	5.12	—	2.00	131	—
Total	1,773	5.01	—	2.08	142	—
Total mill recovery	—	82.00%	—%	82.00%	78.31%	—%
Total metal recoverable (metric tons)	—	72,854	—	30,246	197.20	—
Immsa Unit total
Proven	18,877	4.01	0.56	1.22	100	0.23
Probable	25,721	4.09	0.57	1.06	111	0.13
Total	44,598	4.06	0.57	1.13	106	0.17
Total mill recovery	—	83.58%	74.96%	85.28%	81.24%	45.24%
Total metal recoverable (metric tons)	—	1,513,505	190,573	429,787	3,840.41	3.43

        The above reserve estimates take into account estimated dilution (extracting loss) by applying to mine ore grades a factor derived from historical mine-to-concentrator grade differences.

        (*) Southern Peru Copper Corporation does not have underground mines

PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED FEBRUARY 7, 2005

PROXY	PROXY

SOUTHERN PERU COPPER CORPORATION 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016

Proxy Solicited by the Board of Directors for a Special Meeting of Stockholders to be held on March 11, 2005

        The undersigned hereby appoints Oscar Gonzalez Rocha, Jaime Fernández Collazo González and Armando Ortega Gomez, and each of them, with power of substitution, the proxies of the undersigned to vote all of the shares that the undersigned may be entitled to vote at the special meeting of stockholders of Southern Peru Copper Corporation, to be held at the offices of Grupo México, S.A. de C.V., Baja California 200, Fifth Floor, Colonia Roma Sur, 06760 Mexico City, Mexico, on March 11, 2005, at 10 A.M., Mexico City time, and at any adjournment thereof, upon all matters specified in the notice of said meeting as set forth on the reverse side hereof, and upon such other business as may lawfully come before the meeting.

        The shares represented by this proxy will be voted as directed by the stockholder. If a signed proxy is returned to the Company with no voting instructions given, such shares will be voted FOR Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

SOUTHERN PERU COPPER CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING BLACK OR BLUE INK ONLY. [    •    ]

Directors of SPCC recommend a vote "FOR" Proposals 1, 2 and 3.

		For	Against	Abstain
1.	Amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and to designate such newly-authorized shares as shares of Common Stock.	☐	☐	☐	The undersigned hereby revokes any Proxy heretofore given to vote said shares and hereby ratifies all that said Proxy holders may do at the Special Meeting or at any adjournment or postponement thereof.
		For	Against	Abstain

2.	Issuance of 67,207,640 newly-authorized shares of Common Stock in the merger.	☐	☐	☐	Receipt of Notice of the Meeting and of the Proxy Statement is hereby acknowledged.
		For	Against	Abstain

3.	Amendment of the Restated Certificate of Incorporation to change the composition and responsibilities of certain committees of the board of directors.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.	Date: , 200

If you have an Address Change, mark here and provide the new address on the reverse side of this card. ☐		SIGNATURE OF STOCKHOLDER(S) should conform to the name(s) stenciled hereon. If more than one name appears, all must sign.
If you have any Comments on the reverse side of this card, mark here. ☐

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

QuickLinks

PRELIMINARY COPY, SUBJECT TO COMPLETION DATED FEBRUARY 7, 2005

PROXY STATEMENT
SUMMARY OF THE ACQUISITION
A WARNING ABOUT FORWARD-LOOKING INFORMATION
SPECIAL MEETING INFORMATION
THE MERGER
DESCRIPTION OF THE AGREEMENT AND PLAN OF MERGER
RISK FACTORS
OUR SELECTED FINANCIAL DATA
MATERIAL RECENT DEVELOPMENTS
SELECTED FINANCIAL DATA FOR MINERA MÉXICO
UNAUDITED PRO FORMA COMBINED CONDENSED SELECTED FINANCIAL DATA
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS Stated in Thousands of U.S. Dollars, except per share data
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET Stated in Thousands of U.S. Dollars As of September 30, 2004
HISTORICAL AND PRO FORMA PER SHARE DATA COMPARATIVE PER SHARE DATA
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
AVAILABLE INFORMATION
INDEPENDENT AUDITORS
OTHER MATTERS
AGREEMENT AND PLAN OF MERGER dated as of October 21, 2004 by and among SOUTHERN PERU COPPER CORPORATION, SPCC MERGER SUB, INC. and AMERICAS SALES COMPANY, INC., AMERICAS MINING CORPORATION, MINERA MÉXICO S.A. DE C.V.

AGREEMENT AND PLAN OF MERGER
ARTICLE I CERTAIN DEFINITIONS
ARTICLE II THE MERGER
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE V COVENANTS
ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER
ARTICLE VII TERMINATION; AMENDMENT; WAIVER
ARTICLE VIII INDEMNIFICATION
ARTICLE IX MISCELLANEOUS
CHARTER AMENDMENTS
"ARTICLE EIGHT SPECIAL NOMINATING COMMITTEE
"ARTICLE NINE AFFILIATE TRANSACTION REVIEW
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION INDEX
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS Stated in Thousands of U.S. Dollars, except per share data For the nine-month period ended September 30, 2004
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS Stated in Thousands of U.S. Dollars, except per share data For the year ended December 31, 2003
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS Stated in Thousands of U.S. Dollars, except per share data For the year ended December 31, 2002
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS Stated in Thousands of U.S. Dollars, except per share data For the year ended December 31, 2001
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET Stated in Thousands of U.S. Dollars As of September 30, 2004
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
PROFORMA ORE RESERVES
Ore Reserves—Open-Pit Mines
Mexcobre Unit (estimated as of January 1, 2004)
Cananea Unit (estimated as of January 1, 2004)
Ore Reserves—Underground Mines (*) Immsa Unit (estimated as of January 1, 2004)